                                      LEASE

        LEASE dated as of December 31, 1999, between 1440 BROADWAY PARTNERS, LLC

("LANDLORD"), a Delaware limited liability company, having an office c/o Max

Capital Management Corp., 230 Park Avenue, New York, New York 10169, and

ABOUT.COM, INC. ("TENANT"), a Delaware corporation having an office at 220 East

42nd Street, New York, New York 10017.



                                   WITNESSETH:

                                   ARTICLE 1 1
                          DEMISE, PREMISES, TERM, RENTS

      1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 1440 Broadway, in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the "BUILDING"), on the parcel of land more particularly described in Exhibit A (hereinafter referred to as the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

      1.02  (a)   (i) The premises hereby leased to Tenant are the entire
rentable areas of the eighteenth (18th), nineteenth (19th) and twentieth (20th) floors of the Building, as shown on the floor plans annexed hereto as EXHIBIT B. Said premises together with all fixtures and equipment which at the commencement, or during the Term (as hereinafter defined), of this lease are attached thereto (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the "PHASE I PORTION". The entire 19th floor of the Building is hereinafter referred to as the "19TH FLOOR."

                  (ii) Landlord and Tenant acknowledge that a portion of the 19th Floor is occupied by a tenant (the "19TH FLOOR TENANT") whose lease expired on December 31, 1999. Landlord represents to Tenant that Landlord has commenced, and is diligently prosecuting, a holdover action against the 19th Floor Tenant. Landlord's failure or inability to have the 19th Floor Tenant removed from the 19th Floor despite using such diligent efforts shall not be a default by Landlord and shall not entitle Tenant to exercise any rights or remedies whatsoever, except as otherwise expressly provided in subsection 4.02(i) below.

            (b) Landlord and Tenant acknowledge that Landlord presently leases to various tenants (collectively, the "PHASE II TENANTS") portions of the seventeenth (17th) floor of the Building, substantially where shown on the floor plan annexed hereto as EXHIBIT B1, pursuant to various leases (collectively, the "PHASE II LEASE"), the latest fixed expiration date of which is April 30, 2001 (taking into account Landlord's timely exercise of any termination rights of Landlord contained in the Phase II Lease). The entire seventeenth (17th) floor of the Building, together with all fixtures and equipment which on the Phase II Effective Date (as hereinafter defined), or during the Term of this lease after the Phase II Effective Date are attached thereto (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the "PHASE II PORTION" and are identified as such on said EXHIBIT B1. Those portions of the Phase II Portion which, on the date hereof or from time to time hereafter prior to the Phase II Effective Date, are, or become, vacant and free of tenancies and other occupancy agreements, are hereinafter collectively referred to as the "VACANT PHASE II PORTION."

            (c) Landlord and Tenant further acknowledge that Landlord presently leases to various tenants (collectively, the "PHASE III TENANTS"), pursuant to various leases (collectively, the "PHASE III LEASE"), the latest fixed expiration date of which is October 31, 2000 (taking into account Landlord's timely exercise of any termination rights of Landlord contained in the Phase III Lease), portions of the twenty-first (21st) floor of the Building, substantially where shown on the floor plan annexed hereto as EXHIBIT B2. The entire twenty-first (21st) floor of the Building, together with all fixtures and equipment which on the Phase III Effective Date (as hereinafter defined), or during the Term of this lease after the Phase III Effective Date are attached thereto (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the "PHASE III PORTION" and are identified as such on said EXHIBIT B2. Those portions of the Phase III Portion which, on the date hereof or from time to time hereafter prior to the Phase III Effective Date, are, or become, vacant and free of tenancies and other occupancy agreements, are hereinafter collectively referred to as the "VACANT PHASE III PORTION."

            (d) Landlord and Tenant further acknowledge that Landlord presently leases to Federated Department Stores, Inc. (the "PHASE IV TENANT"), pursuant to a lease dated August 1, 1997, as amended by agreement dated June 30, 1997 (the "PHASE IV LEASE") which is fixed to expire on December 31, 2002, the entire thirteenth (13th) floor of the Building, substantially where shown on the floor plan annexed hereto as EXHIBIT B3. The entire thirteenth (13th) floor of the Building, together with all fixtures and equipment which on the PHASE IV Effective Date (as hereinafter defined), or during the Term of this lease after the PHASE IV Effective Date are attached thereto (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the "PHASE IV PORTION" and are identified as such on said EXHIBIT B3.


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            (e) At any time after the date of this lease, Tenant shall have the right to request Landlord to perform in the Vacant Phase II Portion (as of the date of such request), the Landlord's Work in respect of the Phase II Portion, Tenant hereby agreeing that portions of the Landlord's Work to make the Vacant Phase II Portion "ready for occupancy" (as defined in Article 4 hereof) may not be capable of being substantially completed during such time that the Phase II Portion is occupied by any of the Phase II Tenants. If Tenant makes such request, Landlord agrees promptly to meet with Tenant to discuss and agree upon, if possible, a schedule for Landlord to substantially complete the Landlord's Work in the balance of the Phase II Portion after the Phase II Tenants have vacated the Phase II Portion. If Landlord and Tenant cannot agree upon such a schedule that is reasonably acceptable to both Landlord and Tenant, then Landlord shall have no obligation to perform any Landlord's Work in the Vacant Phase II Portion prior to all Phase II Tenants vacating the Phase II Portion. If Landlord and Tenant agree upon a schedule that is reasonably acceptable to both Landlord and Tenant, then, provided no Event of Default exists, Landlord shall commence promptly (and thereafter proceed with due diligence) the Landlord's Work in respect of the Phase II Portion in such Vacant Phase II Portion. Notwithstanding anything contained in this lease which may be deemed to the contrary, there shall be no penalties assessed against Landlord, and Tenant shall have no rights or remedies against Landlord, in the event that the Landlord's Work to be performed in the Vacant Phase II Portion (as opposed to the entire Phase II Portion) is not completed by a certain date. From and after the date (the "VACANT PHASE II EFFECTIVE DATE") that such Vacant Phase II Portion is "ready for occupancy" (as defined in Article 4 hereof), such Vacant Phase II Portion shall be added to the Phase I Portion as the premises leased and demised to Tenant under this lease. From and after the date (the "PHASE II EFFECTIVE DATE") that the entire Phase II Portion is "ready for occupancy" (as defined in Article 4 hereof), the entire Phase II Portion (if no portion of the Phase II Portion had previously been added to the Phase I Portion) or the balance of the Phase II Portion (if any portion of the Phase II Portion had previously been added to the Phase I Portion), as the case may be, shall be added to the Phase I Portion as the premises leased and demised to Tenant under this lease.

            (f) At any time after August 31, 2001, Tenant shall have the right to request Landlord to perform in the Vacant Phase III Portion (as of the date of such request), the Landlord's Work in respect of the Phase III Portion, Tenant hereby agreeing that portions of the Landlord's Work to make the Vacant Phase III Portion "READY FOR OCCUPANCY" (as defined in Article 4 hereof) may not be capable of being substantially completed during such time that the Phase III Portion is occupied by any of the Phase III Tenants. If Tenant makes such request, Landlord agrees promptly to meet with Tenant to discuss and agree upon, if possible, a schedule for Landlord to substantially complete the Landlord's Work in the balance of the Phase III Portion after the Phase III Tenants have vacated the Phase III Portion. If Landlord and Tenant cannot agree upon such a schedule that is reasonably acceptable to both Landlord and Tenant, then Landlord shall have no obligation to perform any Landlord's Work in the Vacant Phase III Portion prior to all Phase III Tenants vacating the Phase III Portion. If Landlord and Tenant agree upon a schedule that is reasonably acceptable to both Landlord and Tenant, then, provided no Event of Default exists, Landlord shall commence promptly (and thereafter proceed with due diligence) the Landlord's Work in respect of the Phase III Portion in such Vacant Phase III


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Portion. Notwithstanding anything contained in this lease which may be deemed to the contrary, there shall be no penalties assessed against Landlord, and Tenant shall have no rights or remedies against Landlord, in the event that the Landlord's Work to be performed in the Vacant Phase III Portion (as opposed to the entire Phase III Portion) is not completed by a certain date. From and after the date (the "VACANT PHASE III EFFECTIVE DATE") that such Vacant Phase III Portion is "ready for occupancy" (as defined in Article 4 hereof), such Vacant Phase III Portion shall be added to the Phase I Portion (and to the Phase II Portion, to the extent that the Phase II Portion was previously added to the Phase I Portion as the premises leased and demised to Tenant under this lease) as the premises leased and demised to Tenant under this lease. From and after the date (the "PHASE III EFFECTIVE DATE") that is the later of (i) October 31, 2000, and (ii) the date on which the entire Phase III Portion is "ready for occupancy" (as defined in Article 4 hereof), the entire Phase III Portion (if no portion of the Phase III Portion had previously been added to the Phase I Portion) or the balance of the Phase III Portion (if any portion of the Phase
III Portion had previously been added to the Phase I Portion) shall be added to the Phase I Portion (and to the Phase II Portion, to the extent that the Phase
II Portion was previously added to the Phase I Portion as the premises leased and demised to Tenant under this lease) as the premises leased and demised to Tenant under this lease.

            (g) From and after the date (the "PHASE IV EFFECTIVE DATE") that is the later of (i) December 1, 2002,and (ii) the date on which the PHASE IV Portion is "ready for occupancy" (as defined in Article 4 hereof), the PHASE IV Portion shall be added to the PHASE I Portion (and to the PHASE II Portion and/or to the PHASE III Portion, to the extent that the Phase II Portion and/or the PHASE III Portion were previously added to the PHASE I Portion as the premises leased and demised to Tenant under this lease) as the premises leased and demised to Tenant under this lease.

            (h) The Phase I Portion constitutes and is herein referred to as the "DEMISED PREMISES," subject to the balance of this subsection (h), except that if the Commencement Date has occurred but (i) the 19th Floor is not "ready for occupancy," and (ii) neither Tenant, nor any person or entity claiming by, through or under Tenant, has occupied any portion of the 19th Floor for the transaction of business, then, except as otherwise provided in subsection 4.02(l) below, the 19th Floor shall only be added to, and shall only constitute a part of, the "DEMISED PREMISES" on the date (the "19TH FLOOR EFFECTIVE DATE") which is the earlier of (A) the date on which the entire 19th Floor is "ready for occupancy" (as defined in Article 4 hereof) and (B) the date Tenant, or person or entity claiming by, through or under Tenant, first occupies any portion of the 19th Floor for the transaction of business. From and after the Vacant Phase II Effective Date (if any), the Vacant Phase II Portion shall be added to, and shall constitute a part of, the "DEMISED PREMISES." From and after the Phase II Effective Date, the balance of the Phase II Portion (if the Vacant Phase II Effective Date occurred) or the entire Phase II Portion (if the Vacant Phase II Effective Date has not occurred) shall be added to, and constitute a part of, the "DEMISED PREMISES." From and after the Vacant Phase III Effective Date (if any), the Vacant Phase III Portion shall be added to, and shall constitute a part of, the "DEMISED PREMISES." From and after the Phase III Effective Date, the balance of the Phase III Portion (if the Vacant Phase III Effective Date occurred) or the entire Phase III Portion (if the Vacant Phase III Effective Date has not occurred) shall be added to, and constitute a part of, the "DEMISED PREMISES." From and


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after the Phase IV Effective Date, the Phase IV Portion shall be added to, and constitute a part of, the "DEMISED PREMISES."

            (i) Notwithstanding the fact that the latest fixed expiration date of the Phase II Lease is April 30, 2001 (taking into account Landlord's timely exercise of any termination rights of Landlord contained in the Phase II Lease), provided no Event of Defaults exists, Landlord agrees to use its "best efforts" to have all Phase II Tenants surrender their respective portions of the Phase II Portion in sufficient time for Landlord to make the entire Phase II Portion ready for occupancy by December 31, 2000. For the purposes of the preceding sentence, "best efforts" shall mean an obligation to use reasonable commercial efforts, and shall not be interpreted to require Landlord to enter into any agreement or undertaking to pay or otherwise confer or to actually pay or otherwise confer anything of value to or for the benefit of a third-party (including, without limitation, any of the Phase II Tenants), or to guarantee any obligation. Landlord's failure or inability to obtain such surrenders despite using such best efforts shall not be a default by Landlord and shall not entitle Tenant to exercise any rights or remedies whatsoever, except as otherwise expressly provided in subsection 4.02(i)(C) below.

            (j) If (A) any Phase II Tenant fails to vacate and surrender the PHASE II Portion on or before April 30, 2001, (B) any Phase III Tenant fails to vacate and surrender the Phase III Portion on or before October 31, 2000, and/or
(C) the Phase IV Tenant fails to vacate and surrender the Phase IV Portion on or before December 31, 2002, then and in any of such events, provided no Event of Default exists, Landlord shall use its best efforts (as hereinafter defined) to have all Phase II Tenants, all Phase III Tenants and/or the Phase IV Tenant, as the case may be, removed from the Phase II Portion, the Phase III Portion and/or the Phase IV Portion, as the case may be, as soon as is commercially practicable after the applicable date. For the purposes of this subsection (j), "best efforts" shall mean an obligation to use reasonable commercial efforts, and shall not be interpreted to require Landlord to enter into any agreement or undertaking to pay or otherwise confer or to actually pay or otherwise confer anything of value to or for the benefit of a third-party (including, without limitation, such tenant) or to take any affirmative action against any Phase II Tenant, any Phase III Tenant and/or the Phase IV Tenant, other than commencing, and diligently prosecuting, a holdover action against the Phase II Tenants, the Phase III Tenants and/or the Phase IV Tenant at such time as Landlord has reasonably determined that a holdover action is appropriate, but in no event later than May 15, 2001 with respect to the Phase II Tenants, December 1, 2000 with respect to the Phase III Tenants and January 30, 2003 with respect to the Phase IV Tenant, unless, in Landlord's reasonable determination, commencing such holdover actions would delay, rather than accelerate, obtaining possession of the Phase II Portion, the Phase III Portion and/or the Phase IV Portion, as the case may be. Landlord's failure or inability to have such tenant removed from the premises despite using such best efforts shall not be a default by Landlord and shall not entitle Tenant to exercise any rights or remedies whatsoever, except as otherwise expressly provided in subsection 4.02(i) below.

            (k) If (i) Landlord is otherwise obligated to perform an obligation under this Section 1.02 but for the existence of an Event of Default, and (ii) Landlord does not terminate this lease as a result of such Event of Default and accepts Tenant's cure of the default in question,


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then such obligation of Landlord shall be reinstated but the time periods (if any) within which Landlord is obligated to perform such obligation shall be extended by the number of days that Landlord was not obligated to perform such obligation as a result of such Event of Default, plus any additional time that may be reasonable, under the circumstances, for such obligation to be reinstated. (For example, if such extended date occurs on a holiday or during a holiday period and it would be reasonable, under the circumstances, for Landlord to take the action in question after the holiday or holiday period, then such extended date shall be extended further to a date after such holiday or holiday period). In addition, if Landlord's obligations under this Section 1.02 are extended as hereinbefore provided, then the date(s) by which Tenant may exercise any rights or remedies under this lease as a result of Landlord failing to perform such obligations by a certain date or within a certain period of time (including any abatements of rent to which Tenant may be entitled) shall be similarly extended, even if the right or remedy in question is not directly conditioned in this lease to the performance by Landlord of such obligation. (For example, if Tenant is entitled to an abatement of rent as a result of a portion of the Demised Premises not being ready for occupancy by a certain date, and a reason for such portion of the Demised Premises not being so ready for occupancy is because of the holdover by an existing Tenant, and Landlord's obligation to use it "best efforts" to have such existing Tenant surrender its portion of the Demised Premises was extended as a result of an Event of Default, then the date by which such portion of the Demised Premises is to be ready for occupancy before Tenant is entitled to an abatement of rent shall be extended).

      1.03 (a) The term of this lease (hereinafter referred to as the "TERM" or "TERM"), for which the Demised Premises are hereby leased, shall commence on a date (hereinafter referred to as the "COMMENCEMENT DATE") which shall be the earlier of (i) the date on which the 18th and 20th floor portions of the PHASE I Portion are "ready for occupancy" (as defined in Article 4 hereof) and (ii) the date Tenant, or person or entity claiming by, through or under Tenant, first occupies any portion of the PHASE I Portion for the transaction of business, and shall end at noon on the last day of the calendar month in which occurs the day next preceding the fifteenth (15th) anniversary of the Rent Commencement Date (as hereinafter defined) (without taking into account any extension of the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period (as such terms are hereunder defined) pursuant to Section 4.02 below) (which ending date is hereinafter referred to as the "EXPIRATION DATE"), or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law, regardless of whether or not the 19th Floor Effective Date, the Vacant Phase II Effective Date, the PHASE II Effective Date, the Vacant Phase III Effective Date, the PHASE III Effective Date or the Phase IV Effective Date shall have occurred. If the term of this lease ends prior to the occurrence of the 19th Floor Effective Date, the Vacant Phase II Effective Date, the PHASE II Effective Date, the Vacant Phase III Effective Date, the PHASE III Effective Date or the Phase IV Effective Date, the term of this lease shall not be reinstated if the conditions to the occurrence of the 19th Floor Effective Date, the Vacant Phase II Effective Date, the PHASE II Effective Date, the Vacant Phase III Effective Date, the PHASE III Effective Date or the Phase IV Effective Date have coincidentally theretofore or thereafter occurred. Promptly following the Commencement Date, the 19th Floor Effective Date (provided the 19th Floor Effective Date shall have occurred), the Vacant Phase II Effective Date (provided the Vacant Phase II Effective Date shall have occurred), the PHASE II Effective Date (provided


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the PHASE II Effective Date shall have occurred), the Vacant Phase III Effective
Date (provided the Vacant Phase III Effective Date shall have occurred), the PHASE III Effective Date (provided the PHASE III Effective Date shall have occurred) and the Phase IV Effective Date (provided the Phase IV Effective Date shall have occurred), the parties hereto hereinafter sometimes referred to as the "PARTIES") shall enter into a recordable supplementary agreement fixing the dates of the Commencement Date, the 19th Floor Effective Date (provided the 19th Floor Effective Date shall have occurred), the Vacant Phase II Effective Date (provided the Vacant Phase II Effective Date shall have occurred), the PHASE II Effective Date (provided the PHASE II Effective Date shall have occurred), the Vacant Phase III Effective Date (provided the Vacant Phase III Effective Date shall have occurred), the PHASE III Effective Date (provided the PHASE III Effective Date shall have occurred) and the Phase IV Effective Date (provided the Phase IV Effective Date shall have occurred) and the Expiration Date and if they cannot agree on the Commencement Date, the 19th Floor Effective Date, the Vacant Phase II Effective Date, the PHASE II Effective Date, the Vacant Phase
III Effective Date, the PHASE III Effective Date or the Phase IV Effective Date, as the case may be, within fifteen (15) days after Landlord's request therefor, such dates shall be determined by arbitration in the manner provided in Article 34.

            (b) Notwithstanding anything to the contrary contained in this lease, if the 19th Floor Effective Date occurs on the date that the Commencement Date occurs, then the 19th Floor Effective Date shall be merged into the Commencement Date; if the Vacant Phase II Effective Date occurs on the date that the Phase II Effective Date occurs, then the Vacant Phase II Effective Date shall be merged into the Phase II Effective Date; and if the Vacant Phase III Effective Date occurs on the date that the Phase III Effective Date occurs, then the Vacant Phase III Effective Date shall merge into the Phase III Effective Date.

      1.04 The "RENTS" reserved under this lease, for the term thereof, shall be and consist of:

            (a)   "FIXED RENT" of:

                  (i) $2,438,368.00 per year, which shall be payable in equal monthly installments of $203,197.33, during the period (the "FIRST RENT PERIOD") commencing on the Rent Commencement Date and ending on the last day of the calendar month in which occurs the day next preceding the fifth (5th) anniversary of the Rent Commencement Date, both dates inclusive;

                  (ii) $2,650,400.00 per year, which shall be payable in equal monthly installments of $220,866.67 during the period (the "SECOND RENT PERIOD") commencing on the date next succeeding the last day of the First Rent Period and ending on the fifth (5th) anniversary of the last day of the First Rent Period, both dates inclusive; and

                  (iii) $2,862,432.00 per year, which shall be payable in equal monthly installments of $238,536.00, during the period (the "THIRD RENT PERIOD") commencing on the date next succeeding the last day of the Second Rent Period and continuing thereafter throughout the remainder of the Term (except as otherwise provided in Article 40 below); and


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                  (iv) in addition to the amounts set forth in subsections (i),
(ii) and (iii) above, with respect to the 19th Floor:

                        (A) $1,228,016.00 per year ($102,334.67 per month)
during the First Rent Period, commencing on the 19th Floor Rent Commencement Date (as hereinafter defined) and continuing thereafter for the remainder of the First Rent Period, to the extent the 19th Floor Rent Commencement Date has occurred during the First Rent Period;

                        (B) $1,334,800.00 per year ($111,233.33 per month)
during the Second Rent Period, to the extent the 19th Floor Rent Commencement Date has occurred during or prior to the Second Rent Period; and

                        (C) $1,441,584.00 per year ($120,132.00 per month)
      during the Third Rent Period, to the extent the 19th Floor Rent Commencement Date has occurred during or prior to the Third Rent Period; and

                        (v) in addition to the amounts set forth in subsections
      (i), (ii), (iii) and (iv) above, with respect to the Phase II Portion:

                        (A) $1,382,392.00 per year ($115,199.33 per month)
      during the First Rent Period, commencing on the Phase II Effective Date and continuing thereafter for the remainder of the First Rent Period, to the extent the Phase II Effective Date has occurred during the First Rent Period;

                        (B) $1,502,600.00 per year ($125,216.67 per month)
      during the Second Rent Period, to the extent the Phase II Effective Date has occurred during or prior to the Second Rent Period; and

                        (C) $1,622,808.00 per year ($135,234.00 per month)
during the Third Rent Period, to the extent the Phase II Effective Date has occurred during or prior to the Third Rent Period; and

                  (vi) In addition to the amounts set forth in subsections (i),
(ii), (iii), (iv) and (v) above, with respect to the Phase III Portion:

                        (A) $1,064,256.00 per year ($88,688.00 per month) during
the First Rent Period, commencing on the PHASE III Effective Date and continuing thereafter for the remainder of the First Rent Period, to the extent the Phase III Effective Date has occurred during the First Rent Period;

                        (B) $1,156,800.00 per year ($96,400.00 per month) during
the Second Rent Period, to the extent the Phase III Effective Date has occurred during or prior to the Second Rent Period; and

                        (C) $1,249,344.00 per year ($104,112.00 per month)
during the Third Rent Period, to the extent the Phase III Effective Date has occurred during or prior to the Third Rent Period; and

                  (vii) in addition to the amounts set forth in subsections (i),
(ii), (iii), (iv), (v) and (vi) above, with respect to the Phase IV Portion:

                        (A) $1,586,948.00 per year ($132,245.67 per month)
during the First Rent Period commencing on the Phase IV Effective Date and continuing thereafter for the remainder of the First Rent Period, to the extent the Phase IV Effective Date has occurred during the First Rent Period;

                        (B) $1,731,216.00 per year ($144,268.00 per month)
during the Second Rent Period, to the extent the Phase IV Effective Date has occurred during or prior to the Second Rent Period; and

                        (C) $1,875,484.00 per year ($156,290.33 per month)
during the Third Rent Period, to the extent the Phase IV Effective Date has occurred during or prior to the Third Rent Period, all of which Tenant covenants and agrees to pay in advance on the first day of each and every calendar month during the term of this lease (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the amount of $305,532.00, to be applied against the first rents becoming due under this lease; and

            (b) "ADDITIONAL RENT" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent); all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

      1.05 05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction, setoff or claim whatsoever, except as expressly authorized in this lease.

      1.06 06 If the Rent Commencement Date, the 19th Floor Rent Commencement Date, the PHASE II Effective Date, the PHASE III Effective Date or the Phase IV Effective Date occur on a day other than the first day of a calendar month, the fixed rent for such calendar month(s) shall be prorated.

      1.07 07 Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Land and Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees, at no cost or expense to Tenant (other than a DE MINIMIS cost or expense) to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section l.07 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Land and Building.

      1.08 Each and every covenant contained in this Article shall be deemed separate and independent, and not dependent on any other term of this lease for the use and occupancy of the Demised Premises by Tenant, and the performance of any such term shall not be considered to be for rent or other payment for use of the Demised Premises. It is understood that the consideration for the covenants in this Article is the making of this lease, and the damages for failure to perform same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this lease.

      1.09 (a) For purposes of this lease, the term "RENT COMMENCEMENT Date" shall mean the date which is six (6) months after the Commencement Date, it being agreed and understood that Tenant shall have no obligation to pay any fixed rent for the 18th, 20th and (if the 19th Floor Effective Date occurs on the Commencement Date) 19th floors of the Building during the period (THE "PHASE I RENT ABATEMENT PERIOD") from the Commencement Date through the date next preceding the Rent Commencement Date.

            (b) If the 19th Floor Effective Date occurs after the Commencement Date, then for the purposes of this lease, the term "19TH FLOOR RENT COMMENCEMENT DATE" shall mean the date which is six (6) months after the 19th Floor Effective Date, it being agreed and understood that Tenant shall have no obligation to pay any fixed rent for the 19th Floor during the period (the "19TH FLOOR RENT ABATEMENT PERIOD") from the 19th Floor Effective Date through the date next preceding the 19th Floor Rent Commencement Date.

            (c) If, pursuant to subsections 4.02(i) below, the Phase I Rent Abatement Period or (if the 19th Floor Effective Date occurs after the Commencement Date) the 19th Floor Rent Abatement Period, is extended either for the 18th, 19th or 20th floor portions of the Building, the abatement of fixed rent shall be apportioned on a per rentable square foot basis, based upon the rentable areas described in subsection 5.01(e) below, it being acknowledged and agreed that except as otherwise provided in subsection 4.02(l) below, an extension of the Phase I Rent Abatement Period and (if the 19th Floor Effective Date occurs after the Commencement Date) an extension of the 19th Floor Rent Abatement Period shall apply to the entire 18th, 19th and/or 20th floor portions, as the case may be, of the Building.

      1.10 Unless an Event of Default occurs during any of the following periods and Landlord terminates this lease as a result of such Event of Default, Landlord waives the right to collect:

            (a) the fixed rent attributable to the Phase II Portion for the period (the "PHASE II RENT ABATEMENT PERIOD") commencing on the Phase II Effective Date and expiring 180 days, multiplied by the Phase II Term Fraction (as hereinafter defined), thereafter,

            (b) the fixed rent attributable to the Phase III Portion for the period (the "PHASE III RENT ABATEMENT PERIOD") commencing on the Phase III Effective Date and expiring 180 days, multiplied by the Phase III Term Fraction (as hereinafter defined), thereafter, and

            (c) the fixed rent attributable to the Phase IV Portion for the period (the "PHASE IV RENT ABATEMENT PERIOD") commencing on the Phase IV Effective Date and expiring 180 days, multiplied by the Phase IV Term Fraction (as hereinafter defined), thereafter.

                                   ARTICLE 2 2
                                       USE

      2.01 (a) Tenant shall use and occupy the Demised Premises for executive and general offices and for no other purpose.

            (b) Notwithstanding anything to the contrary contained above or elsewhere in this lease, but only to the extent permitted by the Certificate of Occupancy for the Building and applicable laws and/or requirements of public authorities and requirements of insurance bodies, portions of the Demised Premises may be used for the following: (i) installation and operation of one or more pantry areas for reheating of food but not for cooking, including microwave oven, dwyer unit, one or more refrigerators and other similar equipment and machines for the preparation and storage of food and beverages for Tenant's officers and directors, employees, staff and business visitors; (ii) sale in the Demised Premises for Tenant's officers and directors, employees, staff and business visitors, by vending machines of any item the sale of which is not prohibited by law, whether by Tenant or third parties; (iii) use of an area of the Demised Premises as a lunchroom for consumption of food and beverages by Tenant's officers and directors, employees, staff and business visitors; (iv) installation and operation in the Demised Premises of electronic data, computer and word processing equipment and similar business machines and printing and other reproducing equipment; (v) installation and operation of communication equipment (such as telecopiers, telex and the like); (vi) and exercise area (with showers); and (vii) employee lounges.

            (c) Notwithstanding anything in this lease to the contrary, the Tenant covenants and agrees that during the term of this lease, it will not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used (i) for retail banking, trust company or safe deposit business; (ii) as a retail commercial or savings bank, a trust company, a savings and loan association, a loan company, or a credit union; (iii) for the sale of travelers checks, money orders and/or foreign exchange; (iv) as a mailing address or telephone answering service; (v) by the United States Government, the City or State of New York, any foreign government, an autonomous governmental corporation, a trade mission, the United Nations or any agency or department of any of the foregoing, or any other person or entity having sovereign or diplomatic immunity; (vi) as an employment agency, search firm or similar enterprise; (vii) for classrooms or as a school, teaching center (other than for employee training programs), learning center, studying center or vocational training center; (viii) as a diagnostic medical center and/or for the practice of medicine; or (ix) any use (other than the uses expressly permitted in subsections 2.01 (a) and (b) above) which is prohibited under an existing lease for space in the Building, provided Tenant has been given notice of such prohibition, which notice may be given prior to, or after, the date on which such prohibited use is first conducted in the Demised Premises.

      2.02 If any governmental license or permit, other than a Certificate of Occupancy for the mere occupancy of the Demised Premises for the purposes set forth in Section 2.01(a), shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

      2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building or in violation of any laws and/or requirements of public authorities, any requirements of insurance bodies, or any superior mortgage or superior lease, provided, in the case of a superior mortgage or superior lease, Tenant has been given notice of the applicable prohibition or restriction contained therein, which notice may be given prior to, or after, the date on which the prohibited or restricted use or occupancy is first conducted in the Demised Premises. Landlord agrees that the mere use (as opposed to the manner of use) of the Demised Premises for the purposes expressly permitted under subsection 2.01(a) above shall not violate any of the foregoing.

                                           ARTICLE 3 3
                                    FAILURE TO GIVE POSSESSION

      3.01 If the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this lease or for the inclusion of such space for any reason whatsoever, then this lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or the additional space, as the case may be, shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord (except as may otherwise be expressly provided in this lease), and Landlord shall have no liability to Tenant (except as may otherwise be expressly provided in this lease) by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this lease. This Section 3.01 shall be deemed to be an express provision to the contrary of
Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

                                   ARTICLE 4 4

    PREPARATION OF THE DEMISED PREMISES; LANDLORD'S WORK; POST-COMMENCEMENT
                      LANDLORD'S WORK; BASE BUILDING WORK

      4.01 (a) Tenant acknowledges that it has made a full and complete inspection of the Demised Premises, and Tenant agrees to accept same on the Commencement Date (or, with respect to the 19th Floor, the Vacant Phase II Portion, the balance of the Phase II Portion, the Vacant Phase III Portion, the balance of the Phase III Portion and the Phase IV Portion, on the 19th Floor Effective Date, on the Vacant Phase II Effective Date, on the Phase II Effective Date, on the Vacant Phase III Effective Date, on the Phase III Effective Date and on the Phase IV Effective Date, respectively) in their present "AS-IS" condition, except for the performance of Landlord's Work and Post-Commencement Landlord's Work (as such terms are hereinafter defined). Tenant acknowledges that neither Landlord, nor Landlord's agent, has made any representations or promises in regard to the Demised Premises, except as otherwise expressly set forth in this lease. The opening for business by Tenant in the Demised Premises (as such term is modified from time to time pursuant to subsection 1.02(h) above) shall be conclusive evidence as against Tenant that the Demised Premises were in good and satisfactory condition at the time such possession was taken (except for the completion of any incomplete or defective items of Landlord's Work or Post-Commencement Landlord's Work), however, Tenant's failure, refusal or inability to open for business in the Demised Premises shall not be deemed evidence that the Demised Premises were not in good or satisfactory condition or that the Demised Premises were not ready for occupancy.

            (b) Any installations, materials and work, other than the Landlord's Work and the Post-Commencement Landlord's Work, which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Demised Premises for Tenant's initial occupancy thereof (hereinafter referred to as "TENANT'S WORK") shall be performed by Tenant, at Tenant's sole cost and expense in accordance with the terms, covenants and conditions set forth in this lease, including, without limitation, Articles 13 and 14 hereof. As part of Tenant's Work, Tenant agrees to perform the work described in Sections 10.04 and 10.05 below. If at the time Tenant is ready to commence Tenant's Work the Landlord's Work described in Paragraph 1 of Part II of Exhibit G hereto has not been substantially completed, then until such Landlord's Work has been substantially completed, Landlord shall provide the Demised Premises with temporary electric power so as to enable Tenant to perform the Tenant's Work, at the rate of $1.00 per annum per rentable square foot of the Phase I Portion, the Vacant Phase II Portion, the balance of the Phase II Portion, the Vacant Phase III Portion, the balance of the Vacant Phase III Portion, and the Phase IV Portion, as the case may be (prorated to the actual number of days between the Commencement Date, or (with respect to the 19th Floor, the Vacant Phase II Portion, the balance of the Vacant Phase II Portion, the Vacant Phase III Portion, the balance of the Phase III Portion and the Phase IV Portion), the 19th Floor Effective Date, the Vacant Phase II Effective Date, the Phase II Effective Date, the Vacant Phase III Effective Date, the Phase III Effective Date and the Phase IV Effective Date, respectively, and the date that the Landlord's Work described in Paragraph 1 of
Part II of Exhibit G hereto has been substantially completed), which sum shall be paid to Landlord as additional rent within fifteen (15) days after Landlord's demand therefor.

      4.02 (a) Landlord agrees to perform the work (collectively, the "LANDLORD'S WORK") described in Part I of Exhibit G to this lease, which by this reference is made a part hereof, and the work (collectively, the "POST-COMMENCEMENT WORK") described in Part II of Exhibit G to this lease. The Landlord's Work and the Post-Commencement Landlord's Work shall be performed by Landlord, at its sole cost and expense.

            (b) Each floor of the Phase I Portion (including the 19th Floor) shall be "READY FOR OCCUPANCY" on the earliest date on which all of the following conditions have been met:

                  (i) Landlord's Work, with respect to the floor in question, has been (or is deemed to be) substantially completed, and when the only items thereof remaining to be performed (hereinafter referred to as "PUNCH-LIST ITEMS") are minor or insubstantial details of construction, mechanical adjustment or decoration, the non-completion of which does not materially interfere with Tenant's ability to perform any items of Tenant's Work therein or with Tenant's use of such floor; and

                  (ii) Five (5) business days shall have elapsed from the date on which Landlord gives Tenant a notice (a "COMPLETION NOTICE") that Landlord's Work, with respect to such floor, has been or will be substantially completed.

            (c) The entire Phase II Portion (or the Vacant Phase II Portion, as the case may be) shall be deemed "READY FOR OCCUPANCY" on the earliest date on which all of the following conditions have been met:

                  (i) Landlord's Work, with respect to the entire Phase II Portion (or the Vacant Phase II Portion, as the case may be), has been (or is deemed to be) substantially completed, and when the only items thereof remaining to be performed (hereinafter referred to as "PUNCH-LIST ITEMS") are minor or insubstantial details of construction, mechanical adjustment or decoration, the non-completion of which does not materially interfere with Tenant's ability to perform any items of Tenant's Work therein or with Tenant's use of the entire Phase II Portion (or the Vacant Phase II Portion, as the case may be); and

                  (ii) Five (5) business days shall have elapsed from the date on which Landlord gives Tenant a notice (a "COMPLETION NOTICE") that Landlord's Work, with respect to the Vacant Phase II Portion or the balance of the Phase II Portion, as the case may be, has been or will be substantially completed.

            (d) The entire Phase III Portion (or the Vacant Phase III Portion, as the case may be) shall be deemed "READY FOR OCCUPANCY" on the earliest date on which all of the following conditions have been met:

                  (i) Landlord's Work, with respect to the entire Phase III Portion (or the Vacant Phase III Portion, as the case may be), has been (or is deemed to be) substantially completed, and when the only items thereof remaining to be performed (hereinafter referred to as "PUNCH-LIST ITEMS") are minor or insubstantial details of construction, mechanical adjustment or decoration, the non-completion of which does not materially interfere with Tenant's ability to perform any items of Tenant's Work therein or with Tenant's use of the entire Phase III Portion (or the Vacant Phase III Portion, as the case may be); and

                  (ii) Five (5) business days shall have elapsed from the date on which Landlord gives Tenant a notice (a "COMPLETION NOTICE") that Landlord's Work, with respect to the Vacant Phase III Portion or the balance of the Phase III Portion, as the case may be, has been or will be substantially completed.

            (e) The Phase IV Portion shall be deemed "READY FOR OCCUPANCY" on the earliest date on which all of the following conditions have been met:

                  (i) Landlord's Work, with respect to the Phase IV Portion, has been (or is deemed to be) substantially completed, and when the only items thereof remaining to be performed (hereinafter referred to as "PUNCH-LIST ITEMS") are minor or insubstantial details of construction, mechanical adjustment or decoration, the non-completion of which does not materially interfere with Tenant's ability to perform any items of Tenant's Work therein or with Tenant's use of the Phase IV Portion; and

                  (ii) Five (5) business days shall have elapsed from the date on which Landlord gives Tenant a notice (a "COMPLETION NOTICE") that Landlord's Work, with respect to the Phase IV Portion, has been or will be substantially completed.

            (f) Within fifteen (15) business days after the Commencement Date, the 19th Floor Effective Date (if same occurs after the Commencement Date), the Vacant Phase II Effective Date, the Phase II Effective Date, the Vacant Phase III Effective Date, the Phase III Effective Date and the Phase IV Effective Date (TIME BEING OF THE ESSENCE IN ALL CASES), Tenant shall notify Landlord of all Punch-List Items that Tenant wants Landlord to complete with respect to the Phase I Portion, the 19th Floor (if the 19th Floor Effective Date occurs after the Commencement Date), the Vacant Phase II Portion, the balance of the Phase II Portion, the Vacant Phase III Portion, the balance of the Phase III Portion and the Phase IV Portion, respectively. To the extent that Tenant gives such notice to Landlord in such time period, Landlord, with all reasonable dispatch, shall complete all Punch-List Items set forth in said notice.

            (g) If the substantial completion of the Landlord's Work (including the Window Work (as defined in Exhibit G)) or Post-Commencement Landlord's Work, in any portion of the Phase I Portion, the Vacant Phase II Portion, the balance of the Phase II Portion, the Vacant Phase III Portion, the balance of the Phase III Portion and/or the Phase IV Portion, or if the substantial completion of the Lavatory Renovation Work (as defined in Exhibit G hereto) in any portion of the Demised Premises, or if the substantial completion of any portion of the Base Building Work (as defined in Section 4.09 below) in any portion of the Building, shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors (any such act of omission being hereinafter referred to as a "TENANT DELAY"), then, in addition to the extensions referred to in subsection 1.02(k) above, the Landlord's Work or Post-Commencement

Landlord's Work, as the case may be, in any such portions of the Phase I Portion, the Vacant Phase II Portion, the balance of the Phase II Portion, the Vacant Phase III Portion, the balance of the Phase III Portion and/or the Phase IV Portion, as the case may be, or the applicable Lavatory Renovation Work, or the Base Building Work in question, as the case may be, shall be deemed substantially complete on the date it would have been substantially complete but for such delay. For the purposes of this lease, a "TENANT DELAY" in substantially completing the Landlord's Work (but not the Post-Commencement Landlord's Work or the Lavatory Renovation Work) in any floor of the Phase I Portion shall include a delay resulting from the use or occupancy by Tenant or by any person claiming by, through or under Tenant (including Tenant's contractors and subcontractors ) of the portions of the 19th Floor used and occupied from and after the 19th Floor Effective Date (as such term is defined in subsection 4.02(l) below), a "TENANT DELAY" in substantially completing the Landlord's Work (but not the Post-Commencement Landlord's Work or the Lavatory Renovation Work) in the Phase II Portion shall include a delay resulting from the use or occupancy by Tenant or by any person claiming by, through or under Tenant (including Tenant's contractors and subcontractors ) of the Vacant Phase II Portion on or after the Vacant Phase II Effective Date, and a "TENANT DELAY" in substantially completing the Landlord's Work (but not the Post-Commencement Landlord's Work or the Lavatory Renovation Work) in the Phase III Portion shall include a delay resulting from the use or occupancy by Tenant or by any person claiming by, through or under Tenant (including Tenant's contractors and subcontractors ) of the Vacant Phase III Portion on or after the Vacant Phase III Effective Date.

            (h) Each Completion Notice shall be deemed conclusive and binding upon Tenant unless (except as otherwise expressly provided in subsection 4.02(l) below), by giving Landlord notice (the "DISPUTE NOTICE") within five (5) business days after Landlord gives the Completion Notice to Tenant (TIME BEING OF THE ESSENCE IN ALL CASES), Tenant disputes the substantial completion (or deemed substantial completion) of the Landlord's Work. Pending the resolution of such dispute Tenant's obligation to pay fixed rent and additional rent shall commence as if the Completion Notice was correct. If Landlord and Tenant cannot resolve such dispute within fifteen (15) days after Landlord receives the Dispute Notice from Tenant, such dispute shall be resolved by arbitration pursuant to Article 34 below. If the dispute (whether by agreement or arbitration) is resolved in Tenant's favor, then the commencement of Tenant's obligation to pay fixed rent and additional rent shall be adjusted accordingly and any overpayments of fixed rent or additional rent shall be applied against the next installment(s) of fixed rent and additional rent due under this lease.

            (i) (A) If the entire 18th and 20th floor portions of the Phase I Portion are not ready for occupancy by April 1, 2000, then, as Tenant's sole and exclusive right and remedy, the Phase I Rent Abatement Period for such floors shall be extended by one and one-half (1 1/2) days for each day after April 1, 2000 that such floors of the Phase I Portion are not ready for occupancy, except that if such floors of the Phase I Portion are not ready for occupancy by the last day of the two (2) month period commencing on April 1, 2000, the Phase I Rent Abatement Period for such floors of the Phase I Portion shall be extended by two (2) days for each day after the last day of such two (2) month period that such floors of the Phase I Portion are not ready for occupancy. Such extension of the Phase I Rent Abatement Period shall not extend the Expiration Date.

                        (B) If the 19th Floor is not ready for occupancy by April 1, 2000, then, as Tenant's sole and exclusive right and remedy, the Phase I Rent Abatement Period for such floor (or the 19th Floor Rent Abatement Period (if the 19th Floor Effective Date occurs after the Commencement Date, as the case may be) shall be extended by two (2) days for each day after April 1, 2000 that such floor of the Phase I Portion is not ready for occupancy. Such extension of the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period shall not extend the Expiration Date.

                        (C) If the Phase II Portion is not ready for occupancy by June 1, 2001,then, as Tenant's sole and exclusive right and remedy, the Phase II Rent Abatement Period shall be extended by two (2) days for each day after June 1, 2001 that the Phase II Portion is not ready for occupancy.

                        (D) If the Phase III Portion is not ready for occupancy by December 1, 2002, then, as Tenant's sole and exclusive right and remedy, the Phase III Rent Abatement Period shall be extended by two (2) days for each day after December 1, 2002 that the Phase III Portion is not ready for occupancy.

                        (E) If the Phase IV Portion is not ready for occupancy by December 1, 2003, then, as Tenant's sole and exclusive right and remedy, the Phase IV Rent Abatement Period shall be extended by two (2) days for each day after December 1, 2003 that the Phase IV Portion is not ready for occupancy.

                        (F) (i) If the Window Work for any floor of the Phase I Portion is not substantially completed (or deemed substantially completed) by May 15, 2000, then as Tenant's sole and exclusive right and remedy, the Phase I Rent Abatement Period (or, if the 19th Floor Effective Date occurs after the Commencement Date, the 19th Floor Rent Abatement Period) for the floor(s) in question shall be extended by one and one-half (1 1/2) days for each day after May 15, 2000 that the Window Work for such floor(s) of the Phase I Portion is not substantially completed. Such extension of the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period shall not extend the Expiration Date.

                              (ii) Notwithstanding anything contained in this
lease which may be deemed to the contrary, if by May 15, 2000, the entire 18th and 20th floor portions of the Phase I Portion are not ready for occupancy, then subsection (i) of this subsection (F) shall no longer be in force or effect for the 18th and 20th floor portions of the Phase I Portion, and the substantial completion of the Window Work on the 18th and 20th floor portions of the Phase I Portion shall become a condition of the 18th and 20th floor portions of the Phase I Portion being "ready for occupancy."

                              (iii) Notwithstanding anything contained in this
lease which may be deemed to the contrary, if by May 15, 2000, the entire 19th Floor is not ready for occupancy, then subsection (i) of this subsection (F) shall no longer be in force or effect for the 19th Floor, and the substantial completion of the Window Work on the 19th Floor shall become a condition of the 19th Floor being "ready for occupancy."

                        (G) (i) If the Lavatory Renovation Work is not substantially completed (or deemed substantially completed) for any of the floors of the Phase I Portion by July 1, 2000, then as Tenant's sole and exclusive right and remedy, the Phase I Rent Abatement Period (or, if the 19th Floor Effective Date occurs after the Commencement Date, the 19th Floor Rent Abatement Period) for the floor(s) in question shall be extended by one (1) day for each day after July 1, 2000 that the Lavatory Renovation Work for none of floors of the Phase I Portion is substantially completed. Such extension of the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period shall not extend the Expiration Date.

                              (ii) If by July 1, 2000, (1) the Commencement Date
has occurred, (2) the Lavatory Renovation Work in respect of either the 18th floor or 20th floor of the Phase I Portion has been substantially completed, and
(3) if, the Lavatory Renovation Work has been substantially completed on only one (1) of such floors, the core lavatories on the other of such floors are in reasonably good working order (which term, for the purposes of this subsection
(G), shall include being clean and presentable), then the Phase I Rent Abatement Period in respect of the 18th and 20th floors of the Phase I Portion shall not be extended pursuant to subsection (G)(i) above. If the events described in clauses (1), (2) and (3) of this subsection (ii) occur after July 1, 2000 and the Phase I Rent Abatement Period is being extended pursuant to subsection
(G)(i) above, then such extension shall end, with respect to the 18th and 20th floor portions of the Phase I Portion on the date next preceding the date on which the events described in clauses (1), (2) and (3) of this subsection (ii) occur.

                              (iii) If by July 1, 2000, (1) the Commencement
Date and the 19th Floor Effective Date or the Partial 19th Floor Effective Date has occurred, (2) the Lavatory Renovation Work in respect of at least one (1) of floor of the Phase I Portion has been substantially completed, and (3) if, the Lavatory Renovation Work has been substantially completed on fewer than all three (3) floors of the Phase I Portion, the core lavatories on the other floor(s) of the Phase I Portion are in reasonably good working order, then neither the Phase I Rent Abatement Period nor the 19th Floor Rent Abatement Period shall be extended pursuant to subsection (G)(i) above. If the events described in clauses (1), (2) and (3) of this subsection (iii) occur after July 1, 2000 and the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period is being extended pursuant to subsection (G)(i) above, then such extension shall end for all of the Phase I Portion on the date next preceding the date on which the events described in clauses (1), (2) and (3) of this subsection (iii) occur, even if only the Partial 19th Floor Effective Date (as opposed to the 19th Floor Effective Date) has occurred.

                              (iv) If by August 1, 2000, (1) the Lavatory
Renovation Work is not substantially completed for at least two (2) of the floors of the Phase I Portion and (2) if by such date the 19th Floor Effective Date or the Partial 19th Floor Effective Date has occurred, but the core lavatories on the third (3rd) floor of the Phase I Portion are not in reasonably good working order, then, as Tenant's sole and exclusive right and remedy, if the Demised Premises is only the 18th and 20th floors, then the Phase I Rent Abatement Period for the floor on which the Lavatory Renovation Work has not been substantially complete shall be extended by one (1) day for each day after August 1, 2000 that the Lavatory Renovation Work on such floor is not substantially completed; and if the 19th Floor Effective Date or the Partial 19th Floor Effective Date has occurred, then the Phase I Rent Abatement Period or the 19th Floor Rent Abatement

Period, as the case may be, for the floor on which the Lavatory Renovation Work has not been substantially complete shall be extended by one (1) day for each day after August 1, 2000 that the Lavatory Renovation Work on such floor is not substantially completed and the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period, as the case may be, for the floor in respect of which the core lavatories are not in reasonably good working order shall be extended by one (1) day for each day after August 1, 2000 that such lavatory is not in working order. Such extensions of the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period shall not extend the Expiration Date.

                              (v) If by September 1, 2000, the Lavatory
Renovation Work is not substantially completed for the entire Phase I Portion, then, as Tenant's sole and exclusive right and remedy, the Phase I Rent Abatement Period for the floor on which the Lavatory Renovation Work has not been substantially complete shall be extended by one (1) day for each day after September 1, 2000 that the Lavatory Renovation Work on such floor is not substantially completed. Such extensions of the Phase I Rent Abatement Period shall not extend the Expiration Date.

                              (vi) Notwithstanding anything contained in this
lease which may be deemed to the contrary, if by July 1, 2000, the entire 18th and 20th floor portions of the Phase I Portion are not ready for occupancy, then this subsection (G) shall no longer be in force or affect for the 18th and 20th floor portions of the Phase I Portion, and the substantial completion of the Lavatory Renovation Work on the 18th and 20th floor portions of the Phase I Portion shall become a condition of the 18th and 20th floor portions of the Phase I Portion being "ready for occupancy."

                              (vii) Notwithstanding anything contained in this
lease which may be deemed to the contrary, if by July 1, 2000, the entire 19th floor portion of the Phase I Portion is not ready for occupancy, then this subsection (G) shall no longer be in force or affect for the 19th floor portion of the Phase I Portion, and the substantial completion of the Lavatory Renovation Work on the 19th floor portion of the Phase I Portion shall become a condition of the 19th floor portion of the Phase I Portion being "ready for occupancy."

                              (viii) For the purposes of clarification and
notwithstanding anything to the contrary contained in this lease, Landlord and Tenant agree that if during the same period, the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period for a particular floor of the Phase I Portion would otherwise be extended as a result of a delay in the substantial completion of both the Window Work and the Lavatory Renovation Work, then only the provisions of this lease which provide for such extension as a result of a delay in the substantial completion of the Window Work shall apply; except that if during such period the Phase I Rent Abatement Period or the 19th Floor Rent Abatement Period for a particular floor of the Phase I Portion is being extended as a result of a delay in such floor being ready for occupancy, then only the provisions of this lease which provide for such extension as a result of a delay in such floor being ready for occupancy shall apply.

            (j) The Window Work or Lavatory Renovation Work in any portion of the Demised Premises shall not be substantially complete (or deemed substantially completed) unless

Landlord has given Tenant a notice (a "WW/LRW COMPLETION NOTICE") that the Window Work or Lavatory Renovation Work in question has been or will be substantially completed (or, pursuant to subsection 4.02(g) above, is deemed substantially completed). Each WW/LRW Completion Notice shall be deemed conclusive and binding upon Tenant unless, by giving Landlord notice (the "DISPUTE NOTICE") within five (5) business days after Landlord gives the WW/LRW Completion Notice to Tenant (TIME BEING OF THE ESSENCE IN ALL CASES), Tenant disputes the substantial completion (or deemed substantial completion) of the Window Work or Lavatory Renovation Work in question. Pending the resolution of such dispute, Tenant's obligation to pay fixed rent and additional rent shall commence or be reinstated, as the case may be, as if the WW/LRW Completion Notice was correct. If Landlord and Tenant cannot resolve such dispute within fifteen (15) days after Landlord receives the Dispute Notice from Tenant, such dispute shall be resolved by arbitration pursuant to Article 34 below. If the dispute (whether by agreement or arbitration) is resolved in Tenant's favor, then the commencement or reinstatement, as the case may be, of Tenant's obligation to pay fixed rent and additional rent shall be adjusted accordingly and any overpayments of fixed rent or additional rent shall be applied against the next installment(s) of fixed rent and additional rent due under this lease.

            (k) For the purposes of clarification for subsection 4.02(i) above and for all other provisions of this lease which use or refer to the term "ready for occupancy," Tenant hereby acknowledges and agrees that as more particularly provided in Subsection 4.02(g) above, but subject to Tenant's rights under Subsection 4.02(h) above, the various portions of the Demised Premises can be "ready for occupancy," thereby (with the giving of the various Completion Notices) triggering the Commencement Date, the 19th Floor Effective Date, the Vacant Phase II Effective Date, the Phase II Effective Date, the Vacant Phase III Effective Date, the Phase III Effective Date and the Phase IV Effective Date, as the case may be , prior to the Landlord's Work in the applicable portion of the Demised Premises having actually been substantially completed, if such actual substantial completion is delayed due to a Tenant Delay, but such occurrence shall not relieve Landlord from its obligation to thereafter complete the Landlord's Work.

            (l) (i) Notwithstanding anything contained in this lease to the contrary, if prior to the substantial completion (or deemed substantial completion) of Landlord's Work in the entire 19th Floor, Landlord has substantially completed Landlord's Work in one (1) or more portions of the 19th Floor (such portion(s) being collectively referred to herein as the "SUBSTANTIALLY COMPLETED 19TH FLOOR PORTIONS"), Landlord shall give notice to Tenant thereof (such notice being hereinafter referred to as the "PARTIAL SUBSTANTIAL COMPLETION NOTICE"). After receiving the Partial Substantial Completion Notice, Tenant shall have the right to accept possession of the Substantially Completed 19th Floor Portions. To exercise such right, Tenant shall give notice (the "PARTIAL 19TH FLOOR Notice") to Landlord of Tenant's desire to exercise such right within fifteen (15) days after Tenant receives the Partial Substantial Completion Notice, in which event, effective on the date (the "PARTIAL 19TH FLOOR EFFECTIVE DATE") which is the business day immediately succeeding the date on which Tenant gives the Partial 19th Floor Notice to Landlord, the Substantially Completed 19th Floor Portions shall be added to, and constitute, a part of the Demised Premises. The Partial Substantial Completion Notice shall set forth the rentable area of the portions of the 19th Floor in question (as reasonably determined by

Landlord in a manner consistent with the determination of the rentable square foot area of the entire 19th Floor) and shall have attached to it a floor plan of the portions of the 19th Floor in question. Unless Landlord and Tenant otherwise expressly agree in writing, the giving of the Partial 19th Floor Notice shall conclusively be deemed Tenant's acknowledgement and agreement that all of the Landlord's Work in such portions of the 19th Floor has been substantially completed in accordance with the applicable provisions of this lease and that the rentable area of such portions of the 19th Floor is as set forth in the Partial Substantial Completion Notice. If Tenant gives the Partial 19th Floor Notice, then at any time after the Partial 19th Floor Effective Date Tenant shall have the right to perform Tenant's Work and to conduct business in the Substantially Completed 19th Floor Portions, all in accordance with, and subject to, the applicable provisions of this lease, including, without limitation, the provisions of subsection 4.02(g) above.

                  (ii) If there is a Partial 19th Floor Effective Date, then for all purposes of this lease (except as otherwise expressly provided in subsection 4.02(i)(G) above), including subsections 4.02(i)(F)(i) and (iii) above, the Substantially Completed 19th Floor Portion and the balance of the 19th Floor shall be treated as separate and distinct premises, with prorated allocations and apportionments, on a per rentable square foot basis, of the fixed rent, Tenant's Proportionate Share (as hereinafter defined), and 19th Floor Rent Abatement Period between the two (2) portions of the 19th Floor, with the 19th Floor Effective Date for the Substantially Completed 19th Floor Portion being the Partial 19th Floor Effective Date.

      4.03 (a) Landlord agrees to pay to Tenant, in accordance with, and subject to, the provisions of this Section 4.03, an amount not to exceed the lesser of (i) the cost for Tenant to perform all items of Tenant's Work in the Phase I Portion, other than the cost of items which constitute Tenant's Property (as hereinafter defined) and any other item which constitutes personal property and which is removable from the Phase I Portion on the expiration or sooner termination of the term of this lease, and (ii) $2,789,640.00 (such lesser amount being hereinafter referred to as the "CONSTRUCTION PAYMENT"), provided that at the time Landlord is otherwise obligated to make such payment of the Construction Payment or any portion thereof, Tenant is not in breach or default of its obligation to pay any fixed rent or additional rent (and Tenant has been given notice of such default) and no Event of Default (as hereinafter defined) then exists. Notwithstanding the foregoing, if at the time Landlord would otherwise be obligated to pay the Construction Payment, the Phase II Contribution Payment, the Phase III Contribution Payment or the Phase IV Contribution Payment (as such terms are hereinafter defined), or any portions thereof, but for the fact that at such time Tenant is in breach or default of any of the terms, covenants and conditions of this lease on Tenant's part to observe, perform or comply with, Landlord shall become obligated to pay the Construction Payment, the Phase II Contribution Payment, the Phase III Contribution Payment or the Phase IV Contribution Payment, as the case may be (or the portion in question) when such breach or default is cured, provided that this lease is then in full force and effect and the other conditions to Landlord's obligation to pay same remain satisfied. Notwithstanding anything contained in this lease to the contrary, no more than ten (10%) percent of the Construction Payment may be used for architectural, engineering, space planning, expediter and inspection fees, fees for all municipal and other permits, licenses and approvals and other so-called "soft costs" (all of the foregoing being herein referred to as the "SOFT COSTS"), and then only to the extent that same are directly related to the Tenant's Work (as opposed to being related to furniture, furnishings or other non-"HARD COST" items, none of which shall be paid for, or reimbursed by Landlord).

            (b) Subject to the provisions of this Section, Landlord hereby agrees to make periodic payments of portions of the Construction Payment to Tenant as Tenant's Work progresses, in accordance with the terms and conditions hereinafter set forth (the "CONSTRUCTION PAYMENT CONDITIONS"):

                  (i) Tenant shall submit to Landlord from time to time, but not more often than once per month, requisitions (each such requisition being herein referred to as a "TENANT'S Request") for such periodic payment with respect to the portion(s) of Tenant's Work performed subsequent to the immediately preceding Tenant's Request, the form of which Tenant's Request shall be designated by Landlord (and reasonably satisfactory to Tenant's architect), together with the following:

                        (w) a certificate from Tenant's architect, general contractor or construction manager setting forth (1) such person's good faith estimate of the then total cost of Tenant's Work (including, without limitation, the Soft Costs) (hereinafter referred to as the "TOTAL COST") which Total Cost shall be subject to Landlord's verification and which Total Cost shall be adjusted from time to time as such Total Cost changes, (2) the amount of the Total Cost (as same may have been so adjusted) that has been paid (either directly by Tenant or from the Construction Payment), (3) the amount incurred or paid by or on behalf of Tenant on account of Tenant's Work for the period through the date of Tenant's Request, indicating the portion thereof for which Tenant has not received a Percentage Payment (plus any retainage amount permitted and not paid), and (4) copies of all construction contracts, change orders and other agreements relating to the Tenant's Work, to the extent same have not been theretofore submitted to Landlord (except for contracts, change orders and other agreements in respect of portions of the Tenant's Work the aggregate cost of which is less than $50,000.00, unless specifically requested by Landlord);

                        (x) copies of invoices from the contractors and subcontractors who performed the portions of Tenant's Work referred to in such Tenant's Request, and from the materialmen and suppliers who supplied the materials and supplies referred to in such Tenant's Request, and copies of all invoices previously submitted to Landlord in connection with previous Tenant's Requests, with an indication on such previously submitted invoices or other evidence reasonably satisfactory to Landlord, that such previously submitted invoices have been paid in full, less any retainage;

                        (y) a certificate from Tenant's architect and general contractor or construction manager that (1) such portion of the Tenant's Work has been substantially completed in accordance with all material aspects of the Tenant's Plans (as such term is defined in Section 13.05 below) and revisions thereto theretofore approved by Landlord; and (2) there are no violations or liens against Landlord, the Demised Premises, the Land or the Building (or against the holders of any interests in any of the foregoing) pending as a result of such portion of the Tenant's Work; and

                        (z) lien waivers not previously delivered to Landlord from each contractor, subcontractor, materialman and supplier for all Tenant's Work theretofore performed (less any permitted retainage amounts) other than the Tenant's Work for which the then Tenant's Request is being submitted;

                  (ii) The contract with Tenant's general contractor or construction manager shall provide for a reasonable retainage amount, but in no event less than five (5%) percent; and

                  (iii) Such portion of the Tenant's Work has been performed in material compliance with the applicable provisions of this lease.

            (c) Landlord shall have the right, to be reasonably exercised, from time to time to enter the Phase I Portion for the purpose of verifying that such portion of Tenant's Work covered by Tenant's Request has been performed in accordance with the Tenant's Plans and revisions thereto theretofore approved by Landlord or otherwise to inspect any or all aspects of Tenant's Work, either by Landlord's architect or by an independent architect retained by Landlord at its sole cost and expense. If Landlord exercises such right and said architect shall provide such verification (or if Landlord does not exercise such right), then, provided the Construction Payment Conditions have been, and remain, satisfied, within thirty (30) days after Landlord's receipt of Tenant's Request together with the accompanying documentation, Landlord shall pay to Tenant the "PERCENTAGE PAYMENT" (as such term is hereinafter defined) with respect to the amounts shown on such Tenant's Request as being incurred or paid for the portions of Tenant's Work reflected thereon (together with the amount of any retainage to be released). For purposes hereof, the "PERCENTAGE PAYMENT" shall mean fifty (50%) percent of the amounts shown on such Tenant's Request as being incurred or paid, for portions of Tenant's Work reflected thereon. The balance of the Construction Payment, if any, after the substantial completion of Tenant's Work, shall be paid to Tenant in accordance with the terms and conditions set forth in subsection (d) below.

            (d) Subject to the provisions of this Section, Landlord hereby agrees to pay the unfunded portion of the Construction Payment, if any, in accordance with the terms and conditions hereinafter set forth (the "FINAL CONSTRUCTION PAYMENT CONDITIONS"):

                  (i) After the substantial completion of the Tenant's Work, Tenant shall submit to Landlord a requisition (herein referred to as the "FINAL REQUEST") for such unfunded portion of the Construction Payment, the form of which Final Request shall be designated by Landlord (and reasonably satisfactory to Tenant's architect), together with the following:

                        (w) copies of invoices from the contractors and subcontractors who performed the Tenant's Work, and from the materialmen and suppliers who supplied the materials and supplies referred to in the Final Request, and copies of all invoices previously submitted to Landlord in connection with previous Tenant's Requests, with an indication on such previously submitted invoices or other evidence reasonably satisfactory to Landlord, that such previously submitted invoices have been paid in full, less any retainage (other than those paid receipted invoices previously submitted to Landlord pursuant to subsection (b) above);

                        (x) a certificate from Tenant's architect and general contractor or construction manager that (1) all Tenant's Work has been completed in accordance with the Tenant's Plans and revisions thereto theretofore approved by Landlord; (2) there are no violations or liens against Landlord, the Demised Premises, the Building or the Land (or against the holders of any interests in any of the foregoing) pending as a result of any of the Tenant's Work;

                        (y) lien waivers from each contractor, subcontractor, materialman and supplier who have performed any Tenant's Work (other than those invoices previously submitted to Landlord pursuant to subsection (b) above); and

                        (z) in respect of all Tenant's Work, as-built drawings, and, to the extent specifically requested by Landlord, copies of balancing reports, operating manuals, maintenance logs, warranties and guaranties, sign-offs and inspection reports; and

                  (ii) All Tenant's Work has been performed in material compliance with the applicable provisions of this lease.

            (e) Promptly following the Final Request together with the aforesaid accompanying documentation, Landlord shall have the right to enter the Phase I Portion for the purpose of verifying that all of the Tenant's Work has been completed and performed in accordance with all material aspects of the Tenant's Plans and revisions thereto theretofore approved by Landlord, either by Landlord's architect or by an independent architect retained by Landlord at its sole cost and expense. If Landlord exercises such right and said architect shall provide such verification (or if Landlord's does not exercise such right), then, provided the Final Construction Payment Conditions have been, and remain, satisfied, within thirty (30) days after Landlord's receipt of the Final Request together with the accompanying documentation, Landlord shall pay to Tenant the unfunded portion of the Construction Payment (such unfunded portion being hereinafter referred to as the "FINAL PAYMENT").

            (f) In no event shall the sum of the Percentage Payments and the Final Payment with respect to the Phase I Portion exceed the lesser of (i) $2,789,640.00 and (ii) the cost for Tenant to perform all items of Tenant's Work in the Phase I Portion.

            (g) If Tenant does not submit a final request then, within fifteen
(15) days after Landlord's request therefor, Tenant shall deliver to Landlord all of the items listed in subsection 4.03(d)(i) above with respect to the Tenant's Work performed in the Phase I Portion, the Phase II Portion, the Phase III Portion and the Phase IV Portion.

      4.04 Provided that the Vacant Phase II Effective Date or the Phase II Effective Date shall have occurred, Landlord agrees to pay to Tenant, in accordance with and subject to the provisions of Section 4.03, an amount not to exceed the lesser of (i) the cost for Tenant to perform all items of Tenant's Work in the Phase II Portion, other than the cost of items which constitute Tenant's Property and any other item which constitutes personal property and which is removable from the Phase II Portion on the expiration or sooner termination of the term of this lease, and (ii) the "PHASE II CONTRIBUTION AMOUNT" (as hereinafter defined; such lesser amount being hereinafter referred to as the "PHASE II CONTRIBUTION PAYMENT"), provided that at the time Landlord is otherwise obligated to make such payment of the Phase II Contribution Payment or any portion thereof, Tenant is not in breach or default of its obligation to pay any fixed rent or additional rent and no Event of Default then exists. The Phase II Contribution Payment shall be made subject to and in accordance with all of the provisions of Section 4.03 above, except that any reference to (i) Phase I Portion shall be deemed to refer to the Phase II Portion, (ii) the dollar amount $2,789,640.00 shall be deemed to refer to the Phase II Contribution Amount and (iii) Construction Payment shall be deemed to refer to the Phase II Contribution Payment. For purposes of this Section 4.04, the term "PHASE II CONTRIBUTION AMOUNT" shall mean the product of (x) $1,051,820.00, multiplied by (y) a fraction (the "PHASE II TERM FRACTION"), the numerator of which is the number of full calendar months during the period commencing on the earlier of (A) the Phase II Effective Date, and (B) June 1, 2001 and ending on the Expiration Date, and the denominator of which is the number of full calendar months during the Term.

      4.05 Provided that the Vacant Phase III Effective Date or the Phase III Effective Date shall have occurred, Landlord agrees to pay to Tenant, in accordance with and subject to the provisions of Section 4.03, an amount not to exceed the lesser of (i) the cost for Tenant to perform all items of Tenant's Work in the entire Phase III Portion, other than the cost of items which constitute Tenant's Property and any other item which constitutes personal property and which is removable from the Phase III Portion on the expiration or sooner termination of the term of this lease, and (ii) the "PHASE III CONTRIBUTION AMOUNT" (as hereinafter defined; such lesser amount being hereinafter referred to as the "PHASE III CONTRIBUTION PAYMENT"), provided that at the time Landlord is otherwise obligated to make such payment of the Phase III Contribution Payment or any portion thereof, Tenant is not in breach or default of its obligation to pay any fixed rent or additional rent and no Event of Default then exists. The Phase III Contribution Payment shall be made subject to and in accordance with all of the provisions of Section 4.03 above, except that any reference to (i) Phase I Portion shall be deemed to refer to the Phase III Portion, (ii) the dollar amount $2,789,640.00 shall be deemed to refer to the Phase III Contribution Amount and (iii) Construction Payment shall be deemed to refer to the Phase III Contribution Payment. For purposes of this Section 4.05, the term "PHASE III CONTRIBUTION AMOUNT" shall mean the product of (x) $809,760.00, multiplied by (y) a fraction (the "PHASE III TERM FRACTION"), the numerator of which is the number of full calendar months during the period commencing on the earlier of (A) the Phase III Effective Date, and (B) December 1, 2002 and ending on the Expiration Date, and the denominator of which is the number of full calendar months during the Term.

      4.06 Provided that the Phase IV Effective Date shall have occurred, Landlord agrees to pay to Tenant, in accordance with and subject to the provisions of Section 4.03, an amount not to exceed the lesser of (i) the cost for Tenant to perform all items of Tenant's Work in the Phase IV Portion, other than the cost of items which constitute Tenant's Property and any other item which constitutes personal property and which is removable from the Phase IV Portion on the expiration or sooner termination of the term of this lease, and
(ii) the "PHASE IV CONTRIBUTION AMOUNT" (as hereinafter defined); such lesser amount being hereinafter referred to as the "PHASE IV CONTRIBUTION PAYMENT", provided that at the time Landlord is otherwise obligated to make such payment of the Phase IV Contribution Payment or any portion thereof, Tenant is not in breach or default of its obligation to pay any fixed rent or additional rent and no Event of

Default then exists. The Phase IV Contribution Payment shall be made subject to and in accordance with all of the provisions of Section 4.03 above, except that any reference to (i) Phase I Portion shall be deemed to refer to the Phase IV Portion, (ii) the dollar amount $2,789,640.00 shall be deemed to refer to the Phase IV Contribution Amount and (iii) Construction Payment shall be deemed to refer to the Phase IV Contribution Payment. For purposes of this Section 4.06, the term "PHASE IV CONTRIBUTION AMOUNT" shall mean the product of (x) $1,262,345.00, multiplied by (y) a fraction (the "PHASE IV TERM FRACTION"), the numerator of which is the number of full calendar months during the period commencing on the earlier of (A) the Phase IV Effective Date, and (B) December 1, 2003 and ending on the Expiration Date, and the denominator of which is the number of full calendar months during the Term.

      4.07 If Landlord does not pay any installment of the Construction Payment, the Phase II Contribution Payment, the Phase III Contribution Payment or the Phase IV Contribution Payment, as the case may be, when properly due Tenant in accordance with, and subject to, the terms and conditions of this lease and such failure continues for more than three (3) business days after notice from Tenant that same is overdue, then provided Landlord did not or does not notify Tenant prior to the expiration of said three (3) business day period that it disputes that such payment is due Tenant in accordance with, and subject to, the provisions of this lease, the amount of the Construction Payment, the Phase II Contribution Payment, the Phase III Contribution Payment or the Phase IV Contribution Payment, as the case may be, that is so properly due but not paid, plus interest on the balance of such amount from time to time outstanding, from the date such amount was due through the date next preceding the date of which such amount is fully deducted (as hereinafter provided), at an annual interest rate equal to the rate described in subsection 30.01(b) below, shall be deducted from the next installment(s) of fixed rent and additional rent payable hereunder.

      4.08  (a)   As soon as is practicable after the Commencement Date, the
Phase II Effective Date, the Phase III Effective Date and the Phase IV Effective Date, as the case may be, Landlord shall perform the Post-Commencement Landlord's Work in the corresponding portion of the Demised Premises (i.e., the Phase I Portion, the Phase II Portion, the Phase III Portion and the Phase IV Portion, respectively), and in doing so shall use all commercially reasonable efforts to minimize interference with the performance of Tenant's Work in such portions of the Demised Premises and with Tenant's use of such portions for the purposes expressly permitted under this lease.

            (b) If the Commencement Date and the 19th Floor Effective Date have occurred, but the Post-Commencement Landlord's Work described in Paragraphs 3 and/or 5 of Part II of Exhibit G is not substantially completed (or deemed substantially completed) by the Post-Completion Landlord's Work Outside Date (as hereinafter defined), then, as Tenant's sole and exclusive right and remedy, during the period commencing on the date next succeeding the Post-Completion Landlord's Work Outside Date through the date next preceding the date on which all such Post-Commencement Landlord's Work is substantially completed, the annual fixed rent payable under this lease shall be reduced by $500.00 per day. For the purposes of this subsection, "POST-COMPLETION LANDLORD'S WORK OUTSIDE DATE" shall mean, with respect to the 18th and 20th floors of the Phase I Portion, the date which is five (5) months after the Landlord's Work in respect of such floors is actually substantially completed (as opposed to deemed substantially completed), with respect to each of the other floors of the Demised Premises, the date which is five (5) months after the Landlord's Work in respect of such floor is actually substantially completed (as opposed to deemed substantially completed).

      4.09 (a) In addition to Landlord's Work to be performed pursuant to this Article, Landlord intends to perform substantially the work described in Exhibit H hereto (such work being herein referred to as the "BASE BUILDING WORK") by the time periods set forth in said Exhibit. Landlord shall have no obligation to advise Tenant of any modifications to the Base Building Work.

            (b) If any portion of the Base Building Work is not substantially completed (or deemed substantially completed) by the corresponding date set forth in said Exhibit H as the "Outside Completion Date" for such portion of the Base Building Work, then, as Tenant's sole and exclusive right and remedy, during the period commencing on the corresponding "Outside Completion Date" through the date next preceding the date on which the portion of the Base Building Work in question is substantially completed, the annual fixed rent payable under this lease (prorated on a PER DIEM basis) shall be reduced by an amount equal to the "Multiplier" for the corresponding portion of the Base Building Work, multiplied by the rentable area of the Demised Premises during such period.

                           ARTICLE 5 5
                       ADJUSTMENTS OF RENT

     5.01    TAX ESCALATION.  For the purpose of this lease:

            (a) "TAXES" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and the Land including, without limitation, any assessments for public improvement or benefit to the Building or Land, or the locality in which the Land is situated, such as Business Improvement District taxes and assessments. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The term "TAXES" shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for any tax or increase therein which would otherwise constitute "Taxes", as defined in the first sentence of this subsection (a), in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term "Taxes" but any such income or similar tax shall be computed as if the Building and the Land were the only property of

Landlord. If any assessment is paid by Landlord in installments, then only the installments paid by Landlord in a given Tax Year shall be included in "Taxes" for such Tax Year. If, by law, any assessment may be paid in installments but Landlord chooses not to pay same in installments, then, for the purposes of determining the Taxes for a given Tax Year: (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law, and
(ii) there shall be included in Taxes for each Tax Year the installments of such assessment that would have been payable during such Tax Year had Landlord elected to pay such assessment in the maximum number of installments, together with any interest thereon that would payable during such Tax Year. "Taxes" shall also include penalties and interest to the extent attributable to Tenant's failure to timely and properly pay the Tax Payment (as hereinafter defined) as required under this lease; but not penalties and interest attributable to any other tenant's or Landlord's failure to timely and properly pay Taxes.

            (b)   "BASE TAX YEAR" shall mean the 2000/2001 Tax Year;

            (c) "BASE TAX RATE" shall mean the Taxes for the Base Tax Year as initially assessed, without giving effect to any subsequent reduction (other than a reduction that corrects an error made by the taxing authority);

            (d) "TAX YEAR" shall mean the fiscal year for which Taxes are levied by the governmental authority;

            (e) "TENANT'S PROPORTIONATE SHARE" shall mean 6.884%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the 18th and 20th floors of the Phase I Portion as set forth below, and the denominator of which is the agreed rentable square foot area of the Building as set forth below. Effective on the 19th Floor Effective Date (or on the Commencement Date, if the 19th Floor Effective Date occurs on the Commencement Date), Tenant's Proportionate Share shall be increased by 3.467%. Effective on the Phase II Effective Date, Tenant's Proportionate Share shall be increased by 3.903%; effective on the Phase III Effective Date, Tenant's Proportionate Share shall be increased by 3.005%; and effective on the Phase IV Effective Date, Tenant's Proportionate Share shall be increased by 4.684%. The parties agree that the rentable square foot area of the Phase I Portion shall be deemed to be 79,704 square feet (29,872 square feet of which is attributable to the 18th floor, 26,696 square feet of which is attributable to the 19th Floor, and 23,136 square feet of which is attributable to the 20th floor), the rentable square foot area of the Phase II Portion shall be deemed to be 30,052 square feet, the rentable square foot area of the Phase III Portion shall be deemed to be 23,136 square feet, and the rentable square foot area of the Phase IV Portion shall be deemed to be 36,067 square feet and that the agreed rentable square foot area of the Building shall be deemed to be 770,000 square feet (hereinafter referred to as the "BUILDING AREA"). If the Partial 19th Floor Effective Date occurs before the 19th Floor Effective Date, or if the Vacant Phase II Effective Date occurs before the Phase II Effective Date, or if the Vacant Phase III Effective Date occurs before the Phase III Effective Date, then on the Partial 19th Floor Effective Date, the Vacant Phase II Effective Date and on the Vacant Phase III Effective Date, the Tenant's Proportionate Share shall be increased based on the rentable area of the applicable Portion of the 19th Floor, the Vacant Phase II Portion and Vacant Phase III Portion, respectively, that is added to the Demised Premises, and the increases in Tenant's Proportionate Share provided for above on the 19th Floor Effective Date, the Phase II Effective Date and/or the Phase III Effective Date, as the case may be, shall be reduced by percentages by which Tenant's Proportionate Share is increased on the Partial 19th Floor Effective Date, the Vacant Phase II Effective Date and on the Vacant Phase III Effective Date, respectively.

      5.02 If the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount (the "TAX PAYMENT") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. The Tax Payment and the Base Tax Rate shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease that is applicable to the various portions of the Demised Premises. The Tax Payment shall be payable by Tenant within fifteen (15) days after receipt of a demand from Landlord therefor (such demand being hereinafter referred to as a "TAX STATEMENT"), which demand shall be accompanied by a copy of the tax bill or notice of assessment for the Tax Year in respect of which a Tax Payment is being demanded, together with Landlord's computation of the Tax Payment, but in no event shall Tenant be obligated to make the Tax Payment more than forty-five
(45) days prior to the date on which the corresponding Taxes are due to the taxing authority.

      5.03 Notwithstanding the fact that the Tax Payment is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

      5.04 Only Landlord shall be eligible to contest the Taxes or the assessed valuation of the Building or the Land, or to institute tax reduction or other proceedings to reduce the Taxes or such assessed valuations, or to negotiate for a reduction in the such assessed valuations prior to the issuance of a notice of assessment or tax bill (all of the foregoing being collectively referred to as the "TAX REDUCTION ACTIONS"). Landlord agrees to review the Taxes for each Tax Year occurring within the term of this lease and make a good faith determination as to whether or not Landlord shall formally or informally take any Tax Reduction Action. If Landlord takes any Tax Reduction Action, then Tenant shall pay to Landlord, within fifteen (15) days after Landlord's demand therefor, Tenant's Proportionate Share (taking into account the adjustments provided for in subsection 5.01(e) above) of the actual and out-of-pocket costs and expenses (including attorneys' fees and disbursements) incurred or paid by Landlord in taking the Tax Reduction Action (such costs and expenses being herein referred to as the "TAX REDUCTION EXPENSES"). If Landlord receives a refund of Taxes for any Tax Year in respect of which Tenant has made a Tax Payment, Landlord shall return to Tenant Tenant's Proportionate Share of such refund, less Tenant's Proportionate Share (taking into account the adjustments provided for in subsection 5.01(e) above) of the Tax Reduction Expenses attributable to such refund, except to the extent Tenant has already paid to Landlord Tenant's Proportionate Share (taking into account the adjustments provided for in subsection 5.01(e) above) of the Tax Reduction Expenses attributable to such refund.

      5.05  Intentionally omitted.

      5.06 (a) Anything in this Article 5 to the contrary notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.01 hereof) shall require advance payments from Landlord on account of Taxes, then Tenant will pay Tenant's Proportionate Share (taking into account the adjustments provided for in subsection 5.01(e) above) of any amounts on account of Taxes required to be paid or deposited in advance by Landlord to or with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Rate. Any payments to be made by Tenant under this Section 5.06(a) shall be made ten (10) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease, provided Landlord has given Tenant at least fifteen (15) days prior notice of such requirement;

            (b) Anything in Sections 5.01 through 5.06 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.01 through 5.06.

      5.07  EXPENSE ESCALATION.  For purposes of this lease:

            (a) "OPERATING EXPENSES" shall mean any or all expenses incurred by Landlord in connection with the operation, maintenance and repair of the Building, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Building (the salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the Borough of Manhattan); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i);
(iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the public portions of the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of buildings comparable to the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, security, cleaning and service contracts for the Building (if no managing agent is employed by Landlord, there shall be included in Operating Expenses a sum equal to 2.5% of all rents and other charges collected from tenants or other permitted occupants of the Building); (vii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses which costs shall not exceed the savings realized; (viii) the cost incurred , which are non-capital expenditures, in connection with the maintenance and repair of the Building; and (ix) expenditures for capital improvements (l) which under generally accepted accounting principles as applied to real estate practice are expensed or regarded as deferred expenses, or (2) which are required by any law enacted after the date of this lease or any amendment enacted after the date of this lease of any existing law, or (3) which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, amortized on a straight line basis, over the useful life thereof as determined in accordance with generally accepted accounting principles consistently applied (except that, with respect to a capital improvement which is of the type specified in clause (3), such cost shall be amortized over such period of time as Landlord reasonably estimates such savings in Operating Expenses will equal Landlord's cost for such capital improvement but in no event in excess of the amount of savings actually realized in any Operational Year), with an interest factor in any of such cases equal to two (2%) percent above the Prime Rate (as hereinafter defined) at the time of Landlord's having incurred said expenditure. Landlord may use related or affiliated entities to provide services (including management services) or furnish materials for the Building provided that the rates or fees charged by such entities are competitive with those charged by unrelated or unaffiliated entities in the same area in the Borough of Manhattan as the Building, for the same services or materials. Provision in this lease for an expense to be Landlord's cost or expense (or sole cost or expense), or at Landlord's cost or expense (or sole cost or expense) shall not affect the inclusion thereof, to the extent provided above, in Operating Expenses. Operating Expenses shall exclude or have deducted from them, as the case may be, and as shall be appropriate:

                  1. leasing and brokerage commissions in connection with leases of space in the Building;

                  2. salaries, fringe benefits and other compensation of personnel above the grade of building manager;

                  3. the cost of any electricity furnished to the Demised Premises or any other space leased in the Building;

                  4. except as otherwise hereinabove provided, the cost of any repair or replacement, alteration, addition or change which is a capital expenditure under generally accepted accounting principles consistently applied;

                  5. the cost of services provided to Tenant or any of the other tenants of the Building, including overtime HVAC, for which Landlord is directly compensated, or has the right to be directly compensated, by Tenant or any other tenant of the Building (except pursuant to provisions similar in intent to Sections 5.07 through 5.11 hereof for the payment of a share of the costs of operating the Building), which are not included in fixed rent;

                  6. the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation;

                  7. advertising and promotional expenditures and any other expense incurred in connection with the renting of space;

                  8. legal and other professional or consulting fees incurred in disputes with tenants, and legal, arbitration and auditing fees other than legal, arbitration and auditing fees reasonably incurred (a) in connection with the maintenance and operation of the Building or (b) in connection with the preparation of statements required pursuant to rental escalation provisions;

                  9. depreciation of the Building, equipment or other improvements;

                  10. mortgage or other interest and/or debt service and/or financing and refinancing costs in connection with any loan, secured or unsecured; ground rents or any other payments under any superior leases;

                  11. any initial construction work performed by, or at the expense of, Landlord for tenants, and tenant alteration work or change work, including any utilities, fees or services incurred in connection with the performance of such work;

                  12. painting and decorating of areas to be occupied by tenants or licensees; special services (i.e., beyond the normal repair, maintenance and operating of the Building) provided without extra charge, beyond fixed rent, to some but not all tenants in the Building;

                  13.   Taxes;

                  14.   lease takeover costs and related expenses;

                  15. any wages, salaries, fringe benefits and other compensation of Landlord's employees (except as set forth in Section 5.07(a)(i) and (ii) above) or any general and administrative overhead of Landlord;

                  16. costs incurred with respect to a sale or purchase of all or any portion of the Building or any interest therein or in connection with the purchase or sale of any air or development rights;

                  17. any interest, fine, penalty or other late charges payable by Landlord;

                  18. the cost of removing, encapsulating or otherwise abating any asbestos or other hazardous materials in the Building except with respect to any materials which are determined to be hazardous after the date of this lease;

                  19. franchise, income, transfer, gains, inheritance, personal property or other tax imposed on Landlord;

                  20. the cost of the acquisition or installation of any sculpture, paintings or other objects of art in excess of amounts typically spent for such items in comparable buildings in the vicinity of the Building;

                  21. the cost of performing work or furnishing services to or for any tenant other than Tenant, at Landlord's expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord's expense;

                  22. amounts that would otherwise be included as an "Operating Expense" which are reimbursed to Landlord from insurance proceeds, provided, however, to the extent an amount that is so reimbursed from insurance proceeds is not reimbursed in the Operational Year in which the amount in question was included in "Operating Expenses," then at Landlord's option (1) the Operating Expenses and the Operating Expense Payment for the Operational Year in which the reimbursed amount in question was included in "Operating Expenses," shall be recalculated and the overpayment made by Tenant shall be credited against rent, unless the term of this lease expires prior to a full crediting, then same shall be refunded to Tenant, or (2) the reimbursed amount shall be deducted from the then Operational Year's Operating Expenses; and

                  23. costs incurred to remedy violations of laws and/or requirements of public authorities that exist on the date of this lease or which arise by reason of the failure of Landlord (or Landlord's predecessor) to construct, maintain or operate the Building or any part thereof in compliance with such laws and/or requirements of public authorities (excluding the costs of permits and approvals to comply with laws and/or requirements of public authorities in the ordinary course of the operation of the Building).

          If during all or part of the Base Operational Year (as hereinafter defined) or any other Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to office portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, or (iii) such tenant is itself obtaining and providing such item of work or service, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

            (b) "OPERATIONAL YEAR" shall mean each calendar year during the Term hereof.

            (c)   "BASE OPERATIONAL YEAR" shall be calendar year 2000;

            (d) "OPERATING EXPENSE BASE" shall mean Operating Expenses for the Base Operational Year;

            (e) "TENANT'S PROJECTED SHARE OF OPERATING EXPENSES" shall mean Tenant's Operating Expense Payment (as hereinafter defined), if any, for the prior Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

      5.08 After the expiration of the Base Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for the Base Operational Year. After the expiration of each Operational Year after the Base Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for such Operational Year. The statement furnished under this Section 5.08 is hereinafter referred to as an "OPERATING STATEMENT."

      5.09 If the Operating Expenses for any Operational Year shall be more than the Operating Expense Base, Tenant shall pay, as additional rent for such Operational Year, an amount (the "OPERATING EXPENSE PAYMENT") equal to Tenant's Proportionate Share (taking into account the adjustments provided for in subsection 5.01(e) above) of the amount by which the Operating Expenses for such Operational Year are greater than the Operating Expense Base. The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the Term of this lease that is applicable to the various portions of the Demised Premises. The Operating Expense Payment shall be payable by Tenant within fifteen (15) days after receipt of the Operating Statement.

      5.10 Commencing with the first Operational Year after Landlord shall be entitled to receive an Operating Expense Payment, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Operating Expenses. If the Operating Statement furnished by Landlord to Tenant at the end of then Operational Year shall indicate that Tenant's Projected Share of Operating Expenses exceeded the Operating Expense Payment, Landlord shall either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the subsequent payment of fixed rent or additional rent due hereunder; if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Operating Expenses for the then Operational Year, Tenant shall pay the amount of such excess to Landlord within fifteen (15) days after Landlord furnishes such Operating Statement to Tenant.

      5.11  Every Operating Statement given by Landlord pursuant to Section
5.08 shall be conclusive and binding upon Tenant unless (i) within 120 days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying in reasonable detail either the particular respects in which, or the basis upon which, the Operating Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within 180 days after receipt of the Operating Statement. Landlord agrees, at no cost expense to Landlord, to grant Tenant reasonable access to those books and records of Landlord relevant to such dispute (other than privileged materials) for the purpose of verifying Operating Expenses incurred by Landlord in the Operational Year in question and to have and make copies of any and all bills and vouchers relating to such dispute. Tenant agrees that Tenant will not employ, in connection with any review or dispute under this lease, any person who is to be compensated, in whole or in part, on a contingency fee basis. In connection with any such review, audit or dispute, Tenant and its representatives shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord and Tenant, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review or audit, or the substance of any admissions or stipulations by any party in connection therewith, or of any resulting reconciliation, compromise or settlement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within fifteen (15) days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, within fifteen (15) days after Tenant's demand therefor, pay Tenant the amount of Tenant's overpayment of the Operating Expense Payment, if any, resulting from compliance with the Operating Statement, plus the reasonable out-of-pocket cost actually paid by Tenant to the person who conducted the audit of Landlord's books and records on Tenant's behalf in connection with verifying the Operating Expenses for the Operational Year in question, but only if the actual overpayment by Tenant of the actual Operating Expense Payment (as opposed to any Tenant's Projected Share of Operating Expenses) is more than 108% of the Operating Expense Payment so finally determined for the Operational Year in question.

      5.12 Landlord's failure during the lease term to prepare and deliver any of the demands, tax bills, notices of assessment, statements, other notices or other bills set forth in this Article 5, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Notwithstanding the foregoing, and except in the case where the term of this lease ends as a result of a default under any of the terms, covenants or conditions in this lease on Tenant's part to observe, perform or comply with, Landlord shall be deemed to have waived its right to claim any Tax Payment for any Tax Year occurring (in whole or in part) during the term of this lease if Landlord shall fail to render a Tax Statement with respect to any such Tax Years within three (3) years after the last day of the term of this lease, and Landlord shall be deemed to have waived its right to claim any Operating Expense Payment for any Operational Year occurring (in whole or in part) during the term of this lease if Landlord shall fail to render an Operating Statement with respect to any such Operational Years within three (3) years after the last day of the term of this lease.

                                   ARTICLE 6 6
                                SECURITY DEPOSIT

      6.01 Tenant has deposited with Landlord the sum of $4,000,000.00 by Letter of Credit (as hereinafter defined) as security for the faithful performance, observance and compliance with all of the terms, covenants and conditions of this lease on Tenant's part to perform, observe or comply with. In the event that Tenant defaults under any of the terms, covenants or conditions in this lease on Tenant's part to observe, perform or comply with (including, without limitation, the payment of any installment of fixed rent or any amount of additional rent), and fails to cure such default after the giving of any required notice and the expiration of any applicable cure period, then, to the extent required for the payment of any fixed rent, additional rent, or any other sums as to which Tenant is in default, or for any sum that Landlord may reasonably expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord), (a) Landlord may notify the Issuing Bank (as such term is defined in Section 6.03 hereof) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, or (b) in the event that Landlord is holding a cash security pursuant to Section 6.03 below, Landlord may use, apply, or retain the whole or any part of the cash security. In the event that Landlord applies or retains any portion or all of such cash security or proceeds of such Letter of Credit, or both, as the case may be, the amount not so used, applied or retained shall continue to be treated as Tenant's security deposit, and Tenant shall restore the amount so applied or retained within seven (7) days after Landlord's demand therefor, so that, at all times, the amount deposited shall be $4,000,000.00, subject to increase and/or reduction as hereinafter provided. On or before the Phase III Effective Date, the amount of the Letter of Credit shall be increased by $1,000,000.00 and on or before the Phase IV Effective Date, the Letter of Credit shall be increased by an additional $1,000,000.00. In the event that Tenant shall fully and faithfully comply with all of the material terms, provisions, covenants and conditions of this lease, that portion, if any, of the cash security or Letter of Credit, or both, as the case may be, not used, applied or retained shall be returned to Tenant within thirty (30) days after the Expiration Date and after delivery of possession of the entire Demised Premises to Landlord, in accordance with, and subject to, the applicable provisions of this lease.

      6.02 To the extent that the security deposited under this Article is a cash security deposit, Landlord agrees to deposit same into an interest bearing account in a bank or savings and loan association to be selected, from time to time, by Landlord in its sole discretion. Landlord agrees, further to hold said security in such an account for the entire term of this lease, subject, however, to the terms of Section 6.01 above with respect to the use, application or retention of such security. To the extent permitted by law, Tenant agrees that Landlord shall be entitled to receive and retain, as an administrative expense, a sum equal to one (1%) percent per annum upon such security, and Landlord shall have the right to withdraw such sum from time to time as Landlord shall determine in is sole discretion. The balance of the interest earned on such security shall, provided Tenant is not then in default under this lease, and to the extent that same shall not be used, applied or retained pursuant to the terms of Section 6.01 above, be paid to Tenant upon the request of Tenant, but not more than once during any calendar year of the term of this lease. Unless and until such interest shall be paid to Landlord and Tenant as herein provided, the same shall be held as a part of the security deposited by Tenant, subject to, and in accordance with, the terms of Section 6.01 above. Landlord shall not be required to credit any security with the interest for any period during which Landlord does not receive interest thereon.

      6.03 (a) Any letter of credit (the "LETTER OF Credit") to be delivered as security under this Article shall be a clean, irrevocable and unconditional letter of credit issued by and drawn upon a commercial bank (hereinafter referred to as the "ISSUING BANK") with offices for banking purposes in the City of New York which is a member of the New York Clearinghouse Association (or any successor thereto) or which is approved by Landlord, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of $4,000,000.00, subject to the increase in such amount as provided in Section
6.01 hereof or the reduction in such amount as provided in Sections 6.07 - 6.10 hereof. The Letter of Credit shall provide that:

                  (i) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn;

                  (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each, unless the Issuing Bank sends written notice (hereinafter called the "NON-RENEWAL NOTICE") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed; and

                  (iii) The Letter of Credit shall be transferable by the beneficiary thereof, without charge to the beneficiary, and that any failure to pay the transfer charges shall not affect the beneficiary's ability to transfer the Letter of Credit; the Letter of Credit may be transferred as aforesaid from time to time, by the then beneficiary under the Letter of Credit; to effectuate a transfer under the Letter of Credit, the beneficiary must notify the Issuing Bank in a writing signed by an authorized signatory of beneficiary, of the name and address of the transferee and of the effective date of the transfer; and upon the Issuing Bank's receipt of such writing, the Issuing Bank will issue an amendment to the Letter Credit that changes the name and address of the beneficiary hereof and shall deliver the original of such amendment to the new beneficiary/transferee and a copy thereof to the prior beneficiary/transferor.

            (b) Landlord, after its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft only, to receive the moneys represented by the Letter of Credit, which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Article pending the replacement of such Letter of Credit.

      6.04 In the event of a sale or transfer of the Land or the Building, or the then Landlord's interest in the Land or the Building, or a leasing by the then Landlord of the Land or the Building or of Landlord's interest therein, Landlord shall, at no cost or expense to Landlord, transfer or assign such cash security or Letter of Credit, or both, as the case may be, to the vendee, transferee or lessee, and Landlord shall notify Tenant, by certified mail, return receipt requested, of such sale, transfer or lease, together with the name and address of such vendee, transferee or lessee, and, in accordance with
Section 7-105 of the New York General Obligations Law, Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Landlord. In connection with the foregoing, Tenant, at no cost to Landlord, shall reasonably cooperate with Landlord and such vendee, transferee or lessee in connection with the transfer or assignment of such security or Letter of Credit, including, without limitation, executing and delivering, within ten (10) days after demand therefor, any and all instruments, certificates, agreements or other documents that Landlord, such vendee, transferee or lessee, the bank with which such security is deposited or the Issuing Bank may require.

      6.05 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, such cash security or Letter of Credit, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

      6.06 In the event that at any time during the term of this lease Landlord, in Landlord's reasonable opinion, believes that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "EXISTING L/C") in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "REPLACEMENT NOTICE") requiring Tenant within forty-five (45) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "REPLACEMENT L/C") from an Issuing Bank meeting the qualifications described in Section 6.03. Upon receipt of a Replacement L/C meeting the qualifications of Section 6.03, Landlord shall forthwith return the Existing L/C to Tenant. In the event that (a) a Replacement L/C meeting the qualifications of Section 6.03 is not received by Landlord within the time specified or (b) Landlord reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with Sections 6.01 and 6.02 subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new letter of credit meeting the qualifications of Section 6.03.

      6.07 Tenant may, at any time after the four (4) year period commencing on the Rent Commencement Date, request Landlord to reduce the amount of the security deposit being held by Landlord under this Article to $5,000,000.00, in which event, provided that at the time of such request (a) this lease is in full force and effect, (b) Tenant has paid the fixed rent and additional rent for such period, (c) no Event of Default then exists, (d) no Event of Default occurred during the one (1) year period ending on the date that Tenant makes such request, and (e) the amount of security then being held by Landlord under this Article is at least $6,000,000.00, Landlord shall either return to Tenant from the security deposit being held by Landlord under this Article the difference between the amount of the security deposit being so held by Landlord and $5,000,000.00, or, if such security is in the form of a Letter of Credit, Landlord shall consent in writing to, and, at no cost to Landlord, (A) accept from the Issuing Bank, an amendment to the Letter of Credit which reduces the amount thereof to $5,000,000.00 but which does not otherwise amend or modify same, and (B) if requested by the Issuing Bank, execute and deliver to the Issuing Bank such instruments required by the Issuing Bank to effectuate such reduction; or accept from the Issuing Bank a replacement Letter of Credit in the amount of $5,000,000.00, but which is otherwise substantially identical to the Letter of Credit then on deposit with Landlord, Landlord agreeing that upon its receipt of said replacement Letter of Credit it shall return the Letter of Credit then on deposit with Landlord to Tenant or to the Issuing Bank.

      6.08 Tenant may, at any time after the five (5) year period commencing on the Rent Commencement Date, request Landlord to reduce further the amount of the security deposit being held by Landlord under this Article to $4,000,000.00, in which event, provided that at the time of such request (a) this lease is in full force and effect, (b) Tenant has paid the fixed rent and additional rent for such period, (c) no Event of Default then exists, (d) no Event of Default occurred during the one (1) year period ending on the date that Tenant makes such request, and (e) the amount of security then being held by Landlord under this Article is at least $5,000,000.00, Landlord shall either return to Tenant from the security deposit being held by Landlord under this Article the difference between the amount of the security deposit being so held by Landlord and $4,000,000.00, or, if such security is in the form of a Letter of Credit, Landlord shall consent in writing to, and, at no cost to Landlord, (A) accept from the Issuing Bank, an amendment to the Letter of Credit which reduces the amount thereof to $4,000,000.00 but which does not otherwise amend or modify same, and (B) if requested by the Issuing Bank, execute and deliver to the Issuing Bank such instruments required by the Issuing Bank to effectuate such reduction; or accept from the Issuing Bank a replacement Letter of Credit in the amount of $4,000,000.00, but which is otherwise substantially identical to the Letter of Credit then on deposit with Landlord, Landlord agreeing that upon its receipt of said replacement Letter of Credit it shall return the Letter of Credit then on deposit with Landlord to Tenant or to the Issuing Bank.

      6.09 Tenant may, at any time after the six (6) year period commencing on the Rent Commencement Date, request Landlord to reduce further the amount of the security deposit being held by Landlord under this Article to $3,000,000.00, in which event, provided that at the time of such request (a) this lease is in full force and effect, (b) Tenant has paid the fixed rent and additional rent for such period, (c) no Event of Default then exists, (d) no Event of Default occurred during the one (1) year period ending on the date that Tenant makes such request, and (e) the amount of security then being held by Landlord under this Article is at least $4,000,000.00, Landlord shall either return to Tenant from the security deposit being held by Landlord under this Article the difference between the amount of the security deposit being so held by Landlord and $3,000,000.00, or, if such security is in the form of a Letter of Credit, Landlord shall consent in writing to, and, at no cost to Landlord, (A) accept from the Issuing Bank, an amendment to the Letter of Credit which reduces the amount thereof to $3,000,000.00 but which does not otherwise amend or modify same, and (B) if requested by the Issuing Bank, execute and deliver to the Issuing Bank such instruments required by the Issuing Bank to effectuate such reduction; or accept from the Issuing Bank a replacement Letter of Credit in the amount of $3,000,000.00, but which is otherwise substantially identical to the Letter of Credit then on deposit with Landlord, Landlord agreeing that upon its receipt of said replacement Letter of Credit it shall return the Letter of Credit then on deposit with Landlord to Tenant or to the Issuing Bank.

      6.10 Tenant may, at any time after the seven (7) year period commencing on the Rent Commencement Date, request Landlord to reduce further the amount of the security deposit being held by Landlord under this Article to $2,000,000.00, in which event, provided that at the time of such request (a) this lease is in full force and effect, (b) Tenant has paid the fixed rent and additional rent for such period, (c) no Event of Default then exists, (d) no Event of Default occurred during the one (1) year period ending on the date that Tenant makes such request, and (e) the amount of security then being held by Landlord under this Article is at least $3,000,000.00, Landlord shall either return to Tenant from the security deposit being held by Landlord under this Article the difference between the amount of the security deposit being so held by Landlord and $2,000,000.00, or, if such security is in the form of a Letter of Credit, Landlord shall consent in writing to, and, at no cost to Landlord, (A) accept from the Issuing Bank, an amendment to the Letter of Credit which reduces the amount thereof to $2,000,000.00 but which does not otherwise amend or modify same, and (B) if requested by the Issuing Bank, execute and deliver to the Issuing Bank such instruments required by the Issuing Bank to effectuate such reduction; or accept from the Issuing Bank a replacement Letter of Credit in the amount of $2,000,000.00, but which is otherwise substantially identical to the Letter of Credit then on deposit with Landlord, Landlord agreeing that upon its receipt of said replacement Letter of Credit it shall return the Letter of Credit then on deposit with Landlord to Tenant or to the Issuing Bank.

      6.11  Tenant's  federal employer  identification  number is: 13-4034015.

                           ARTICLE 7 7
         SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

      7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. In the event Tenant fails to execute and deliver to Landlord such instrument within fifteen (15) days of request therefor, Landlord may, but shall not be obligated to, execute such instrument for and on behalf of Tenant as its attorneys-in-fact. In acknowledgment thereof, Tenant hereby appoints Landlord as its irrevocable attorney-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this
Section 7.01 on behalf of Tenant. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "SUPERIOR LEASES" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "SUPERIOR MORTGAGES" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a "LESSOR".

     7.02 In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, or entitle Tenant to any abatement or offset against the payment of rent, Tenant shall not exercise such right (i) until it has given written notice of such act or omission or the accrual of such claim or right, to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy, but no more than sixty (60) days after the date such holder or lessor receives such notice (except to the extent is entitled under this lease or otherwise to more than sixty (60) days)), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

      7.03 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, or if a superior lease shall terminate or be terminated for any reason, then, at the election and upon demand of the party so succeeding to Landlord's rights, as the successor owner of the property of which the Demised Premises is a part, or as the mortgagee in possession thereof, or otherwise (such party, owner or mortgagee being herein sometimes called the "SUCCESSOR LANDLORD"), Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment, this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the executory terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment, except that the successor landlord shall not be

            (a) liable for any previous act or omission of Landlord (or its predecessor in interest) under this lease, except for defaults of the Landlord under this lease that are continuing after the successor landlord becomes the Landlord under this lease;

            (b) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest), except for offsets and defenses that are expressly set forth in this lease;

            (c) (except that to the extent the lessor of a superior lease or holder of a superior mortgage (before becoming a successor landlord) otherwise expressly agreed in writing, either in such superior lease or superior mortgage, or in a subordination, non-disturbance and attornment agreement with Tenant) bound by any previous modification of this lease or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease;

            (d) bound by any covenant to undertake or complete any construction of the Demised Premises or any portion thereof or pay for or reimburse Tenant for any costs incurred in connection with such construction, except for Landlord's Work and Post-Commencement Landlord's Work;

            (e) required to account for any security deposit of Tenant other than any security deposit actually delivered to the successor landlord by Landlord;

            (f) liable for the obligations of Landlord under this lease for any period of time other than such period as such successor landlord holds such interest;

            (g) responsible for any monies owing by Landlord to the credit of Tenant; and

            (h) bound by any obligation to make any payment to Tenant or grant or be subject to any credits. The foregoing provisions shall inure to the benefit of any successor landlord, shall apply to the tenancy of Tenant notwithstanding that this lease may terminate upon the termination of the superior lease, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any successor landlord, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to such successor landlord, in which Tenant shall acknowledge such attornment. Nothing contained in this Section 7.03 shall be construed to impair any right, privilege or option of any successor landlord (except as may otherwise be expressly set forth in this Section 7.03) or, except as otherwise provided in this lease, to impair any right, privilege or option of Tenant.

      7.04 If, in connection with obtaining financing or refinancing for the Building, or Landlord's estate and interest therein, a lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender) or adversely affect Tenant's rights or remedies under this lease or the leasehold interest hereby created.

      7.05 (a) Notwithstanding anything contained in this Article to the contrary, but provided that the Tenant named herein (or a Related Entity (as defined in Section 9.11 below) of the Tenant named herein) or a successor to the Tenant named herein (or to a Related Entity of the Tenant named herein) after a Stock Transfer (as defined in said Section 9.11) is the then Tenant hereunder, and such Tenant then occupies for its own account at least 57,000 rentable square feet of the Demised Premises, Landlord shall obtain and deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement (hereinafter referred to as an "SNDA") for the benefit of Tenant from the holder of the superior mortgage now in effect and from the holder of each new superior mortgage that becomes effective after the date hereof and from the lessor under each superior lease that becomes effective after the date hereof, which SNDA shall be in recordable form and content then utilized by such holder or lessor and, with respect to each new superior mortgage that becomes effective after the date hereof and from the lessor under each superior lease that becomes effective after the date hereof, shall be comparable to the SNDA obtained from the holder of the superior mortgage now in effect, and which shall provide, in substance, that as long as Tenant is not in default in the payment of fixed rent or additional rent or any other term, covenant or condition of this lease, beyond any applicable notice and cure period and provided Tenant attorns to such holder or lessor, as the case may be, under the terms and provisions of this lease, (a) its rights as Tenant hereunder shall not be affected or terminated, (b) its possession of the Demised Premises shall not be disturbed, and (c) no action or proceeding shall be commenced to remove or evict Tenant. (Notwithstanding the foregoing, such occupancy requirement of 57,000 rentable square feet shall not apply to the holder of the Superior Mortgage now in effect, and thereafter, until the Demised Premises comprises 57,000 rentable square feet

(or more), such 57,000 rentable square foot requirement shall be reduced to the actual number of rentable square feet of the Demised Premises.) Until such time as Landlord obtains and delivers to Tenant an SNDA from a holder of a superior mortgage or from the lessor under a superior lease, this lease shall not be subject or subordinate to the superior mortgage or superior lease in question. Notwithstanding anything contained in this Section 7.05 to the contrary, to the extent that the failure or inability of Landlord to deliver to Tenant an SNDA from such holder or lessor results in this lease not being subject and subordinate to such superior mortgage or superior lease, Landlord shall not be obligated to obtain and deliver to Tenant an SNDA from such holder or lessor. In addition, if Tenant fails to execute, acknowledge or deliver to Landlord or to such holder or lessor such an SNDA within thirty (30) days after Landlord's delivery of same to Tenant, whether or not such holder or lessor has already executed same, this lease shall be subordinate to such superior mortgage or superior lease, as the case may be, as set forth in Sections 7.01, 7.02 and 7.03 above, and Landlord shall be deemed to have fulfilled all of its obligations under this Section with respect to obtaining an SNDA from such holder or lessor, as the case may be.

            (b) As between Tenant and the holder of any superior mortgage and/or the lessor under any superior lease with whom Tenant has entered into an SNDA, if any of the provisions of this Article 7 are inconsistent with the provisions of such SNDA, the provisions of such SNDA shall govern.

                                    ARTICLE 8
                                 QUIET ENJOYMENT

      8.01 So long as no Event of Default exists, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations, terms, covenants and conditions of this lease and, as provided in
Article 7, to the superior leases and the superior mortgages.


                                    ARTICLE 9
                            ASSIGNMENT AND SUBLETTING

      9.01 (a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or encumber this lease or any of its rights or estates hereunder, sublet the Demised Premises or any part thereof, or suffer, or permit, the Demised Premises, or any part thereof, to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord's consent to an assignment or subletting shall not, in any wise, be construed to relieve Tenant from obtaining Landlord's express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord's prior written consent in each instance.

            (b) As used in this Article, except in the definition of the term "RELATED ENTITY," the word "CONTROL," (including the derivations of the word "CONTROL," such as "CONTROLLING" "CONTROLLED BY" or "UNDER COMMON CONTROL WITH" or words of like import) shall mean: (i) ownership of more than 50% of the outstanding voting capital stock of a corporation or more than 50% of the beneficial interests of any other entity OR (ii) the ability effectively to control or direct the business decisions of such corporation or entity. The term "RELATED ENTITY" shall mean an entity which controls, is controlled by or is under common control with Tenant, which for purposes hereof shall mean (x) ownership by Tenant of more than 50% of the outstanding voting capital stock of a corporation or more than 50% of the beneficial interests of any other entity AND (y) the ability to effectively control or direct the business decisions of such corporation or entity

      9.02 (a) If Tenant shall, at any time or times during the term of this lease, desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice (the "A/S NOTICE") shall be accompanied by: (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than 180 days (other than for any proposed Excepted Subletting (as hereinafter provided) for which such 180 days shall be extended to 270 days) after the giving of such notice; (b) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises; and (c) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report. In the case of a proposed assignment, the entire Demised Premises shall be referred to as the "LEASEBACK SPACE," and in the case of a proposed subletting, the portion of the Demised Premises that Tenant desires to sublet shall be referred to as the "LEASEBACK SPACE." IN LIEU of the conformed or photostatic copy of the proposed sublease described in clause (a) hereof, the A/S Notice may be accompanied by a term sheet or letter of intent (the "SUBLEASE TERM SHEET"), duly executed by both Tenant and the proposed subtenant, which sets forth (A) the commencement date and the expiration date of the proposed subletting, (B) the annual rental payable during the term of the proposed subletting, (C) all material items of additional rent payable under, or with respect to, the proposed sublease, including, without limitation, any additional rent related to increases in real estate taxes or operating expenses for the Building, increases in any price index or wage or labor rate, and any sprinkler or water charges, (D) the amount and form of any security to be deposited by the proposed subtenant, (E) the dollar amount of any work which Tenant is willing to perform or pay for in the Leaseback Space, (F) any concession or free rent period applicable to the proposed subletting, (G) all other material terms and conditions of the proposed subletting, and (H) if the Leaseback Space is not the entire Demised Premises, the rentable area of the Leaseback Space and a floor plan thereof. Except for an "Excepted Subletting" (as hereinafter defined) each A/S Notice given to Landlord shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (hereinafter referred to as "LANDLORD'S OPTION"),
(i) sublease the Leaseback Space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the

Demised Premises and the proposed subletting is not for all (or substantially all) of the balance of the term of this lease), (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises for a term expiring within the last fifteen (15%) of the then balance of the term of this lease), or (iii) terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises for a term expiring within the last fifteen (15%) of the then balance of the term of this lease). Landlord's Option may be exercised by Landlord by notice to Tenant at any time during the twenty (20) day period (the "A/S REVIEW PERIOD") commencing on the date (the "A/S NOTICE DATE") that Landlord has received the A/S Notice and all of the documentation and information described in this Section 9.02; and through the last day of the A/S Review Period Tenant shall not assign this lease nor sublet such space to any person.

            (b) In the event that Landlord exercises its Landlord's Option in accordance with the provisions of Section 9.02(a) above and within twelve (12) months thereof, Landlord re-leases (herein, the "SUCCEEDING LEASE") the Leaseback Space or any portion thereof (the "RELET SPACE"), to any other person, party or entity (herein, the "SUCCEEDING TENANT"), then Landlord agrees to pay to Tenant the "SHARED EXCESS" (as such term is hereinafter defined), if any, with respect to the ReLet Space, subject to and in accordance with the provisions hereinafter contained. As used herein, the "SHARED EXCESS" shall mean fifty (50%) percent of the amount by which (1) the fixed rent and additional rent payable and actually paid by the Succeeding Tenant pursuant to the Succeeding Lease for the ReLet Space for the portion of the term thereof corresponding to the remainder of the term of this lease exceeds (2) the fixed rent and additional rent payable by Tenant as set forth in this lease for the corresponding part of the term with respect to the ReLet Space (the difference between (1) and (2) being herein called the "OVERAGE"), after (3) Landlord has recovered Landlord's reasonable and customary expenses, including without limitation, for brokerage commissions, advertising expenses, attorneys' fees and construction and design allowances, payments on account of work and/or contributions to prepare the ReLet Space for the Succeeding Tenant's occupancy (including the costs incurred by Landlord in physically separating the ReLet Space from the balance of the Demised Premises), as well as Landlord's lost income in rent concessions or due to vacancy, all of which shall be charged against the first Overage actually received by Landlord until fully recovered. The Shared Excess for the ReLet Space shall continue to be paid for so long as the Overage is being received by Landlord, provided, however, that no Shared Excess shall be required to be paid and no Overage shall apply at any time after the term of this lease would have expired pursuant to its own terms. Any payment to be made by Landlord to Tenant pursuant to this Section shall be payable solely out of the Shared Excess, if any, if, as and when actually received by Landlord to the extent attributable to the ReLet Space and to a portion of the term of the Succeeding Lease corresponding to what would have been otherwise unexpired term of this lease and shall be subject to the condition that there shall not have been any uncured default by Tenant in observing or performing any of the terms, covenants and conditions of this lease. If at the time Landlord would otherwise be obligated to make a payment under this Section, but for the fact that at such time Tenant is in breach or default of any of the terms, covenants and conditions of this lease on Tenant's part to observe, perform or comply with, Landlord shall become obligated to make such payment when such breach or default is cured, provided Landlord accepts such cure and does not terminate this lease as a result of such default, and provided further the other conditions to Landlord's obligation to make such payment remain satisfied.

      9.03  (a)   If Landlord exercises Landlord's Option to terminate this
lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

            (b) If Landlord exercises Landlord's Option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (i) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; and
(ii) from and after such date the fixed rent and Tenant's Proportionate Share shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises.

      9.04  (a)   If Landlord exercises Landlord's Option to sublet the
Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this lease and (ii) the rentals set forth in the proposed sublease or in the Sublease Term Sheet, as the case may be, and shall be for the same term as that of the proposed subletting, and such sublease shall:

                  (v) be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                  (w) be upon the same terms and conditions as those contained in the proposed sublease, or in the Sublease Term Sheet, as the case may be, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                  (x) give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, decoration, installations, and improvements in the space covered by such sublease (Landlord hereby agreeing that Tenant shall not be obligated to remove or restore any such changes, alterations, decorations, installations or improvements) and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this lease less one (1) day;

                  (y) provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make changes, alterations, decorations, installations and improvements in the Leaseback Space or any part thereof and shall also provide in substance that any such changes, alterations, decorations, installations and improvements in the Leaseback Space therein made by any assignee or subtenant of Landlord or


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

its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal (Landlord hereby agreeing that Tenant shall not be obligated to remove or restore any such changes, alterations, decorations, installations or improvements); and

                  (z) also provide that (A) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (B) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (C) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, and (D) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

            (b) If Landlord exercises Landlord's Option to sublet the Leaseback Space, then:

                  (i) Landlord shall indemnify and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

                  (ii) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and

                  (iii) Tenant shall have no obligation, at the expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or its designee).

      9.05  In the event that Tenant complies with the provisions of Section
9.02 and Landlord does not exercise any Landlord's Option within the A/S Review Period, and provided that no Event of Default then exists, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon the condition that:

            (a) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building, Landlord agreeing to advise Tenant of any such negative covenants promptly upon request;

            (b) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

            (c) if, on the date that Landlord receives the A/S Notice, Landlord, in Landlord's reasonable determination, has available for leasing, or expects to have available for leasing during the six (6) month period commencing on such date, space in the Building that is comparable in size to the Demised Premises (in the case of a proposed assignment by Tenant) or comparable in size to the portion of the Demised Premises that Tenant desires to sublet (in the case of a proposed subletting by Tenant), neither (i) the proposed assignee or sublessee nor (ii) any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant or tenant of any part of the Building;

            (d) if, on the date that Landlord receives the A/S Notice, Landlord, in Landlord's reasonable determination, has available for leasing, or expects to have available for leasing during the six (6) month period commencing on such date, space in the Building that is comparable in size to the Demised Premises (in the case of a proposed assignment by Tenant) or comparable in size to the portion of the Demised Premises that Tenant desires to sublet (in the case of a proposed subletting by Tenant), the proposed assignee or sublessee is not a person with whom Landlord is then, or shall have been during the previous six (6) month period, negotiating to lease space in the Building;

            (e) the proposed assignment agreement or sublease agreement, as the case may be, shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

            (f) at no time on any floor of the Demised Premises shall there be off of the elevator lobby to the rentable space on such floor, more than three
(3) other separate entrances to the rentable space on such floor (other than the space occupied by the then Tenant and any Related Entity of the then Tenant);

            (g) the rental and other terms and conditions of the assignment or sublease are in all material respects the same as those contained in the proposed assignment or sublease furnished to Landlord pursuant to Section 9.02 or in the Sublease Term Sheet, as the case may be;

            (h) Tenant shall not have: (i) advertised or publicized to the public in any way the availability of the Demised Premises without prior notice to, and approval by, Landlord, which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (ii) listed


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



the Demised Premises for subletting or assignment at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building;

            (i) the sublease shall not allow the use of the Demised Premises or any part thereof for any purpose that is not expressly permitted under this lease, subject to all of the terms, covenants, conditions, prohibitions, restrictions and limitations set forth in this lease;

            (j) the proposed assignee or sublessee is not a person entitled, directly or indirectly, to diplomatic or sovereign immunity or is not subject to service of process in New York State or to the jurisdiction of the State and Federal Courts located in New York State; and

            (k) the sublease shall not provide for an option on behalf of the subtenant thereunder to extend or renew the term of such sublease beyond the date which is one (1) day prior to the last day of the term of this lease or the Extension Term (if any).

If within seventeen (17) days after the A/S Notice Date, Landlord fails to respond to Tenant's request for Landlord's consent to the proposed assignment or subletting (whether by granting or denying such consent or by requesting any of the additional information or documentation to which Landlord is entitled under this Article 9), Tenant may give to Landlord a second (2nd) notice notifying Landlord that if within three (3) days after Landlord's receipt of such second
(2nd) notice Landlord fails to respond to Tenant's request for such consent, such failure shall be deemed the granting of such consent. Thereafter, if Landlord fails to respond to Tenant's request for such consent within such three
(3) day period, such consent shall be deemed given, but only to the proposed assignment or subletting in question.

      9.06 (a) Tenant shall reimburse Landlord within fifteen (15) days after Landlord's demand, and as additional rent, for all reasonable and actual out-of-pocket costs and expenses that may be incurred or paid by Landlord in connection with all proposed assignments and sublettings, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the reviewing of the proposed assignment or subletting and all of the documents and other information related thereto (which costs and expenses Tenant covenants and agrees to reimburse to Landlord regardless of whether Landlord consents to the proposed assignment or sublease or whether such consent is required hereunder).

            (b) In the event that (i) Landlord fails to exercise any Landlord's Option and consents to a proposed assignment or sublease and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 120 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 9.02, before assigning this lease or subletting all or part of the Demised Premises.

      9.07 Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any subletting and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant, except as otherwise expressly provided in Section 9.04 above, shall and will


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


remain fully liable for the payment of the fixed rent and additional rent due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant, or any person claiming through or under Tenant (except as provided in Section 9.04), shall, or will, be made, except upon compliance with, and subject to, the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 9.02, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

      9.08 With respect to each and every sublease or subletting, whether or not consent is required under this Article, it is further agreed that:

            (a) no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

            (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until a true, complete, fully-executed counterpart of such sublease has been delivered to Landlord; and

            (c) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Landlord under this lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's fixed rent or any additional rent then due, in either case not approved by Landlord in writing, which approval (in the case of a modification) shall not be unreasonably withheld, conditioned or delayed provided that all of the applicable terms and conditions with respect to a proposed subletting are satisfied, as if such modification were a new sublease (e.g., if the proposed modification did not involve the subletting of additional space then Landlord's Option would not apply thereto).

      9.09 Any assignment or transfer, whether or not Landlord's consent is required under this Article, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this lease on the part of

Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

      9.10 If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

            (a) in the case of an assignment, an amount equal to 50% of all sums and other consideration (collectively, the "ASSIGNMENT CONSIDERATION") payable to Tenant by the assignee for or by reason of such assignment (including, but not limited to (x) sums payable for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less (y) in the case of a sale thereof, the then fair market value thereof) and less the expenses, to the extent reasonable (such expenses being hereinafter referred to as the "ASSIGNMENT EXPENSES") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

          (b) in the case of a sublease, an amount equal to 50% of all rents, additional rents, charges and other consideration (collectively, the "SUBLETTING CONSIDERATION") payable under the sublease to, or on behalf of, Tenant by, or on behalf of, the subtenant, to the extent such amounts, in the aggregate, exceed the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to (x) sums payable for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less (y) in the case of the sale thereof, the then fair market value thereof, and in the case of the rental thereof, the amortization or depreciation deduction taken by Tenant on its federal income tax return for such fixtures, leasehold improvements, equipment, furniture, or other personal property that is attributable to the period that same are so rented, Tenant hereby agreeing that in no event shall the difference between the amount described in clause (x) and the amount described in clause
(y) be less than zero) and less the expenses, to the extent reasonable (such expenses being hereinafter referred to as the "SUBLETTING EXPENSES") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions, the amount of any rent concessions or abatements and legal fees in connection with such subletting.

The sums payable under subsection 9.10(a) shall be paid prior to the effective date of the assignment in question, such payment being a condition precedent to the effectiveness of Landlord's consent to such assignment, and the sums payable under subsection 9.10(b) shall be paid to Landlord as and when the Subletting Consideration is actually (and only to the extent) paid by the subtenant, as the case may be. Together with Tenant's execution and delivery of such assignment or sublease, as the case may be, Tenant shall deliver to Landlord a statement of the


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


Assignment Consideration and the Assignment Expenses, or the Subletting Consideration and the Subletting Expenses, as the case may be, certified as true, complete and correct by an officer or principal of Tenant. In the event of any dispute with respect to the Assignment Consideration, the Assignment Expenses, the Subletting Consideration or the Subletting Expenses, such dispute shall be determined by arbitration in accordance with the provisions of Article 34 hereof.

      9.11  (a)   For the purpose of this Article, the following are "PROHIBITED
TRANSFERS" to which Section 9.01 shall apply as if any of such Prohibited Transfers were an assignment of this lease: The issuance or transfer of interests in Tenant or any guarantor of Tenant's obligations hereunder (a "GUARANTOR") (whether stock, partnership interests, interests in a limited liability company or otherwise) to a person or group of related persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance or transfer, control of Tenant or such Guarantor (as it shall be constituted after giving effect to such issuance or transfer of interests in Tenant or Guarantor, as the case may be), directly or indirectly, shall have changed, shall be deemed a Prohibited Transfer unless the conditions of subsection (b) below are met. Any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article.

            (b) Notwithstanding the foregoing, if Tenant or a Guarantor is a corporation listed and traded on a nationally recognized stock exchange or over-the-counter market, the transfer, sale or other disposition (including issuance) of the stock of such corporation shall not be deemed an assignment of this lease or a Prohibited Transfer. In addition, (i) transfers of the stock of Tenant ("STOCK TRANSFERS") to a corporation into which or with which Tenant is merged or consolidated or (ii) an assignment ("RELATED ENTITY ASSIGNMENT") or sublease ("RELATED ENTITY SUBLEASE") to a Related Entity shall not be a Prohibited Transfer and shall be permitted without Landlord's consent, provided that: (A) in the case of a Stock Transfer or a Related Entity Assignment, the successor to Tenant or assignee, as applicable, has a net worth, computed in accordance with generally accepted accounting principles, at least equal to $75,000,000.00; (B) in the case of a Stock Transfer or a Related Entity Assignment, reasonable proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction; (C) in the case of a Related Entity Assignment or a Related Entity Sublease, such books and records of the then Tenant as may be necessary to establish that any assignee or sublessee claimed by Tenant to be a Related Entity is in fact a Related Entity shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction; (D) the purposes for which such successor to Tenant (in the case of a Stock Transfer) or such assignee or sublessee (in the case of a Related Entity Assignment or a Related Entity Sublease) shall use the Demised Premises (or the applicable portions thereof) are limited to uses expressly permitted by this lease (subject to all of the terms, covenants, conditions, prohibitions, restrictions and limitations set forth in this lease); (E) an executed duplicate original of the assignment and assumption agreement (in the case of a Related Entity Assignment) or sublease (in the case of a Related Entity Sublease), shall be delivered to Landlord for review by Landlord and Landlord's counsel, at least ten (10) days prior to the effective date thereof; (F) Tenant (in the case of a Stock Transfer or a Related Entity Sublease) or the assignor (in the case of a Related Entity Assignment) shall and will remain fully liable for the payment of


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

the fixed rent and additional rent due and to become due under this lease and shall not be released from any of its obligations or liabilities under this lease and Tenant shall be fully responsible and liable for all acts or omissions of the sublessee (in the case of a Related Entity Sublease) or the assignee (in the case of a Related Entity Assignment) or anyone claiming under or through Tenant, or such sublessee or such assignee, as the case may be; and (G) such assignee or sublessee (in the case of a Related Entity Assignment or a Related Entity Sublease), as of the effective date of such assignment or the commencement date of such sublease, as the case may be, and all times thereafter, is a Related Entity. Simultaneously with the delivery of such assignment and assumption agreement or sublease, Tenant shall deliver to Landlord a certified copy of a duly adopted resolution of the board of directors of both Tenant and the assignee or sublessee, as applicable, authorizing the execution, acknowledgment and delivery of said assignment and assumption agreement or sublease, and the transactions contemplated therein. In connection with the information to be provided to Landlord pursuant to this Section, Landlord shall have the right, at any reasonable time, and from time to time, to examine such books and records of the then Tenant as may be necessary to establish that such assignee or sublessee remains a Related Entity. Landlord's Option and Section 9.10 above shall not apply to a Stock Transfer, a Related Entity Assignment or a Related Entity Sublease, provided the conditions set forth in clause (A) through (G) above are satisfied.

      9.12  (a)   Landlord's Option and the provisions of Section 9.10(b) (and any obligation of Tenant to pay to Landlord any Subletting Consideration) shall not apply to the subletting (an "EXCEPTED SUBLETTING") by Tenant of the first 60,000 rentable square feet of space (in the aggregate) in the Demised Premises sublet by Tenant (such first 60,000 rentable square feet of space being hereinafter referred to as the "EXCEPTED SUBLET SPACE"). (For the purposes of clarification, if Tenant's first sublease is for 40,000 rentable square feet, and such sublease expires, and Tenant re-sublets 30,000 rentable square feet of the same 40,000 rentable square foot area, then the re-subletting of 10,000 rentable square of such 30,000 rentable square feet will not qualify as an Excepted Subletting and such 10,000 rentable square feet will not qualify as Excepted Sublet Space; however, if Tenant's first sublease is for 20,000 rentable square feet, and such sublease expires, and Tenant re-sublets the same 20,000 rentable square foot area, and such sublease expires, and Tenant re-sublets again the same 20,000 rentable square foot area, then both of such re-sublettings will qualify as an Excepted Subletting.) The remaining provisions of this Article 9 (including, without limitation, Sections 9.02, 9.05, 9.06,
9.07 and 9.08) shall apply to any Excepted Subletting, except that subsections 9.05(c) and (d) shall be deemed modified by inserting immediately before the word "space" on the third (3rd) lines thereof, the words "for approximately the same period of the proposed Excepted Subletting" for an Excepted Subletting, the term of which (including all extensions and renewals thereof that are provided for in the proposed sublease in respect thereof, regardless of whether or not the right or the option to so extend or renew is exercised) is two (2) years (or less).

            (b) For the purposes of this Section, a sublease, the term of which (including all extensions and renewals thereof that are provided for in the proposed sublease in respect thereof, regardless of whether or not the right or the option to so extend or renew is exercised) is three (3) years (or less) and which is to commence prior to the tenth (10th) anniversary of the Commencement Date is referred to as a "SHORT TERM SUBLEASE." If at any time after there are Excepted Sublettings for all 60,000 rentable square feet of the Excepted Sublet Space, the area which constitutes the Excepted Sublet Space is less than 60,000 rentable square feet as a result of one (1) or more of the Excepted Sublettings ending, then Landlord's Option shall not apply to any Short Term Sublease that is a Small Sublease (as hereinafter defined), but all other provisions of this Article (including subsection 9.10(b) and any obligation of Tenant to pay to Landlord any Subletting Consideration) shall apply to Short Term Subleases that are Small Subleases. For the purposes of this Section, a "SMALL SUBLEASE" is a sublease of a portion of the Demised Premises where the aggregate area of the Demised Premises that is covered by such sublease (including all portions of the Demised Premises in respect of which the prospective subtenant may sublease pursuant to any rights or options set forth in such sublease or otherwise, regardless of whether or not such rights or options are exercised), together with the aggregate area of the Demised Premises covered by all other subleases (other than Excepted Sublettings) and other occupancy agreements (i) then in effect (regardless of whether or not the terms thereof have commenced and regardless of whether or not such other subleases or other occupancy agreements are Short Term Subleases) or (ii) for which Tenant is then requesting Landlord's approval or consent to sublet (including, in the case of clauses (i) and (ii), all portions of the Demised Premises in respect of which the subtenant or prospective subtenant, as the case may be, may sublease pursuant to any rights or options set forth in its sublease or proposed sublease, as the case may be or otherwise, regardless of whether or not such rights or options are exercised), comprises a rentable area that is no more than the difference between 60,000 rentable square feet and the rentable area of the then Excepted Sublet Space.

      9.13 The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this lease on Tenant's part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

      9.14 The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublease of the Demised Premises, or to the use or occupancy thereof by others.

      9.15 Landlord hereby consents to a sublease by Tenant to the New York City Industrial Development Agency (the "IDA") of Tenant's improvements to the Demised Premises and a sub-sublease by the IDA to Tenant of such Tenant's improvements, it being understood and agreed that such sublease and sub-sublease shall be subject and subordinate in all respects to this lease and Landlord's rights and remedies under this lease.

                                  ARTICLE 10 10
           COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC AUTHORITIES

      10.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law and/or requirement of public authority, and Tenant, at its expense, shall comply with all laws and/or requirements of public authorities which shall, with respect to the

Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, except for the mere occupancy of the Demised Premises for purposes expressly set forth in Section 2.01(a) hereof,
(ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from Tenant's manner of use of the Demised Premises (as distinguished from the mere use thereof for the purposes expressly permitted pursuant to subsection 2.01(a) above) or from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law and/or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

      10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

            (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

            (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

            (c) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

            (d) Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

      10.03 Tenant shall not cause or permit "HAZARDOUS MATERIALS" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from the Demised


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


Premises or the Building, except that Tenant may use and store limited quantities of substances reasonably necessary in the ordinary operation and maintenance of office equipment, provided such substances are used and stored within the Demised Premises, in accordance with all applicable laws and/or requirements of public authorities. The term "HAZARDOUS MATERIALS" shall, for the purposes hereof, mean any flammable, explosive or radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material, as now or hereafter defined as a hazardous material or a hazardous substance by any federal, state or local law, ordinance, rule or regulation, now or at any time hereafter in effect, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any or all of such Hazardous Materials from the Demised Premises or the Building in the manner prescribed for such removal by all requirements of law. The provisions of this Article shall survive the expiration or sooner termination of this lease.

      10.04 Notwithstanding anything to the contrary contained in this lease, Tenant agrees that, except to the extent expressly a part of Landlord's Work or Post-Commencement Landlord's Work, it shall be solely responsible, at its expense, to cause the Demised Premises (including the lavatories within the Demised Premises and all entrances and exits to and from the Demised Premises) to be, and to remain throughout the term hereof, in compliance with the provisions of the Americans With Disabilities Act of 1990 and any municipal laws, ordinances and rules of like import, and any regulations adopted and amendments promulgated pursuant to any of the foregoing (hereinafter referred to collectively as the "ADA"), and Landlord shall have no obligation whatsoever in connection therewith, except as otherwise expressly required in Exhibit G hereto. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of, any notices alleging violations of the ADA relating to any portion of the Demised Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Demised Premises. In addition, without Landlord's prior written consent in each instance, no portion of the Demised Premises shall be used in any manner, and no Changes shall be performed, if such manner of use or such Changes requires that any alterations, changes, additions, improvements or other work be performed or made to any portions of the Building (outside the Demised Premises, except to the extent any of the foregoing is (or will be) performed as a part of the Base Building Work) or the Land, which consent may be withheld by Landlord in its sole and absolute discretion. If Landlord gives its consent for such manner of use or Changes, then, Landlord, at Tenant's sole cost and expense, shall perform or make such alterations, changes, additions, improvements or other work, and Tenant shall pay to Landlord as additional rent the cost and expense incurred or paid by Landlord to perform or make same, within ten (10) days after Landlord's demand therefor, which demand shall be accompanied by a reasonably detailed statement of the alterations, changes, additions, improvements or other work so performed or made and the cost and expense incurred or paid by

Landlord. Nothing in this Section shall affect or reduce Landlord's obligations under Sections 4.08 and 4.09 above.

      10.05 Notwithstanding anything to the contrary contained in this lease, Tenant agrees, at its sole cost and expense, to (a) install the Class E fire safety system within the Demised Premises (the "CLASS E SYSTEM"), (b) connect same to the Building's Class E fire safety system, and (c) thereafter maintain the Class E System within the Demised Premises in compliance with all laws or requirements of public authorities, provided that any reprogramming of the Building's Class E fire safety system as a result of such installation and connection shall be performed by Landlord at its cost and expense. Landlord shall have no obligation whatsoever in connection with any Tenant caused Class E compliance or otherwise in connection with the Class E System within the Demised Premises. Landlord's Class E system contractor for the Building shall provide the necessary service to repair and maintain Tenant's Class E system in the Demised Premises and Tenant shall pay to Landlord, within fifteen (15) days after Landlord's written demand as additional rent, the reasonable monthly cost (based on Landlord's actual cost, without "mark-up") of providing such service to the Demised Premises.

                                  ARTICLE 11 11
                                    INSURANCE

      11.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, permit anything to be done, keep, or permit anything to be kept, in the Demised Premises which would (a) subject Landlord to any liability or responsibility for personal injury, death or property damage; (b) increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04); or (c) result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

      11.02 Tenant covenants to provide on or before the earlier to occur of
(i) the Commencement Date and (ii) ten (10) days from the date of this lease and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

          (a) Commercial general liability insurance, with broad form endorsement, containing an omnibus named insured provision naming as additional insureds Landlord, Max Capital Management Corp., 1440 Broadway Partners Corp., and Morgan Guaranty Trust Company of New York (collectively, the "PRESENT ADDITIONAL INSUREDS"), and the holders of all superior mortgages, the lessors under all superior leases, Landlord's agents and all other persons and entities designated by Landlord (but only to the extent that Landlord specifically requests such holders, lessors, agents and other persons and entities to be so named) and protecting Landlord, Tenant, all of Tenant's subtenants, and all such other additional insureds, against (i) all claims, demands or actions for injury to, or death of, persons or property, arising from, related to, or in any way connected with the use or occupancy of the Demised Premises, or caused by actions or omissions to act of Tenant, its agents, servants and contractors, or of any person or entity claiming by, through or under Tenant, and (ii) all accidents occurring in or about the Demised Premises. Such policy shall have limits of liability of not less than $5,000,000.00 combined single limit coverage on a per occurrence basis, including property damage, no more than $2,000,000.00 of which may be covered under a so-called "umbrella" insurance policy. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this lease, and shall include independent contractors' coverage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (i) naming Landlord (and the above-mentioned other persons and entities) as additional insureds, (ii) specifically referencing the Demised Premises, and (iii) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this lease;

            (b) Worker's compensation, and, if required by applicable law, disability and such other similar insurance, in statutory amounts, covering all persons that are performing Changes (as hereinafter defined), or with respect to whom death or bodily injury claims could be asserted against Landlord, the Land or the Building, and endorsed to waive subrogation claims in favor of Landlord, and each of the Present Additional Insureds and all other additional insureds requested by Landlord; and

            (c) property insurance coverage against all risk of loss or damage from any cause whatsoever in an amount adequate to cover the cost of replacement of all of personal property, fixtures, furniture, furnishings, valuable papers and documents, data, leasehold improvements and equipment, including Tenant's Work, Tenant's Property and all Changes, located in the Demised Premises.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A-VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification.

            Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance naming Landlord, each Present Additional Insured and all other additional insureds requested by Landlord as additional insureds, together with evidence of payment for the policy. Such certificates shall also verify the primary nature of the coverage and note the waiver of subrogation in favor of Landlord and each Present Additional Insureds all other additional insureds requested by Landlord. If Tenant delivers certificates as aforesaid, Tenant upon reasonable prior notice from Landlord, shall make available to Landlord, at the Demised Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord's cost. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. In addition in the event Tenant fails to provide and keep in force the insurance required by this lease, at the times and for the durations specified in this lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this lease.

      11.03 (a) Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each property coverage policy obtained by it and covering the Building, the Demised Premises, Tenant's Work, Tenant's Property and Changes (as hereinafter defined) or the personal property, fixtures, furnishings, valuable papers and documents, data, leasehold improvements and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, the party benefiting from the waiver or permission shall pay such charge within fifteen (15) days after demand therefor, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission. Tenant shall provide Landlord with a certificate of insurance verifying this waiver in favor of Landlord, and each Present Additional insureds all other additional insureds requested by Landlord, and their respective employees and agents. Subject to the foregoing provisions of this Section 11.03 and to the provisions of subsections 11.03(b) and (c) below, and insofar as may be permitted by the terms of the insurance policies carried by it, each party and their respective employees and agents hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease or during the move into and out of the Demised Premises.

            (b) In the event that Tenant shall be unable at any time to obtain one of the provisions referred to in subsection (a) above, in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the additional insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an additional insureds, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under subsection (b) with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the additional insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

            (c) In the event that Landlord shall be unable at any time to obtain one of the provisions referred to in subsection (a) in any of its insurance policies, Landlord shall, at Tenant's option, cause Tenant to be named in such policy or policies as one of the additional insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an additional insureds, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the additional insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

      11.04 If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

      11.05 Landlord may, from time to time (but no more than five (5) times during the initial term or two (2) times during any Extension Term (as hereinafter defined), require that the amount of the insurance to be provided and maintained by Tenant under Section 11.02 hereof be increased so that the amount thereof adequately protects Landlord's interest but in no event in excess of the amount that would be required by other tenants occupying similarly sized space in first-class office buildings in the borough of Manhattan for office use.

      11.06 If any dispute shall arise between Landlord and Tenant with respect to the incurring or the amount of any additional insurance premium referred to in Section 11.03 or the increase in amount of insurance referred to in Section 11.05, the dispute shall be determined by arbitration.

      11.07 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

      11.08 Each policy evidencing the insurance to be carried by Tenant under this lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

      11.09 Landlord's sole obligation and liability with respect to maintaining insurance coverage on or with respect to the Demised Premises or the Building shall be to procure and maintain (a) comprehensive fire and extended coverage insurance on the Building (exclusive of foundations and footings and exclusive of Changes and the leasehold improvements made to the Building by Tenant or the other tenants of the Building) on an "all-risk" full cost replacement basis, and (b) comprehensive general liability insurance in such form and amounts that are carried by prudent owners of buildings in New York City that are comparable to the Building. Such insurance may be carried under a blanket policy covering the Building and other locations of Landlord (or Landlord's affiliates), if any, provided such coverage is separately provided for the Building.

                                   ARTICLE 12
                              RULES AND REGULATIONS

      12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any laws and/or requirements of public authorities or any requirements of insurance bodies; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

      12.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 13
                                TENANT'S CHANGES

      13.01 Tenant shall make no changes in or to the Demised Premises of any nature without Landlord's prior written consent in each instance, except as otherwise expressly permitted in this Article.

      13.02 (a) With Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may, from time to time during the term of this lease, at its sole expense, make such alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "NONSTRUCTURAL CHANGES") in and to the interior of the Demised Premises that are not structural in nature, that do not result in, or require, an amendment to, or modification of, the certificate of occupancy for the Building, and that do not otherwise affect the structural parts or integrity of the Building and do not affect the proper functioning of any of the Building's utilities, systems or services, as Tenant may reasonably consider necessary for the conduct of its business therein, on the following conditions:

                  (i) neither the outside appearance nor the strength of the Building or any of its structural parts shall be affected;

                  (ii) no part of the Building outside of the Demised Premises shall be physically affected; and

                  (iii) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected, and the usage of such systems by Tenant shall not be increased in excess of that permitted under this lease.

            (b) For the purposes of this Article, a "DECORATIVE CHANGE" shall mean a Nonstructural Change that is entirely decorative in nature, does not require the approval of any governmental or quasi-governmental authority and conforms to the then design criteria of the Building (as established from time to time by Landlord), and a "PERMITTED NONSTRUCTURAL CHANGE" shall mean a Nonstructural Change that conforms to the then design criteria of the Building (as established from time to time by Landlord) and does not require the approval of any governmental or quasi-governmental authority, the cost of which, together with the cost of all other Changes (other than Decorative Changes) that have not been completed and fully paid for, is not more than $500,000.00 during the First Rent Period, $550,000.00 during the Second Rent Period and $610,000.00 during the Third Rent Period. Notwithstanding the foregoing, to the extent that adding or replacing any cabling within the Demised Premises is otherwise a Permitted Nonstructural Change, the cost thereof shall not be considered in the limitations described in the preceding sentence. Landlord's approval shall be deemed given for all Decorative Changes and Permitted Nonstructural Changes, provided that (i) same are performed in accordance with, and subject to, this Article and all other applicable provisions of this lease, and (ii) at least ten
(10) days prior to commencing any such Decorative Change or Permitted Nonstructural Change, Tenant gives to Landlord a notice of Tenant's intention to perform such Decorative Change(s) or Permitted Nonstructural Change(s), which notice, to be effective, shall be accompanied by a reasonably detailed description of the Decorative Change(s) or Permitted Nonstructural Change(s) that Tenant intends to perform, the estimated commencement date and completion date of such Decorative Change(s) or Permitted Nonstructural Change(s), and the estimated cost thereof.

            (c) For the purposes of this Article and Article 14 below, the installation of a so-called UPS system shall be deemed a Nonstructural Change, but not a Permitted Structural Change, and the UPS system itself shall be deemed a Specialty Installation (as such term is defined and used in Article 14 below).

      13.03 Tenant shall not make any alterations, additions, installations, substitutions, improvements or decorations (hereinafter collectively referred to as "STRUCTURAL CHANGES") (i) outside the Demised Premises; (ii) in or to the exterior of the Demised Premises; (iii) in or to the interior Demised Premises that are structural in nature or that otherwise affect the structural integrity or parts of the Building or that affect the proper functioning of any of the Building's utilities, systems or services, or (iv) which result in, or require, an amendment to, or modification of, the certificate of occupancy for the Building, without Landlord's prior written approval in each instance, which approval may be withheld by Landlord in its absolute and sole discretion.

      13.04 Nonstructural Changes and/or Structural Changes (collectively, "CHANGES") shall only be performed in accordance with and subject to, this Article and the other applicable provisions of this lease.

      13.05 Before commencing any Change (except for, subject to the provisions of subsection 13.02(b) above, Decorative Changes and Permitted Nonstructural Changes), Tenant shall advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory to Landlord of the total cost thereof (including so-called "soft costs"), and, at its sole cost and expense, shall prepare and submit to Landlord for Landlord's approval, reasonably detailed plans and specifications therefor (such reasonably detailed plans and specifications being herein referred to as "TENANT'S PLANS"), which approval shall not be unreasonably withheld, conditioned or delayed for any Nonstructural Changes described therein. Other than for Tenant's Work, the actual cost and expense reasonably incurred and/or paid by Landlord in connection with the review of the Tenant's Plans (and all revisions thereto), and the inspection of the work in respect thereof, by Landlord and Landlord's architects, engineers and other consultants and professionals shall be reimbursed by Tenant to Landlord (as additional rent) within fifteen (15) days after Landlord's demand therefor, Tenant hereby agreeing that neither Landlord's approval of the Tenant's Plans (or any revisions thereto), nor its inspection of such work, nor its right to inspect such work, shall impose upon Landlord any obligation or liability whatsoever with respect thereto, including, without limitation, any obligation or liability that might arise as a result of such work not being performed in accordance with applicable laws and requirements or with the Tenant's Plans (and revisions thereto) approved by Landlord or otherwise. The review or approval by Landlord of any Tenant's Plans or any revisions thereto is solely for Landlord's benefit, and is without any representation or warranty whatsoever with respect to the adequacy, correctness or efficiency thereof or otherwise. Neither the granting by Landlord of its approval of any Tenant's Plans or any revisions thereto, nor Landlord's execution of any of the applications referred to in Section 13.06 below, shall in any manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with laws and/or requirements of public authorities. Landlord may, as a condition of its approval, require Tenant to make revisions in and to the plans and specifications and, except for Tenant's Work and for any Changes made after Tenant's Work the cost of which, together with the cost of all other Changes that have not been completed and fully paid for, is not more than $500,000.00 during the First Rent Period, $550,000.00 during the Second Rent Period and $610,000.00 during the Third Rent Period, to post a bond or other security reasonably satisfactory to Landlord to insure the completion and payment of the Change in question. Landlord shall respond, in reasonable detail, to Tenant's request to approve Tenant's Plans within ten (10) business days after Landlord receives a complete set of Tenant's Plans, and Landlord shall respond, in reasonable detail, to Tenant's request to approve revisions to Tenant's Plans within seven (7) business days after Landlord receives such revisions. Except for an approval which is deemed given by Landlord under this Section, Landlord's approval to any Tenant's Plans or revisions thereto shall not be effective unless same is in writing. If within seven (7) business days after Landlord receives a complete set of the Tenant's Plans (or if within seven
(7) business days after Landlord receives any requested revisions thereto), Landlord fails to respond to Tenant's request for Landlord's approval thereof (whether by granting or denying such approval or by requesting revisions or further revisions), Tenant shall give to Landlord a second (2nd) notice notifying Landlord that if within three (3) business days after Landlord's receipt of such second (2nd) notice Landlord fails to respond to Tenant's request for such approval, such failure shall be deemed the granting of such approval. Thereafter, if Landlord fails to respond to Tenant's request for such approval within such three (3) business day period (whether by granting or denying such approval or by requesting revisions or further revisions to the Tenant's Plans), such approval shall be deemed given, but only to the Tenant's Plans (or revisions) so submitted. Tenant shall not use, employ or retain any contractor, construction manager or mechanic, or permit the use, employment or retention of any subcontractor, that has not been first approved by Landlord, which approval shall not be unreasonably withheld or delayed. In selecting a general contractor or construction manager, Tenant shall allow a general contractor or construction manager selected by Landlord to bid on the job but nothing herein shall be deemed to require Tenant to select such general contractor or construction manager. Notwithstanding the foregoing, for all Changes (including all Tenant's
Work) involving electrical equipment or wiring (other than Tenant's computer cabling and telecommunications wiring within the Demised Premises), heating, ventilation and/or air-conditioning systems or equipment, plumbing equipment or systems or Class E (or other fire and life safety) equipment or systems, Tenant may only use contractors and subcontractors designated by Landlord, provided that such contractors and subcontractors designated by Landlord are competitive in price with comparable contractors and subcontractors for comparable work in similar buildings in midtown Manhattan. As of the date of this lease, the contractors and subcontractors listed on Exhibit J hereto are approved for the corresponding trades set forth on said Exhibit, both for Changes and for the Installation (as defined in Article 41 below). Landlord may remove any contractor or subcontractor from such list at any time or from time to time, but only in good faith and for cause.

      13.06 Before commencing any Change, Tenant shall, at its expense, obtain all permits, notices, approvals and certificates required by all governmental and quasi-governmental authorities for the commencement and prosecution of such Changes, and, upon completion, for the final approval of such Changes, and shall cause Tenant's Changes to be performed in compliance therewith, as well as with all applicable laws and/or requirements of public authorities and all applicable requirements of insurance bodies, in a good and workmanlike manner, using new materials and equipment of a quality and class at least equal to the original installations in the Building. To the extent any such permits, notices, approvals or certificates cannot be obtained unless Landlord has executed the application therefor, Landlord, at no cost to Landlord, shall execute such applications within five (5) days after Tenant's request therefor, provided that no Event of Default exists and that all Tenant's Plans and revisions thereto have been approved by Landlord. Duplicates of all such permits, notices, approvals and certificates shall be delivered to Landlord before commencing such Changes, and upon the completion thereof, as the case may be. Changes shall be performed in such a manner as not to unreasonably interfere with or delay, and (unless Tenant shall indemnify Landlord therefor to the Landlord's reasonable satisfaction) as not to impose any additional expense upon Landlord in, the maintenance or operation of the Building or any part thereof. Throughout the performance of all Changes, Tenant shall, at its expense, carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance and personal and property damage insurance for any occurrence in or about the Building as set forth in Article 11 of this lease. All such insurance policies shall name Landlord and its agents, as parties insured, be in such limits


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


and be placed with insurers as provided in Article 11 above. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of any Changes and, on request, at reasonable intervals thereafter during the continuance of the Changes. If any Changes shall involve the removal of any fixtures, equipment, or other property in the Demised Premises (other than Tenant's Property), such fixtures, equipment, or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment, or other property (as the case may be) of like utility and at least equal value (taking into account that technology may have reduced the value of such items from the time same were first installed in the Demised Premises) unless Landlord shall otherwise expressly consent in writing, and Tenant shall, upon Landlord's request, deliver to Landlord any such fixtures, equipment, or property so removed. Any such fixtures, equipment so removed that Landlord does not request to be delivered to Landlord shall be discarded and removed from the Building by Tenant at Tenant's sole cost and expense. Promptly after the substantial completion of each Change, and to the extent customarily prepared therefor or required by applicable laws and/or requirements of public authorities, Tenant, at its sole cost and expense, shall have prepared and delivered to Landlord, as-built drawings, and copies of balancing reports, operating manuals, maintenance logs, warranties and guaranties, sign-offs and inspection reports with respect to the Changes in question.

      13.07 Tenant shall, at its expense and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with, the Changes that shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save Landlord harmless from and against all mechanic's and other liens filed in connection with the Changes or for any other work claimed to have been done for, or materials furnished to, Tenant, whether or not done or furnished pursuant to this Article, including, without limitation, the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises, and against all costs, expenses and liabilities incurred or paid in connection with any such lien, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall satisfy or discharge (by bonding or otherwise) all such liens, and remove same from the record, within thirty
(30) days after Landlord makes written demand therefor. Nothing in this Section shall prevent Tenant from granting a security interest or chattel mortgage in any of Tenant's Property, provided that at no time shall any such security interest or chattel mortgage encumber or otherwise affect Landlord, any estate or interest in the Land or the Building (or any portions thereof or any interest therein).

      13.08 (a)   No Change shall be done in a manner that would: (i) create any work stoppage, picketing, labor disruption, or dispute; (ii) violate Landlord's union contracts affecting the Land and/or Building; or (iii) interfere with the business of Landlord or any tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from Tenant's exercise of any of its rights pursuant to the provisions of this Article or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event that Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease, at law or equity, and shall have the right to injunction without notice.


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

            (b) Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises. Landlord agrees that during the Freight Elevator Hours (as hereinafter defined) on business days there shall be no charge for Tenant's normal use of the freight elevator servicing the Demised Premises. However, Tenant acknowledges that (x) Tenant's use of such freight elevator is non-exclusive and subject to scheduling by Landlord, (y) if Tenant's use of such freight elevator for transporting materials, supplies, equipment, machinery, furniture or furnishings will, in Landlord's reasonable opinion, disrupt the operation of the Building (including the normal use of the freight elevators) or cannot be scheduled during the Freight Elevator Hours, then Tenant will only be permitted to use such freight elevator during certain times other than during the Freight Elevator Hours on business days, in which event Tenant shall be obligated to pay for such usage at Landlord's then established rates, and (z) that there may be times when minimum usage of the freight elevator is required, such as on weekend days. Landlord agrees to use reasonable efforts to accommodate Tenant's freight elevator and loading dock scheduling requirements for Tenant's initial Tenant Work, subject to the foregoing provisions of this Section 13.05. Notwithstanding the foregoing, provided no Event of Default exists, Tenant shall not be charged for the use of such freight elevator to the extent such use is in connection with the performance of Tenant's Work, and to the extent the Tenant's Work is performed through the period ending on the date which is six (6) months after the Commencement Date, with respect to the Phase I Portion; six (6) months after the Vacant Phase II Effective Date, with respect to the Vacant Phase II Portion; six (6) months after the Phase II Effective Date, with respect to the balance of the Phase II Portion; six (6) months after the Vacant Phase III Effective Date, with respect to the Vacant Phase III Portion; six (6) months after the Phase III Effective Date, with respect to the balance of the Phase III Portion; six (6) months after the Phase IV Effective Date, with respect to the Phase IV Portion; and six (6) months after the Offer Space Lease Commencement Date (as hereinafter defined), with respect to the corresponding Offer Space (as hereinafter defined).

      13.09 Notwithstanding anything to the contrary contained in this Article, Tenant, at its sole cost and expense, but only with Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) and only after consulting with Landlord, may perform cosmetic and decorative Changes to the exterior portion of the Building immediately outside the windows of the Demised Premises facing the courtyard of the Building so as to improve and "enhance" the look of such exterior portions of the Building.

                                   ARTICLE 14
                                TENANT'S PROPERTY

      14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

      14.02 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in


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

the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as "TENANT'S PROPERTY") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property. Anything contained in this Section
14.02 and in Section 14.03 below to the contrary, Tenant shall not be required to replace any lighting fixtures installed by Tenant, or to repair minor holes in the walls of the Demised Premises caused by the removal of such lighting fixtures, or to re-sheetrock or re-paint or perform similar repairwork that may be necessitated by the removal by Tenant of Tenant's Property, except to the extent that any of the damage caused by such removal is extensive or excessive.

      14.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property which is not attached to, or built into, the Demised Premises except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and, except as otherwise expressly set forth in this lease, shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

      14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

      14.05 (a) For purposes of this lease, "SPECIALTY INSTALLATION(S)" shall mean installations consisting of kitchens (but not pantry areas), raised computers floors, satellite dishes and antennas, fire suppression systems, vaults, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems and other installations of similar character or nature that are above and beyond standard or typical office installations. Unless otherwise expressly advised in writing by Landlord to the contrary, on or before the Expiration Date or sooner termination of this lease, Tenant shall, at its sole cost and expense, remove all Specialty Installation(s) from the Demised Premises and restore all slab and wall penetrations to the condition that existed prior to such penetrations (such removal and repair work being hereinafter referred to as the "RESTORATION WORK").


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

            (b) Tenant's obligation and liability with respect to the removal of Specialty Installation(s) and the performance of the Restoration Work shall survive the Expiration Date (as same may be extended) or sooner expiration or termination of this lease.

            (c) n no event shall Tenant be obligated to remove or restore any installations to the extent that same are typical or standard office installations, notwithstanding anything to the contrary contained in Section
14.06 below.

      14.06 Notwithstanding anything contained in this Article to the contrary, except for Specialty Installations, for any Change (including Tenant's Work) for which Tenant's Plans are submitted to Landlord for Landlord's approval, if Landlord approves the Change and the Tenant's Plans in question, and together with such approval Landlord notifies Tenant that Tenant will be required at the end of the term of this lease to remove a particular installation or improvement described in such Tenant's Plans, then Tenant shall remove such installation or improvement on or prior to the last day of the term of this lease and (except as otherwise expressly set forth in this lease) restore all damage to the Demised Premises and the Building caused by such removal.

                                   ARTICLE 15
                             REPAIRS AND MAINTENANCE

      15.01 Tenant shall take good care of the Demised Premises. Tenant shall promptly, at its sole cost and expense, make all nonstructural repairs to the Demised Premises and the fixtures, equipment and appurtenances therein, including all Building systems and equipment therein to the extent same exclusively serve the Demised Premises or which have been installed or materially modified in any way by or on behalf of Tenant, as and when needed to preserve the Demised Premises (and all such fixtures, equipment and appurtenances) in good working order and condition, except for reasonable wear and tear. In addition, but subject to the provisions of Section 11.03 above, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises,
(iii) the moving of Tenant's Property in or out of the Building, (iv) the negligence or willful act of Tenant or any of its employees, agents or contractors or (v) the use of any portion of the Demised Premises for a use that is not permitted under this lease. Notwithstanding the foregoing, to the extent that Tenant is obligated to perform any structural repairs to any portion of the Demised Premises or other portion of the Building (including the Terrace Area (as defined in Article 41 below) or is obligated to perform any repairs outside of the Demised Premises, Landlord, at its election, may perform such repairs on Tenant's behalf, in which event, Tenant shall reimburse Landlord for the actual costs paid or incurred by Landlord to perform such repairs within fifteen (15) days after Landlord's request therefor, which request shall be accompanied by a reasonably detailed description of the repairs in question and the costs thereof. Except if required by the negligence or other fault of Landlord or its employees, agents or contractors, but subject to the provisions of Section 11.03 above and Landlord's obligation to perform the Window Work, Tenant, at its expense, shall replace all materially damaged glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of interior doors and wall and floor coverings in the Demised Premises and, for the


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

repair and maintenance of all lighting fixtures therein. All repairs made by Tenant shall be made in accordance with Article 13 of this lease, as if such repairs were a Change, subject to Landlord's right to make such repairs on behalf of Tenant, as more particularly provided above.

      15.02 Landlord, at its expense, shall keep and maintain the Building and its systems and facilities serving the Demised Premises, including (subject to the provisions of Section 15.01 above) the Building HV systems (as defined in
Section 17.02 below), provided same have not been modified by Tenant, and the public and common areas thereof in good working order, condition and repair, consistent with other first-class office buildings in the vicinity of the Building which are approximately the same size and same age as the Building.

      15.03 Except as may otherwise be expressly provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or changes which, with respect to Landlord, Landlord is required or permitted by this lease, or required by law to make, in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence in making any repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises; provided, however, the foregoing shall not require Landlord to perform any such repairs or changes on an overtime or premium time basis except in the case of an Abatement Event or, in Landlord's reasonable determination, actually threatens the health and safety of the occupants of the Demised Premises.

                                   ARTICLE 16
                                   ELECTRICITY

      16.01 Subject to the terms of Section 16.09 below of this Article, Landlord shall furnish electrical service, on a demand load basis, of seven (7) watts per rentable square foot of the Demised Premises at the electrical closet(s) serving the Demised Premises, for use in the Demised Premises, other than for the operation of the Building HVAC systems (as hereinafter defined).

      16.02 (a)   For purposes of this Article:

                  (i) "USAGE" shall mean actual usage of electricity in the Demised Premises as measured by the submeters to be installed by Landlord pursuant to Exhibit G hereto for each calendar month or such other period as Landlord shall determine during the term of this lease and shall include the quantity and peak demand (kilowatt hours and kilowatts);

                  (ii) "LANDLORD'S RATE" shall mean Landlord's average cost per kilowatt and average cost per kilowatt hour (including, in both cases, all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other charges, adjustments and sums payable in respect thereof) of purchasing electric current for the Building from the company supplying electric current to the Building;


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

                  (iii) "BASIC COST" shall mean the product of (a) Usage multiplied by (b) the Landlord's Rate for the period that corresponds to the period during which Usage was measured.

                  (iv) "TENANT'S COST" shall mean an amount equal to the sum of
(a) the Basic Cost plus (b) three (3%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

            (b) Landlord shall, at Landlord's sole cost and expense, install one or more meters and other necessary equipment to measure the amount of Usage. Where more than one meter measures the amount of Usage, Usage through each meter shall be totalized and billed conjunctively in accordance with the provisions of this Article 16.

      16.03 Landlord shall, from time to time but not more often than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for such period. Within fifteen (15) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent. In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant agrees that to the extent permitted by law, such taxes shall be passed on to Tenant and included in the bill to, and paid by, Tenant to Landlord, as additional rent.

      16.04 Tenant hereby acknowledges that Landlord has made no representation or warranty as to whether or not the electrical service described in subsections (i) and (iii) above is or will be sufficient or adequate for Tenant's electrical needs from time to time during the term of this lease. In addition, Landlord shall not in any wise be liable or responsible to Tenant for any loss, damage, or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant's requirements, except to the extent that such change, unavailability or unsuitability is due to the intentionally wrongful acts or gross negligence of Landlord or its employees or agents.

      16.05 In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises, provided that the electrical service provided to the Demised Premises is no less than the service described in
Section 16.01 above.

     16.06 (a) Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation thereof, which shall not be less than the capacity necessary to furnish the electric service described in Section 16.01 above. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical distribution system within the Demised Premises shall be subject to Landlord's prior written approval in each instance (which approval shall not be unreasonably withheld, conditioned or delayed), and, if such approval shall be given, rigid conduit for risers only shall be permitted. If, in connection with any request for


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

such approval, Landlord shall, in its sole judgment, determine that additional risers, feeders, wiring installation or other equipment are required, Landlord shall, at the sole cost and expense of Tenant, install such additional risers, feeders, wiring installations and other equipment that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the Demised Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, materially interfere with, or materially disturb, the other tenants or occupants of the Building, or adversely affect Landlord's ability to supply or furnish electricity to other portions of the Building at any time during the term of this lease, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition to the electrical distribution system within the Demised Premises with respect to which Tenant requested Landlord's approval. All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within fifteen (15) days after rendition of any bill or statement to Tenant therefor.

            (b) Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. Subject to Tenant's rights under Section 14.02 above, all lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this lease. Additionally, all fixtures, if same do not conform to the description set forth hereafter, shall be lamped and ballasted (or relamped and reballasted) throughout the Demised Premises by Tenant at its expense as follows: T8 energy saving fluorescent lamps, ballasted with energy saving electronic type ballasts, and incandescent fixtures shall be lamped with ER50W and ER75W type lamps.

      16.07 In the event the meter(s) installed in the Demised Premises for the measurement of electricity consumption in the Demised Premises or any alternative submetering system installed by Landlord at a later date, becomes prohibited (by applicable laws and/or requirements of public authorities) from use, then Landlord, at its expense, may cause an independent electrical engineer chosen by Landlord or an electrical consulting firm selected by Landlord (hereinafter referred to as the "ELECTRICAL CONSULTANT") to survey and determine Usage in, and Basic Cost for, the Demised Premises from time to time, at least once per twelve (12) month period, and the Electrical Consultant shall make such determination using criteria generally accepted in the Metropolitan New York City area and Landlord's Rate in effect at the time, and shall include the quantity and peak demand, for all electricity consumed by Tenant, plus three (3%) percent of the Basic Cost for Landlord's expenses and administration fees. The determination made by the Electrical Consultant shall be binding on both Landlord and Tenant and such amount shall be deemed Tenant's Cost.

      16.08 Notwithstanding anything in Section 16.07 to the contrary, Tenant shall have the right as hereinafter provided, to contest any amounts determined by the Electrical Consultant pursuant to Section 16.07 as shall be due to Landlord as a result of any such survey. In the event that Tenant fails to send a written notice (hereinafter referred to as an "OBJECTION NOTICE") to Landlord within forty-five (45) days after the date of the Electrical Consultant's notice containing said Usage and Basic Cost, such notice shall become conclusive and binding upon Tenant. If Tenant disputes any such notice by sending an Objection Notice within the time and in the


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manner hereinbefore provided, then Tenant shall, at its sole cost and expense, have the right to engage an electrical engineer or electrical consulting firm (hereinafter referred to as "TENANT'S Consultant") who shall promptly make a survey (hereinafter referred to as the "DISPUTING SURVEY") indicating Tenant's electrical usage in the Demised Premises. In the event that Landlord and Tenant are unable to agree on the amount of Usage and Basic Cost within thirty (30) days after the date Tenant furnishes Landlord with a copy of the Disputing Survey, then the Electrical Consultant and Tenant's Consultant shall select a mutually acceptable electrical engineer or electrical consulting firm (hereinafter referred to as the "THIRD CONSULTANT") within ten (10) days after the expiration of such thirty (30) day period. The Electrical Consultant and Tenant's Consultant shall submit the dispute to the Third Consultant and the determination by the Third Consultant shall be conclusive and binding upon Landlord and Tenant, except that the Third Consultant's determination shall not be less than or greater than the determinations of the Electrical Consultant and Tenant's Consultant. During the pendency of any such dispute, Tenant shall pay to Landlord the amount set forth in the Electrical Consultant's notice until the dispute is finally determined in accordance with the provisions of this Section and, in the event that such final determination is less than the amount set forth in the Electrical Consultant's notice, Landlord shall, at Tenant's election, refund to Tenant the amount of such excess payment or credit any such excess against any amounts then due or becoming due to Landlord under this lease. The cost of the Third Consultant shall be borne equally by Landlord and Tenant.

      16.09 Provided that it is physically possible for Tenant to receive the electric service described in Section 16.01 above directly from one or more of the companies or providers then serving the area in which the Building is located, Landlord may discontinue the aforesaid service upon thirty (30) days' notice to Tenant without being liable to Tenant therefor and without in any way affecting this lease or the liability of Tenant hereunder, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued. In the event that Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service directly from one of such companies or providers and shall permit Landlord's wires and conduits, to the extent safely capable, to be used for such purpose. Any additional wires, conduits, or other equipment necessary and proper in connection therewith shall be installed by Landlord in accordance with the terms of, and subject to the conditions contained in this Article. In the event that Landlord exercises its rights under this Section 16.09, then: (a) Tenant shall contract for such electrical service directly with the said company or provider for all of Tenant's electric current requirements and (b) Landlord shall have no obligation to furnish electric current to Tenant or the Demised Premises. Provided Tenant is diligently and in good faith arranging to obtain electricity directly from said company or provider, Landlord may not discontinue the electric service to the Demised Premises until Tenant is able to contract directly for, and actually receive, such electric service. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character as Landlord is obligated to furnish under Section 16.01, shall be installed by
Landlord: (1) at Landlord's expense, if Landlord shall have discontinued furnishing electricity to the Demised Premises voluntarily, or (2) at Tenant's expense, if Landlord shall have been compelled to discontinue furnishing electricity to the Demised Premises by reason of any act or omission of Tenant (other than the mere use of the Demised Premises for the purposes expressly permitted pursuant to subsection 2.01(a) above), or (3) at the equal expense of Landlord and Tenant if such discontinuance shall have been by compulsion of law or of any rule or regulation and not by reason of any act or omission of Tenant (other than the mere use of the Demised Premises for the purposes expressly permitted pursuant to subsection 2.01(a) above).

      16.10 To assist Tenant in obtaining the benefits of Con Edison's Business Incentive Rate for its electricity consumption at the Demised Premises, Landlord shall execute the Business Incentive Rate Application (Riders F & J), a copy of which is annexed hereto as Exhibit C. To the extent that Landlord shall receive any reduction in the cost of electricity as a result thereof, the Basic Cost shall be adjusted so that Tenant shall receive such reduction on a dollar-for-dollar basis with the reduction received by Landlord.

                                   ARTICLE 17
                     HEAT, VENTILATING AND AIR-CONDITIONING

      17.01 For the purposes of this lease:

            (a) "HEATING SEASON" shall mean October 15 through April 15;

            (b) "BUSINESS DAYS" shall mean Mondays through Fridays, except such days as are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable building service union employees contract (all of such holidays being hereinafter referred to as "HOLIDAYS");

            (c) "REGULAR HOURS" shall mean the hours between 8:00 A.M. and 8:00 P.M. on business days, and, with respect to heating service (as such term is hereinafter defined) only, between the hours between 9:00 A.M. and 1:00 P.M. on Saturdays, except for Saturdays that are Holidays; and

            (d) "AFTER HOURS" shall mean, with respect to heating service, any time other than regular hours during the Heating Season.

      17.02 In accordance with, and subject to, the provisions of this Article, Landlord shall furnish heat to the Demised Premises (the "HEATING SERVICE") through the perimeter units presently located in the Demised Premises. The systems through which Landlord so supplies the heating service to the Demised Premises are herein referred to as the "BUILDING HV SYSTEMS."

     17.03 At no additional cost to Tenant, but subject to energy conservation requirements of governmental authorities, Landlord shall furnish adequate heating service during regular hours during the Heating Season. If Tenant shall require after hours heating service during the Heating Season, Landlord shall furnish such after hours heating service but for such after hours heating service on business days only, upon at least four (4) hours prior notice on such business day, and for such after hours heating service on a day other than a business day, only upon notice given not less than four (4) hours before the end of regular hours on the immediately preceding business day, and at Landlord's then prevailing hourly charges for providing such service, which shall be paid by Tenant within fifteen (15) days after written demand as additional rent. As of

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

the date of this lease, the after hours heating service is $250 per hour. In the event that such after hours heating service is requested and shared by Tenant and other tenants, the cost thereof shall be prorated, on a rentable square foot basis among all tenants who have requested and who are sharing such after hours heating service. Notwithstanding anything contained in this lease which may be deemed to the contrary, Landlord shall have no obligation to furnish after hours heating service other than during the Heating Season.

      17.04 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified for the Building's HV systems or rearrangement of partitioning which interferes with normal operation of the heating service in the Demised Premises, may require changes in the Building's HV Systems. Such changes, so occasioned, shall be made by Tenant, at its expense, subject to Landlord's prior written approval of such changes, which approval may be withheld for any reason. Tenant shall not make any change, alteration, addition or substitution to the Building's HV systems without Landlord's prior written approval, which may be withheld for any reason. Tenant shall keep or cause to be kept closed all windows in the Demised Premises whenever the heating service is being provided. In addition, Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's HV systems.

      17.05 (a)   (i)   As part of Landlord's Work, Landlord is furnishing and
installing air-cooled air-conditioning units, including fans, blowers, chilling equipment and thermostatic controls (collectively, the "AC UNITS"), as more particularly described in Exhibit G hereto. As part of Tenant's Work, Tenant, at Tenant's sole cost and expense, shall furnish, design, install and distribute (all within the Demised Premises) the ductwork and any other facilities, equipment and machinery required by Tenant to operate the AC Units (collectively, "TENANT'S AC EQUIPMENT") related to the AC Units, from the mechanical room in which the AC Units are installed by Landlord and shall, in connection with such distribution, furnish, design, install, distribute and locate Tenant's AC Equipment in accordance with the reasonable engineering, design and locational requirements of Landlord, if any. All Tenant's AC Equipment shall be installed by Tenant at its sole cost and expense and in accordance with, and subject to, the applicable provisions of this lease, and shall be located solely within the Demised Premises, except with the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant may connect the Tenant's AC Equipment on one (1) floor of the Demised Premises to another floor of the Demised Premises, provided that such floors are contiguous. In connection with such connection, Tenant shall not drill through the floor slabs of the Demised Premises without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed and shall be subject to the provisions of Section 14.05 above, Tenant hereby agreeing that it shall be reasonable for Landlord to withhold such consent if such connection can reasonably be made without drilling through the floor slabs of the Demised Premises.

                  (ii) In addition to the AC Units, Tenant, at Tenant's expense, may furnish and install additional air-cooled air-conditioning units (collectively, the "SUPPLEMENTAL UNITS") in the Demised Premises, to provide supplemental air-conditioning to the Demised


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Premises. If Tenant so installs the Supplemental Units, Tenant, at Tenant's sole cost and expense, shall furnish, design, install and distribute (all within the Demised Premises) the ductwork, fans, blowers, chilling equipment, thermostatic controls and other facilities, equipment and machinery (collectively, "TENANT'S SUPPLEMENTAL AC EQUIPMENT") related to the Supplemental Units, and shall, in connection with such distribution, furnish, design, install, distribute and locate Tenant's Supplemental AC Equipment in accordance with the reasonable engineering, design and locational requirements of Landlord, if any. The Supplemental Units and all Tenant's Supplemental AC Equipment shall be installed by Tenant at its sole cost and expense and in accordance with, and subject to, the applicable provisions of this lease, and shall be located solely within the Demised Premises, except as otherwise expressly permitted in the last sentence of subsection (i) above. For the purposes of this lease, AC Units shall include all Supplemental Units (if any) and Tenant's AC Equipment shall include all Tenant's Supplemental AC Equipment (if any).

                  (iii) The louvers and the location thereof, to be used in connection with the AC Units shall be designated by Landlord.

      (b) Tenant shall, at its expense, properly and continuously maintain, repair and cause any and all replacements of the AC Units and all Tenant's AC Equipment. To the extent assignable, Landlord shall assign to Tenant all manufacturer's warranties and guaranties issued for the AC Units (other than the Supplemental Units). Tenant's obligation to maintain the AC Units and the Tenant's AC Equipment shall include, but not be limited to, the periodic cleaning and/or replacement of filters, replacement of fuses and belts, the calibration of thermostats and all startup and shut down maintenance of the AC Units and all Tenant's AC Equipment. Such maintenance obligations shall be performed throughout the term of this lease, on Tenant's behalf, by a reputable air-conditioning maintenance company engaged by Tenant at its expense. In the event Tenant shall fail to engage an air-conditioning maintenance company as aforesaid, then, notwithstanding anything contained in this lease which may be deemed to the contrary, and in addition to all of Landlord's other rights and remedies, Landlord may (but shall not be obligated to) perform such maintenance and/or engage a competitively priced air-conditioning service company at Tenant's expense to perform the aforesaid maintenance to the AC Units and Tenant's AC Equipment, and Tenant shall pay as additional rent hereunder, within fifteen (15) days after Landlord's demand therefor, all expenses incurred by Landlord in connection therewith, which demand shall be accompanied by reasonable substantiating evidence of such expenses. Landlord may exercise the rights expressly provided for in the preceding sentence only after giving Tenant notice of such failure and such failure continuing for ten (10) days after such notice is given to Tenant, which ten (10) day period may be shortened, and which notice requirement shall not be required, if an emergency condition exists and under the circumstances the giving of such notice and/or waiting ten (10) days is unreasonable. Landlord shall have the right, but not the obligation, at its expense, to monitor and/or supervise the maintenance and repair of the AC Units and the Tenant's AC Equipment, and Tenant shall, at its expense, follow all reasonable instructions of Landlord relating to such maintenance and repair. Tenant shall surrender the AC Units, Tenant's AC Equipment and all repairs, additions and replacements thereto and thereof to Landlord in good working order and condition on the expiration or sooner termination of this lease.


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

      (c) All electricity used in connection with the operation of the AC Units and all Tenant's AC Equipment shall be measured by the metering system described in Article 16 hereof and shall be supplied with electricity in accordance with, and subject to, all of the terms, covenants and conditions contained in said Article 16. The AC Units and all Tenant's AC Equipment shall be operated by Tenant at Tenant's sole cost and expense. Tenant shall control the hours of operation of the AC Units, however, Tenant, immediately upon Landlord's request in the case of an emergency and upon prior reasonable (oral or written) notice in all other cases, shall stop service of the AC Units and the Tenant's AC Equipment when necessary, by reason of accident or emergency or when necessary to maintain, or make repairs to, the Building or any of the Building's systems. Tenant shall operate the AC Units and the Tenant's AC Equipment in compliance with all applicable laws, orders and regulations, including, but not limited to, the New York State Energy Conservation Code, as the same may be from time to time amended. Tenant shall indemnify and save Landlord harmless from and against all costs, expenses, fines, penalties, liabilities and damages which may be imposed upon Landlord by reason of Tenant's (or its contractors, subtenants, licensees, agents, servants, invitees or visitors) failure to comply with the provisions of the preceding two sentences.

      17.06 In no event may any window air-conditioning units be installed, maintained or operated in any portion of the Demised Premises.

                          ARTICLE 18 18
              LANDLORD'S OTHER SERVICES; YEAR 2000

      18.01 Landlord shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days with respect to the passenger elevators, and during the hours (the "FREIGHT ELEVATOR HOURS") of 8:00 A.M. and 5:00 P.M. (excluding a one (1) hour lunch break) on business days with respect to the freight elevator, and shall have at least two (2) passenger elevator subject to call at all other times. Tenant acknowledges that Tenant's use of such freight elevator is non-exclusive and subject to scheduling by Landlord. Subject to the applicable provisions of this lease, at all times during the term of this lease the Phase I Portion, the Phase II Portion, the Phase III Portion and the Phase IV Portion shall be served by the same elevator bank.

      18.02 Landlord shall cause the Demised Premises to be cleaned in accordance with the cleaning specifications annexed hereto as EXHIBIT F. Tenant shall pay to Landlord within fifteen (15) days after Landlord's demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations (in excess of customary office usage), private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, (b) the cleaning work described in Schedule 1 to Exhibit F, and (c) the removal from the Demised Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor


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

and their employees shall have after hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder.

      18.03 Landlord shall furnish adequate domestic hot and cold water to the floor(s) on which the Demised Premises are located through the existing wet columns, for drinking, pantry, lavatory, make-up humidification and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, may install meters to measure only Tenant's consumption of water for such other purposes, as the case may be, including the showers described in subsection 2.01(b) above. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof, within fifteen (15) days of the rendition of Landlord's bills therefor.

      18.04 Landlord, at its expense, shall maintain the listing on the Building directory of the names of Tenant and its permitted assignees and sublessees, and the names of any of their respective officers and employees, provided that the names so listed shall not (for so long as such directory shall be a directory containing fixed lettering) take up more than Tenant's Proportionate Share of the number of lines on the Building directory. In the event Tenant shall require additional listing on the Building directory, Landlord shall, to the extent space for such additional listing is available, maintain such listings and Tenant shall pay to Landlord the then Building standard charge for each such additional listing or any substitute listings. If Landlord installs a computerized directory for general use, Tenant may have Tenant's Proportionate Share of the listings thereon, at no charge.

      18.05 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop operating any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other building systems serving the Demised Premises, and to stop the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall take reasonable steps to minimize any inconvenience to Tenant in connection with such stoppage; provided, however, the foregoing shall not require Landlord to perform any such repairs or changes on an overtime or premium time basis except in the case of an Abatement Event or, in Landlord's reasonable determination, actually threatens the health and safety of the occupants of the Demised Premises.

      18.06 Landlord agrees to use commercially reasonable efforts to: (a) investigate with its management and vendors the ability of the computer time clocks and software which operate and/or control the Building equipment and tenant billings to continue to operate without unreasonable interruption or disruption after December 31, 1999 (the "MILLENNIUM Assessment"); and (b) undertake commercially reasonable measures to fully address all potential problems identified by the Millennium Assessment so as to avoid, unreasonable interruption and/or disruption to the operation of the Building equipment and tenant billings. Tenant and Landlord acknowledge that, notwithstanding Landlord's commercially reasonable efforts to


                                       77
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prevent the same, problems may occur in connection with the operation of the
Building's equipment and systems as a result of the Millennium Assessment and that such problems, if any, will not excuse Tenant from fulfilling its duties and obligations under this Lease, render Landlord liable for damages of any type or nature or be considered a Landlord default hereunder.

      18.07 (a)   If (i) Landlord fails to provide any service or make any
repair which Landlord is expressly obligated to furnish or make under this lease (other than whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes; or the making of or performing any repairs, alterations, improvements, additions or changes which Landlord is required to make or perform under this lease or by applicable laws and/or requirements of public authorities or requirements of insurance bodies, now or hereafter in effect, or which in good faith Landlord deems necessary; or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies; or by reason of any other cause beyond Landlord's reasonable control) (such failure being hereinafter referred to as an "ABATEMENT EVENT"), and such Abatement Event renders untenantable at least ten (10%) percent of the rentable area of the Demised Premises (excluding any portion of the Demised Premises that (I) is then vacant or (II) is occupied by any person or entity (other than the named Tenant) that is obligated to continue to pay its rent or other use or occupancy fees to Tenant regardless of the occurrence of the Abatement Event (such portion(s) of the Demised Premises being hereinafter referred to as the "EXCLUDED PORTIONS")) (Landlord and Tenant hereby agreeing that the Demised Premises (or the applicable portion thereof) shall be deemed untenantable if the Abatement Event reasonably prevents Tenant from using the Demised Premises for the uses expressly permitted in this lease); (ii) Landlord receives notice from Tenant of the Abatement Event and of the fact that Tenant is prevented from, and has actually ceased, so using at least ten (10%) percent of the rentable area of the Demised Premises (excluding any Excluded Portions) and has actually vacated at least ten (10%) percent of the rentable area of the Demised Premises (excluding any Excluded Portions) and of the specific portions of the Demised Premises that Tenant is prevented from, and has actually ceased, so using and has vacated (such notice being hereinafter referred to as the "UNTENANTABILITY NOTICE"); (iii) for at least ten (10) consecutive business days after Landlord's receipt of the Untenantability Notice, and as a result of the Abatement Event, Tenant actually ceases using, and continues not to use, and has vacated, such specific portions of the Demised Premises and such specific portions comprise at least ten (10%) percent of the rentable area of the Demised Premises and do not include any Excluded Portions; (iv) the Abatement Event is not the result of any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, or of any person or entity claiming by, through or under any of the foregoing; and (v)no Event of Default shall then exist, then, as Tenant's sole right and remedy, the rents payable by Tenant under this lease shall be reduced as provided in subsection (b) below. The Untenantability Notice, to be effective, shall specify (in reasonable detail) the portion(s) of the Demised Premises (excluding any rentable area of any Excluded Portions) which is/are untenantable as a result of the Abatement Event and the manner and respects in which such portion is untenantable. Notwithstanding anything in this Article which may be deemed to the contrary, in determining which portions of the Demised Premises are untenantable, Excluded Portions shall not be considered, except that the Excluded Portions shall be included in determining the total rentable area of the Demised Premises for the purposes of determining the fraction of the total rentable area of the Demised Premises that is untenantable. Notwithstanding anything contained in this


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subsection (a) or in subsection (b) below to the contrary, the words "for at least ten (10) consecutive business days after Landlord's receipt of the Untenantability Notice, and" shall be deemed omitted from clause (iii) above for an Abatement Event which results from the following situations, and for each of such Abatement Events which result from the following situations (each such situation being herein referred to as a "10 DAY EXCEPTION"), the words "which is the eleventh (11th) consecutive business day after Landlord's receipt of the Untenantability Notice" shall be deemed omitted from subsection (b) below and replaced with the words "which is the date on which Landlord receives the Untenantability Notice":

      1. If Landlord fails to provide the heating service to the Demised Premises (or any portion thereof), but only with respect to the first time that Landlord is obligated to provide heating service to the Demised Premises (so that if Tenant first occupies the Demised Premises prior to the first (1st) day of a Heating Season and Landlord fails to provide heating service to the Demised Premises (or any portion thereof) the first time heating service is required, then the 10 Day Exception shall apply; but if Landlord provides heating service to the Demised Premises the first time heating service is required (E.G., on October 23), but on January 5 of the same Heating Season the heating service is interrupted, the 10 Day Exception would not apply;

      2.    If Landlord fails to furnish the electric service required under
Section 16.01 above as a result of Landlord's failure to substantially complete the Post-Commencement Landlord's Work described in Paragraph 1 of Part II of Exhibit G below; and

      3. If Tenant cannot occupy for the conduct of its business any portion of the Demised Premises as a result of Landlord's failure to substantially complete the Post-Commencement Landlord's Work described in Paragraph 4 of Part II of Exhibit G below, it being understood and agreed that the foregoing situations shall only result in a 10 Day Exception and that all of the other conditions to the reduction of rent provided for in subsection (b) below shall apply to said situations, except that for situations 1 and 2 above, the phrase "actually ceases using, and continues not to use, and has vacated," as such phrase is used in clause (iii) above and as such phrase (or words similar to such phrase) is used in other provisions of this Section, shall be deemed to include, in the alternative, a requirement, condition or event, as the case may be, that the portion of the Demised Premises is not used, and continues not to be used, since Tenant may not have initially occupied the portion of the Demised Premises in question at the time of the Abatement Event and, therefore, cannot "cease" using same.

            (b)   Provided that the conditions described in clauses (i) through
(v) of subsection (a) above have been satisfied, during the period (the "ABATEMENT PERIOD") commencing on the date (the "ABATEMENT COMMENCEMENT DATE") which is the eleventh (11th) consecutive business day after Landlord's receipt of the Untenantability Notice, and ending on the last day that the Demised Premises (or the applicable portion thereof) is untenantable as a result of the Abatement Event (such last day being hereinafter referred to as the "ABATEMENT EXPIRATION Date"), the fixed rent, Tax Payment and Operating Expense Payment payable by Tenant under this lease that are attributable to the Abatement Period shall be reduced by an amount (the "ABATEMENT AMOUNT") equal to (i) the annual fixed rent, Tax Payment and the


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


Operating Expense Payment, per rentable square foot, payable during, or attributable to, the Abatement Period, divided by (ii) 365, and multiplied by
(iii) the number of days during the Abatement Period, and multiplied further by
(iv) the rentable area of the portion of the Demised Premises that is so untenantable (as such area may change from time to time), excluding the rentable area of any Excluded Portions. Notwithstanding anything contained in this Article to the contrary, the Abatement Period shall end with respect to the portion(s) of the Demised Premises in question, and the Abatement Expiration Date shall be deemed to have occurred with respect to such portions, on the date that either Tenant, or any person or entity claiming by, through or under Tenant resumes using or occupying such portion(s) of the Demised Premises for any reason (other than for inspection purposes, but including the performance of any Changes), or on the date that the continuation of the untenantability results from any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, of any person or entity claiming by, through or under any of the foregoing. In addition, and notwithstanding anything contained in this Article to the contrary, the Abatement Period shall end for all portions of the Demised Premises, and the Abatement Expiration Date shall be deemed to have occurred for all portions of the Demised Premises, on the date that an Event of Default occurs (the ending of the Abatement Period and the occurrence of the Abatement Expiration Date, being in addition to all of Landlord's other rights and remedies in respect of such default).

            (c) Notwithstanding anything contained in this Article to the contrary, the provisions of Article 22 of this lease shall supercede this Article and shall govern, if the Abatement Event results from a fire or other casualty. If it is not clear whether or not an Abatement Event results from a fire or other casualty as opposed to any other cause, then the presumption shall be that the Abatement Event resulted from a fire or other casualty.

            (d) Notwithstanding anything contained in subsection (a) above to the contrary, if within five (5) business days after Tenant gives the Untenantability Notice to Landlord, Landlord notifies Tenant that Landlord disputes Tenant's contention that at least ten (10%) percent of the rentable area of the Demised Premises is untenantable, or that such untenantability resulted from an Abatement Event, or that Tenant is entitled to the abatements set forth in this Article, Tenant shall not be entitled to any reduction of the annual fixed rent, the Tax Payment or the Operating Expense Payment until such time as Landlord and Tenant agree, in writing, on such reduction, or, if Landlord and Tenant fail to so agree within twenty (20) days after Landlord so notifies Tenant, until such time as such dispute is settled by arbitration, pursuant to subsection (e) below, in Tenant's favor, it being agreed that Tenant shall have the right to submit such dispute to arbitration pursuant to said subsection (e) within ninety (90) days after the last day of the twenty (20) day period hereinbefore described. If Landlord and Tenant fail to so agree and Tenant fails to submit such dispute to arbitration within the time period hereinbefore set forth, such dispute shall be deemed resolved in Landlord's favor, and Tenant shall not be entitled to any reduction or abatement of annual fixed rent, Tax Payment or Operating Expense Payment. Furthermore, if the annual fixed rent, the Tax Payment or the Operating Expense Payment is reduced pursuant to subsections (a) and (b) above or this subsection (d), and thereafter Landlord gives to Tenant a notice (the "ABATEMENT EXPIRATION NOTICE") stating that less than ten (10%) percent of the rentable area of the Demised Premises is then untenantable, or that one (1) or more of the portions of the Demised Premises in question


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


are not, or are no longer, untenantable, or that the untenantability which entitled Tenant to such reduction of annual fixed rent no longer results from the Abatement Event, then the Abatement Period (with respect to the applicable portions of the Demised Premises) shall be deemed to have ended on the date which is the earliest to occur of any of the foregoing events, unless Tenant notifies Landlord that Tenant disputes Landlord's contention that any of such events has occurred, and either (i) Landlord or Tenant agree otherwise in writing, or (ii) if Landlord and Tenant fail so to agree within twenty (20) days after Tenant so notifies Landlord, such dispute is settled by arbitration, pursuant to said subsection (e), in Tenant's favor, it being agreed that Tenant shall have the right to submit such dispute to arbitration pursuant to said subsection (e) within ninety (90) days after the last day of the twenty (20) day period hereinbefore described. If Landlord and Tenant fail so to agree and Tenant fails to submit such dispute to arbitration within the time period hereinbefore set forth, Tenant shall not be entitled to any further reduction of annual fixed rent, the Tax Payment or the Operating Expense Payment as provided in the Abatement Expiration Notice.

            (e) Tenant may request arbitration of the matters described in subsection (d) above, subject to the provisions of said subsection (d), by notice from Tenant to Landlord, in the City of New York in accordance with the then prevailing Expedited Procedures (the "EXPEDITED PROCEDURES") of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association (or successor thereto) (presently Rules 56 through 60, as same may be amended from time to time). The decision of the arbitrator shall be final and conclusive. Subject to the terms of the immediately succeeding sentence, judgment on the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. In rendering such decision, the arbitrator shall not add to, subtract from, or otherwise modify the provisions of this lease. The fees and expenses of such arbitration shall be borne by the unsuccessful party, however, each party shall be responsible for the fees and expenses of its attorneys and witnesses.

            (f) The rights and remedies of Tenant expressly set forth in this Article shall be Tenant's only rights and remedies in respect of an Abatement Event.

                                  ARTICLE 19 19
                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

      19.01 Except for the inside surfaces of all walls, windows and doors bounding the Demised Premises, including exterior building walls, core corridor walls and doors and any core corridor entrances and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, elevators, fire stairs or other building facilities and systems, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord, except that Landlord shall make available to Tenant, within horizontal and vertical shafts from the basement service entrance of the Building to the Building's core on any floor of the Demised Premises, as selected by Tenant, sufficient space so as to allow Tenant to install in such shafts two (2) four inch conduits to carry Tenant's telecommunications and data cabling. In addition, Landlord shall make available to Tenant within a vertical shaft from the Building's core on any floor of the Demised Premises, as selected by Tenant, to the roof, for use in connection


                                       81
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with the operation of the Equipment (as defined in Article 41 below), sufficient space so as to allow Tenant to install in such shafts, risers and electricity supply lines and data and other cables to the Equipment.

      19.02 Tenant shall permit Landlord to install, use, replace, repair and maintain pipes, ducts and conduits within the demising walls (as of the Commencement Date, with respect to the Phase I Portion , as of the Phase II Effective Date, with respect to the Phase II Portion, as of the Phase III Effective Date, with respect to the Phase III Portion, and as of the Phase IV Effective Date, with respect to the Phase IV Portion), bearing columns and ceilings of the Demised Premises provided same are substantially concealed within same and Landlord repairs any damage to the Demised Premises caused by such installation, use, replacements, repair or maintenance.

      19.03 Landlord or Landlord's agent shall have the right, upon reasonable advance request (except in emergency as hereafter provided where no request need be made) to enter and/or pass through the Demised Premises or any part thereof, except for areas that Tenant has identified to Landlord in writing where money or other valuables are kept (hereinafter referred to as "SECURITY AREAS") at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be reasonably required for such repairs, changes, repainting or maintenance to the Demised Premises only, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. In such circumstances of emergency, a policeman or fireman shall accompany Landlord's entry into any security area whenever possible and Landlord will give Tenant prompt notice after such entry.

      19.04 During the period of eighteen (18) months prior to the Expiration Date Landlord may, upon reasonable advance notice, exhibit the Demised Premises to prospective tenants.

      19.05 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem necessary or desirable, provided that (a) the services required to be provided to Tenant pursuant to the provisions of this lease shall not be adversely affected, and (b) the size of the Demised Premises shall not be reduced and (c) Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises.


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      19.06 (a)   (i)   For the purposes of this lease, "OCCUPANCY REQUIREMENT"
shall mean that this lease is in full force and effect, that no Event of Default exists and that the Tenant named herein or a person that is a Related Entity to the Tenant named herein or a successor to the Tenant named herein (or to a Related Entity of the Tenant named herein) after a Stock Transfer, is the then Tenant under this lease and occupies, for its own account, rentable area in the Building of no less than an amount equal to ninety (90%) percent of the Phase I Portion (to the extent that the Phase I Portion constitutes the Demised Premises or a part of the Demised Premises), and after all of the Phase I Portion is (or is part of) the Demised Premises, no less than an amount equal to the greater of
(A) 70,000 rentable square feet, and (B) ninety (90%) percent of the difference between (1) the rentable area of all of the then Demised Premises, and (2) 60,000 rentable square feet (except to the extent that such failure to occupy is due to a fire or other casualty, a temporary condemnation or a constructive eviction).

                  (ii) Landlord may adopt any name for the Building, except that during that portion of the term of this lease that the Occupancy Requirement is satisfied, Landlord shall not adopt as the name the Building either (A) the name of any company whose primary business is then in direct competition with the then primary business of Tenant, or (B) the names of the following companies:
Microsoft, Yahoo, Lycos, Excite@home, Disney/Go Network (as opposed to any company that includes the name "Disney"), Ask Jeeves, Look Smart, Priceline, Amazon or iVillage, regardless (in the case of this clause (B)) of whether or not the primary business of such companies is in direct competition with the primary business of Tenant (Tenant hereby acknowledging that Landlord is not acknowledging or agreeing that the primary business of any of such companies is or is not in direct competition with the primary business of Tenant). Landlord reserves the right to change the name (subject to the preceding sentence) or address of the Building at any time. The names that Landlord may not adopt for the Building pursuant to this subsection (ii) are herein referred to as the "RESTRICTED NAMES," and the companies described or referred to in clauses (A) and (B) above are hereinafter referred to as "RESTRICTED COMPANIES." For the purposes of this Section, "adopting a name for the Building" shall include the placing of an identification sign or plaque of the name in question on the exterior of the Building, but shall not include the banners or the "Exterior Signs" described in Article 45 below.

               (iii) For the purposes of subsection 19.06(a)(ii)(A) above, if Landlord notifies Tenant of a name that Landlord desires to adopt for the Building, and Tenant fails to notify Landlord within fifteen (15) days (TIME BEING OF THE ESSENCE) after Landlord gives such notice to Tenant that Tenant believes that the name that Landlord desires to adopt is a Restricted Name, then Tenant shall be deemed to have waived such prohibition with respect to such name. In addition, if Tenant has not so waived such prohibition, and except as otherwise provided in subsection (iv) below, if the Occupancy Requirement is satisfied and Landlord and Tenant cannot agree that a name is or is not a Restricted Name, then either party may request arbitration of such matter, by notice from such party to the other, in the City of New York in accordance with the then Expedited Procedures, and the other party shall submit to such arbitration in accordance with the rules thereof. The decision of the arbitrator shall be final and conclusive, and judgment on the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. In rendering such decision, the arbitrator shall not add to, subtract from, or otherwise modify the provisions of this lease. The fees and expenses of such arbitration


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shall be borne by the unsuccessful party, however, each party shall be responsible for the fees and expenses of its attorneys and witnesses.

                  (iv) Notwithstanding the foregoing, if at any time during the term of this lease the Occupancy Requirement is not satisfied, and Landlord adopts a name for the Building that would have been prohibited but for the fact that the Occupancy Requirement was not satisfied, and thereafter the Occupancy Requirement is again satisfied, Landlord shall not be obligated to rename or unname the Building.

            (b) Notwithstanding anything contained in this lease to the contrary, if Landlord leases space in the Building to a Restricted Company, Landlord may permit such Restricted Company to install a plaque on the exterior of the Building that indicates a Restricted Name (such a plaque being hereinafter referred to as a "RESTRICTED COMPANY PLAQUE"). If a Restricted Company Plaque is so installed, then in addition to Tenant's rights under
Section 43.02 below, but provided the Occupancy Requirement is, and remains satisfied, Landlord, at the request of Tenant and at the sole cost and expense of Tenant (which cost and expense shall be reimbursed to Landlord by Tenant within fifteen (15) days after Landlord's demand therefor), and subject to the terms and conditions of this Article and otherwise in compliance with all laws and/or requirements of public authorities, shall install a plaque containing Tenant's name and/or registered or official logo, having a size that is approximately the same size as the other Restricted Company Plaques, and made of a material Landlord determines shall be in keeping with the design and character of the Building and in a location of substantially comparable prominence as the other Restricted Company Plaques, as reasonably determined by Landlord. Landlord, at Tenant's sole cost and expense, shall maintain its plaque during the Term (and any extensions thereof) or until earlier termination of this lease and Tenant shall pay such costs and expenses (as additional rent) within fifteen
(15) days after the date of notice from Landlord. In the event that Landlord shall deem it necessary in its sole reasonable judgment because of deterioration or damage to such plaque, Tenant shall replace such plaque with a new plaque with the same specifications (unless otherwise approved by Landlord) within fifteen (15) days after the date of notice from Landlord. At Landlord's option, Landlord may, at Tenant's sole cost and expense, remove the plaque and repair all damage to the Building caused thereby, in the event that at any time (i) the Occupancy Requirement is not satisfied, or (ii) there are no Restricted Company Plaques on the exterior of the Building. In the event that Landlord shall deem it necessary to remove Tenant's plaque in order to (x) make repairs, alterations or improvements in, to or upon, the Building; or (y) comply with any law or requirement of public authorities or (z) comply with any agreement between Landlord and a third party, including, without limitation, superior mortgages or superior leases, then the Landlord shall have the right to do so at Landlord's sole cost and expense, provided that if the applicable law or requirement of public authority permits the plaque to be restored, same is restored as promptly as is reasonably practicable. For so long as the Occupancy Requirement is satisfied, there shall be no more than two (2) Restricted Company Plaques, plus Tenant's plaque on the exterior of the Building, except that during such time as the Occupancy Requirement is satisfied but Tenant is otherwise not permitted to have (and, in fact, does not have) its plaque on the exterior of the Building pursuant to this Article, there shall be no more than three (3) Restricted Company Plaques on the exterior of the Building.


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

            (c) Subject to the applicable provisions of this lease, including Articles 13 and 14, there shall be no restriction on signage within the Demised Premises.

      19.07 For the purposes of Article 19, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

      19.08 Any reservation in this lease of a right by Landlord to enter upon the Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this lease shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this lease

      19.09 Landlord agrees that, subject to the provisions of Section 21.03, access to the Demised Premises and the Building will be available to Tenant 24 hours per day, 7 days per week, subject to Landlord's reasonable security measures for the Building. A lobby desk shall be located in the Building lobby and shall be staffed 24 hours per day, 7 days per week.

      19.10 Tenant, at Tenant's sole cost and expense, shall directly arrange and contract with an internet service provider (an "ISP") to provide internet service to the Demised Premises and with a T-1 service provider (a "T-1 PROVIDER") to provide T-1 service to the Demised Premises. Tenant's ISP and T-1 Provider shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed, except that if the proposed ISP is the then ISP designated by Landlord for the Building or if the proposed T-1 Provider is the then T-1 Provider designated by Landlord for the Building (both of which providers, on the date of this lease, is Eureka Communications, a non-exclusive provider of both such services in the Building), such approval shall be deemed given. All wiring and related work required to be performed within the Demised Premises to allow Tenant to access such internet service and T-1 service, and all fees and charges charged by the ISP and the T-1 Provider, shall be paid directly to Tenant's ISP and T-1 Provider by Tenant.

                                   ARTICLE 20
                               NOTICE OF ACCIDENTS

      20.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air- conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof. Tenant's failure to give such prompt notice to Landlord shall not relieve Landlord of any of its obligations under this lease, provided, however, Tenant shall indemnify and save harmless Landlord and its agents against and from any and all costs, expenses, damages, judgments, claims and other liability of Landlord or its agents reasonably incurred or paid by Landlord or its agents as a result of Tenant's failure to give such prompt notice, and provided further, that if Landlord is delayed in performing its obligations under this lease as a result of Tenant's failure to give such prompt notice, any rights or remedies Tenant may otherwise have against Landlord shall be correspondingly delayed.

                                   ARTICLE 21
                        NON-LIABILITY AND INDEMNIFICATION

      21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises, except to the extent caused by the intentionally wrongful act or gross negligence of Landlord, its agents or employees.

      21.02 (a)   To the extent that Landlord shall not be entitled to
reimbursement from insurance proceeds and subject to the provisions of Section
11.03 above, Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein, (B) any default under, or breach or, any of the terms, covenants or conditions of this lease on Tenant's part to observe, perform or comply with, or (C) any work done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises or during the period of time after the expiration of the term of this lease that Tenant, or any person or entity claiming by, through or under Tenant, remains in possession or occupancy of the Demised Premises or any portion thereof, or (y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors even if the claims described in (x) or
(y) above arise out of the concurrent negligence of Landlord, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Landlord, Landlord agreeing that the attorneys for the insurance company providing Tenant's insurance are acceptable. In no event shall Landlord be entitled to make a claim for consequential damages under this subsection (a).

            (b) To the extent that Tenant shall not be entitled to reimbursement from insurance proceeds and subject to the provisions of Section 11.03 above, Landlord shall indemnify and save harmless Tenant and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Building (other than the Demised Premises) or of any business therein, or
(B) any work or thing whatsoever done, or any condition created (other than by Tenant) in or about the Building (other than the Demised Premises) during the term of this lease, or (y) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its tenants or licensees or its or their employees, agents or contractors if, and


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

only if, the claims described in (x) or (y) above arise out of the sole negligence, gross negligence or willful misconduct of Landlord or its agents and employees, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Tenant, Tenant agreeing that the attorneys for the insurance company providing Landlord's insurance are acceptable. In no event shall Tenant be entitled to make a claim for consequential damages under this subsection (b).

      21.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control.

                                   ARTICLE 22
                              DESTRUCTION OR DAMAGE

      22.01 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the fixed rent and the additional rent payable under Article 5 hereof shall be abated to the extent that the Demised Premises shall have been rendered untenantable or inaccessible, for the period from the date of such untenantability or inaccessibility to the date the damage shall be repaired or restored to the extent necessary to make the Demised Premises tenantable and accessible. If the Demised Premises shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, the fixed rent and the additional rent payable under Article 5 hereof shall abate as of the date of the damage or destruction or untenantability, as the case may be, through the date that is three (3) business days after the date on which the repairs to the Building and the Demised Premises having been substantially completed to the extent necessary to make the Demised Premises tenantable and accessible, provided, however, that if Tenant, or any person or entity claiming by, through or under Tenant, or any person or entity claiming by, through or under Tenant, occupies a portion of the Demised Premises for the conduct of its business during the period the restoration work is taking place and prior to the date that the same are made tenantable, the fixed rent and such additional rent attributable to the portions of the Demised Premises so occupied, on a per rentable square foot basis, shall be reinstated from and after the date of such occupancy.

      22.02 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, provided this lease shall not have been terminated as in Section 22.03 below provided, Landlord shall repair the damage with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to repair or restore any Tenant's Work or Changes.


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

      22.03 If the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five (25%) percent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this Article Tenant may terminate this lease, by notice to Landlord, if Landlord has not substantially completed the making of the required repairs within twelve (12) months after the date of such damage or destruction, which twelve (12) month period shall be extended for up to three (3) months if Landlord is delayed in making such repairs by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control (such twelve (12) month period, as same may be so extended by up to an additional three (3) months, being hereinafter referred to as the "RESTORATION PERIOD"). For Tenant's notice of termination to be effective, it must be sent within forty-five (45) days after the last day of the Restoration Period, TIME BEING OF THE ESSENCE. In addition, if any damage or destruction mentioned in this Article occur, and Landlord does not elect to terminate this lease as provided in this Section 22.03, then, provided Tenant has not elected to terminate this lease pursuant to clause (B) below, within sixty (60) days after such fire or other cause, Landlord shall deliver to Tenant a statement (the "CONTRACTOR'S STATEMENT") from a contractor, construction manager, architect or engineer, reasonably selected by Landlord, that sets forth such contractor's, construction manager's, architect's or engineer's good faith estimate as to when the repairs described in Section 22.02 above will be substantially complete. The Contractor's Statement shall be without any representation or warranty on the part of, or recourse against, Landlord or the person or entity that actually gives such statement, except for Tenant's right to terminate this lease as expressly hereinafter provided in the event that such statement is incorrect. Notwithstanding anything contained in this Article 22 to the contrary, (A) if such contractor, construction manager, architect or engineer estimates that the repairs described in Section 22.02 above will be substantially complete more than twelve (12) months after the date of such damage or destruction, or (B) if the Demised Premises shall be totally damaged or destroyed by fire or other cause during the last eighteen (18) months of the term of this lease, then, Tenant, as Tenant's sole right and remedy, may elect to terminate this lease by written notice to Landlord (such notice being hereinafter referred to as a "TENANT ARTICLE 22 TERMINATION NOTICE") given within forty-five (45) days after the date Tenant receives the Contractor's Statement, in the case of clause (A), or within forty-five (45) days after the date of the fire or other cause, in the case of clause (B), TIME BEING OF THE ESSENCE WITH RESPECT TO ALL OF SUCH DATES, in which event, the term of this lease shall expire as fully and completely on the date which is thirty (30) days after the date on which Tenant gives Landlord the Tenant Article 22 Termination Notice, as if such date were the Expiration Date and Tenant shall forthwith quit, surrender and vacate the Demised Premises in accordance with the applicable provisions of this lease, without prejudice, however, to Landlord's rights and remedies against Tenant under the provisions of this lease in effect prior to such termination, and any fixed rent or additional rent owing shall be paid up to such date and any payments of fixed rent or additional rent made by Tenant which were on account of any period subsequent to such date shall promptly be returned to Tenant. If Tenant fails to give Landlord the Tenant Article 22 Termination Notice in the manner and in the time period set forth above, then Tenant's right to terminate this lease shall be


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

null and void, and of no further force or effect, and this lease shall continue in full force and effect, subject to the other provisions of this lease.

      22.04 No damages, compensation or claim payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.

      22.05 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

      22.06 Landlord will not carry insurance of any kind on Tenant's Property, Changes or Tenant's Work.

      22.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 23
                                 EMINENT DOMAIN

      23.01 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "DATE OF THE TAKING"), and the rents shall be prorated and adjusted as of such date.

      23.02 If only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking of one-third (1/3) (or more) of the rentable area of the Demised Premises if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than sixty (60) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent payable pursuant to Article 5 shall be appropriately adjusted according to the rentable area remaining.

      23.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of Landlord, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

      23.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

      23.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

      23.06 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.


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      23.07 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 24
                               SURRENDER; HOLDOVER

      24.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and damage for which Landlord is responsible to repair pursuant to the provisions of this lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and, except as otherwise expressly provided in this lease, shall restore the Demised Premises wherever such removal results in damage thereto.

      24.02 (a)   In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except for Section 18.07, and Articles 39 and 40 except that Tenant shall pay on the first day of each month of the holdover period as fixed rent, an amount equal to one and one-half (1 1/2) times one-twelfth of the fixed rent and additional rent payable by Tenant during the last year of the term of this lease (I.E., the year immediately prior to the holdover period) for the first month (or any portion thereof) of such holdover period and two (2) times one-twelfth of the fixed rent and additional rent payable by Tenant during the last year of the term of this lease for the each month (or portion thereof) thereafter. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, but subject to the provisions of subsection 30.02(b) below, Landlord shall be entitled to recover from Tenant all actual out-of-pocket costs and expenses, resulting from such holdover, including all attorneys' fees and disbursements and court costs incurred or paid by Landlord.

            (b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.


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

            (c) All damages to Landlord by reason of holding over by Tenant may be of the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this lease. Tenant agrees to indemnify and save Landlord harmless against all liabilities, costs, suits, demands, charges, and expenses of any kind or nature, including attorneys' fees and disbursements, resulting from a delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay, except that Landlord shall not be entitled to make a claim for consequential damages under this Section 24.02 unless Tenant remains in possession of the Demised Premises (or any portion thereof) for more than four
(4) months after the expiration of the term of this lease (without taking into account any month-to-month tenancy that may be created under this Section 24.02).

                                   ARTICLE 25
                            CONDITIONS OF LIMITATION

      25.01 To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of all or substantially all of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues unstayed for one hundred and twenty (120) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 27.

      25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

            (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default; or

            (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to

Tenant a notice specifying the same which thirty (30) days shall be reduced to five (5) days for a default under Section 13.07, Article 33 and subsection 41.04(c), or, in the case of a happening or default (specifically excluding a default under said Section 13.07, Article 33 and subsection 41.04(c)) which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 10.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

            (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 9; or

            (d) whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty) or whenever Tenant shall vacate any portion of the Demised Premises and shall fail to secure and otherwise protect same, to the reasonable satisfaction of Landlord and such failure continues for ten (10) business days after Landlord's notice to Tenant of such failure, or

            (e) when Tenant shall be in default in the observance or performance of its obligations under any other lease in the Building, then in any of said cases set forth in the foregoing Subsections (a), (b), (c) (d) and
(e), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                   ARTICLE 26
                              RE-ENTRY BY LANDLORD

      26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

      26.02 In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this lease, Tenant or Landlord, as the case may be, shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      26.03 If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry and, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law and against all other amounts which are then, or which may thereafter become, payable to Landlord. Any portion of such moneys that remain after Landlord credits same as hereinbefore provided shall promptly be returned to Tenant.

                                   ARTICLE 27
                                     DAMAGES

      27.01 If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant (after the giving of any required notice and the expiration of any applicable cure period), Tenant shall pay to Landlord as damages, at the election of Landlord, either:

            (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, discounted to present value at the rate of six (6%) percent per annum, of:

                  1. the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                  2. the aggregate rental value of the Demised Premises for the same period; or

            (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

      27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re- entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.


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

                                   ARTICLE 28
                                     WAIVER

      28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

      28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

      28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

      28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

      28.05 If, at any time during the term of this lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

            (a) throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

            (b) if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

                  (i) to the extent that the same is not prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due


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

from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

                  (ii) thereafter, Tenant shall pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

                                  ARTICLE 29 29
                        NO OTHER WAIVERS OR MODIFICATIONS

      29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

      29.02 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

            (a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting, except to the extent such loss or damage results from the intentional wrongful act or gross negligence of Landlord or its employees or agents.

            (b) the receipt by Landlord or payment by Tenant of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

            (c) no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.


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

                                   ARTICLE 30
                    CURING TENANT'S DEFAULTS, ADDITIONAL RENT

      30.01 (a)   if Tenant shall default in the performance of any of
Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

            (b) if Tenant is late in making any payment due to Landlord from Tenant under this lease for five (5) or more days, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate of three (3%) percent per annum over the Prime Rate but in no event in excess of the maximum legal rate of interest chargeable to corporations in the State of New York.

      30.02 (a)   Bills for any reasonable expenses incurred by Landlord in
connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, other than as provided in subsection 30.02(b) below, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

            (b) If Tenant shall be in breach of any of Tenant's obligations under this lease, and if Landlord, as a result thereof, shall make any reasonable out-of-pocket payments for court costs and reasonable attorneys' fees in instituting or prosecuting or defending any action or proceeding or in the event Landlord shall make any such expenditures in connection with any action or proceeding brought by Tenant under this lease, then, provided that Landlord shall be the prevailing party in any such action or proceeding, Tenant shall reimburse or pay Landlord for such reasonable costs and fees actually paid by Landlord in connection with such action or proceeding.

            (c) If Landlord shall be in breach of any of Landlord's obligations under this lease, and if Tenant, as a result thereof, shall make any reasonable out-of-pocket payments for court costs and reasonable attorneys' fees in instituting or prosecuting or defending any action or proceeding or in the event Tenant shall make any such expenditures in connection with any action or proceeding brought by Landlord under this lease, then, provided that Tenant shall be the prevailing party in any such action or proceeding, Landlord shall reimburse or pay Tenant for such reasonable costs and fees actually paid by Tenant in connection with such action or proceeding.


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

            (d) Notwithstanding anything to the contrary contained in subsections (b) and (c) above, to the extent that this lease provides for a mechanism to resolve disputes (such as arbitration), or if either party is expressly permitted to dispute a demand or determination hereunder, then such disputes shall not be deemed a breach under this lease and the dispute mechanisms provided for in this lease shall supercede subsections (b) and (c) above. In addition, in any provision of this lease which provides for the payment of attorneys' fees or disbursements as a result of one of the parties to this lease being in default hereunder, and the party alleging such default institutes or prosecutes or defends any action or proceeding in connection with such default, then the party otherwise entitled to such attorneys' fees or disbursements shall not be entitled to same except as otherwise provided in subsection (b) or (c) above.

                                   ARTICLE 31
                                     BROKER

      31.01 Tenant covenants, warrants and represents that it had no conversations or other communications with any broker or finder except ColliersABR, Inc. and Insignia/ESG, Inc. (collectively, the "BROKER") in connection with the leasing of the Demised Premises to Tenant and that, to Tenant's best knowledge, there were no brokers or finders except the Broker instrumental in consummating this lease. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by Tenant with any brokers or finders except for the Broker.

      31.02 Based upon the foregoing representation, Landlord has agreed to pay, pursuant to separate agreements, a brokerage commission to the Broker.

      31.03 Landlord covenants, warrants and represents that it had no conversations or other communications with any broker or finder (except the Broker) in connection with the leasing of the Demised Premises to Tenant and that, to Landlord's best knowledge, there were no brokers or finders except the Broker instrumental in consummating this lease. Landlord agrees to hold Tenant harmless against any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by Landlord with any brokers or finders, including the Broker.

                                   ARTICLE 32
                                     NOTICES

      32.01 Except as otherwise expressly permitted in this lease, all notices, demands, approvals, consents, requests and other communications which under the terms of this lease, or under any statute, must or may be given or made by the parties hereto, must be in writing (whether or not so stated elsewhere in this lease), and must be made either (i) by depositing such notice in the registered or certified mail of the United States of America, return receipt requested, or (ii) by delivering such notice by a nationally recognized commercial overnight courier ("NEXT BUSINESS DAY DELIVERY"), which courier provides for delivery with receipt guaranteed, addressed to each party as follows:


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


          If to Landlord:   at the address set forth on the
                            first page of this lease

          With a copy to:   Greenberg Traurig
                            200 Park Avenue
                            New York, New York  10166

                            Attention: Robert J. Ivanhoe, Esq.

          If to Tenant:     About.com, Inc.
                            220 East 42nd Street, 24th Floor
                            New York, New York  10017
                            Attn:  Alan Blaustein, Esq.

                            prior  to the  Commencement  Date,  and at
                            the  Demised  Premises  (Attention:   Alan
                            Blaustein,   Esq.,   and,  in  a  separate
                            notice, Attention: Mr. Todd Sloan), after the Commencement Date,

     with a copy of default
     notices and termination
     notices only to:

                            Loeb & Loeb, LLP
                            345 Park Avenue
                            New York, New York  10154
                            Attn:  Scott I. Schneider, Esq.

      32.02 All notices, demands, approvals, consents, requests and other communications shall be deemed to have been delivered (i) if mailed as provided for in this Article, on the date which is three (3) business days after mailing or (ii) if sent by commercial courier, on the date which is one (1) business day after dispatching. Either party may designate by notice in writing given in the manner herein specified a new or other address to which such notice, demand, approval, consent, request or other communication shall thereafter be so given or made. Notwithstanding the foregoing all fixed rent and additional rent statements, bills and invoices may be given by regular mail, hand-delivery or facsimile machine and shall be deemed given upon receipt, and emergency repair notices may be hand-delivered or sent via facsimile machine and shall be deemed given upon receipt.

                                  ARTICLE 33 33
                              ESTOPPEL CERTIFICATE

      33.01 Within ten (10) business days after either party's request, the other party shall execute and deliver to the requesting party a statement (i) certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (ii) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, (iii) stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, or if Tenant is the certifying party, whether Tenant is in default, and, if so, specifying each such default of which the signer may have knowledge, (iv) stating whether Tenant has any rights to offsets or abatement of rent, (v) stating whether Tenant has prepaid any rent for more than one month in advance, and (vi) certifying such other information as the requesting party reasonably requests, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing and their respective successors and/or assigns. Breach of the foregoing will constitute Tenant's acknowledgement which may be relied on by any person holding or proposing to acquire an interest in the Building, this lease or any superior mortgage, that this lease is unmodified and in full force and effect and will constitute, as to any such person, a waiver of any defaults on Landlord's part which may exist prior to the date of such request. The foregoing shall not limit any other rights and remedies available to Landlord for breach of this Article.

                                   ARTICLE 34
                                   ARBITRATION

      34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

      34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

      34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within sixty (60) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

      34.04 All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for the payment of its own legal fees and disbursements and expert witness fees.

                                   ARTICLE 35
         NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW, CONSENTS

      35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease.

This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "LEASE DOCUMENTS". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

      35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted.

      35.03 This lease shall be governed in all respects by the laws of the State of New York applicable to agreements made and wholly executed therein without reference to conflicts of laws principles.

      35.04 (a)   If Tenant shall request Landlord's consent or approval
pursuant to any of the provisions of this lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving, such consent or approval, Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have, from whatever source derived, to make or assert any such claim; provided, however, that Tenant shall not be deemed to have waived any claim for damages if there shall be an express determination in the action, proceeding or arbitration hereinafter described that Landlord acted maliciously or in bad faith in exercising its judgment or withholding its consent or approval despite its agreement to act reasonably (in which case Tenant shall have the right to its actual (but not consequential, exemplary or punitive) damages. Except as otherwise expressly provided in the preceding sentence, Tenant's sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, pursuant to the Simplified Procedure For Court Determination of Disputes as set forth in the CPLR ss.3031 et seq. (or any successor thereto), or
(ii) in the City of New York in accordance with the Expedited Procedures, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same. The fees and expenses of such arbitration shall be borne by the unsuccessful party), and, in either case, the decision shall be final and conclusive.

            (b) In addition, whenever in this lease Landlord is required to be reasonable in the granting of any consent or approval or otherwise, Landlord shall not be deemed to have been unreasonable in the refusal to give its consent or approval or otherwise if: (a) Landlord is not permitted to do so under the terms of any superior lease or superior mortgage or (b) the consent


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

or approval of any superior lessor or holder of superior mortgagee is required and has been denied or not given.

      35.05 Submission by Landlord of this lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

      35.06 If there shall be more than one person named as Tenant herein, then all such persons shall be deemed to be joint tenants in the leasehold estate demised hereby, with joint and several liability hereunder.

      35.07 Without Landlord's prior written consent, Tenant may not record this lease. Tenant, at its sole cost and expense, may prepare a memorandum of this lease. If (a) such memorandum contains only the minimum information required to record a memorandum of lease in the State of New York and is otherwise reasonably satisfactory to Landlord, and (b) Tenant, at its sole cost and expense, prepares and delivers to Landlord (i) all documents and instruments (in form and content reasonably satisfactory to Landlord) which Landlord's title insurance company advises Landlord are necessary to remove said memorandum of lease from the record, and (ii) the written authorization of Tenant (in form and content reasonably satisfactory to Landlord) permitting Landlord to record and file such documents and instruments upon, or at any time after, the expiration of the term of this lease (as same may be from time to time amended), which authorization shall include the authority to complete such documents and instruments, including the insertion of dates and references to any amendments of this lease, then Landlord shall execute and acknowledge said memorandum of lease and permit Tenant to record same at Tenant's sole cost and expense.

      35.08 Except as provided in Section 24.02 above, in no event shall Landlord or Tenant be liable to the other for consequential, exemplary or punitive damages.

                                   ARTICLE 36
                                  PARTIES BOUND

      36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.


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

      36.02 Tenant shall look only to Landlord's estate and property in the Building (including proceeds of insurance and condemnation) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 37
                      CERTAIN DEFINITIONS AND CONSTRUCTION

      37.01 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in EXHIBIT E annexed hereto shall be utilized.

      37.02 The various terms which are bolded or underlined and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                    ARTICLE 38
              ADJACENT EXCAVATION AND CONSTRUCTION; SHORING; VAULTS

      38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement or rent.

      38.02 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.


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

                                   ARTICLE 39
                              RIGHT OF FIRST OFFER

      39.01 For the purposes of this Article, the rentable area of the entire fifteenth (15th), sixteenth (16th) and twenty-second (22nd) floors of the Building, substantially shown in hatching on Exhibit K hereto (which by this reference is made a part hereof) is hereinafter referred to as the "SUBJECT SPACE." If at any time during the term of this lease, Landlord intends to lease to a "bona fide third party tenant" (as hereinafter defined) all or any portion of the Subject Space (the portion of the Subject Space that Landlord so intends to lease at the time in question being hereinafter referred to as the "OFFER SPACE"), then, provided that at such time this lease is in full force and effect and no Event of Default exists, Landlord shall give to Tenant notice of Landlord's intention to so lease the Offer Space (the "OFFER SPACE NOTICE") setting forth the material terms and conditions upon which Landlord is willing to lease the Offer Space. The Offer Space Notice shall set forth the following terms (the "OFFER TERMS"): (a) the commencement date of the proposed letting (the "OFFER SPACE LEASE COMMENCEMENT DATE") and the expiration date of the proposed letting (the "OFFER SPACE LEASE EXPIRATION DATE"), which shall be, subject to the provisions of Section 39.06, the Expiration Date of this lease,
(b) the annual rental payable during the Offer Space Term (as hereinafter defined), (c) any material additional rent payable with respect to the Offer Space, including, without limitation, any additional rent related to increases in real estate taxes or operating expenses for the Building, increases in any price index or wage or labor rate, and any sprinkler or water charges, (d) the dollar amount of any work which Landlord is willing to perform or pay for in the Offer Space (including performing in the Offer Space any Landlord's Work, to the extent not previously performed in the Offer Space), (e) any concession or free rent period applicable to the proposed letting, (f) any other terms and conditions which Landlord deems material, (g) the rentable area of the Offer Space (which rentable area shall be reasonably determined by Landlord in good faith, in a manner consistent with the method used to measure the rentable area of the Demised Premises and shall be conclusive and binding upon Tenant), and
(h) a floor plan of the Offer Space. During the ten (10) business day period commencing on the date that Landlord gives the Offer Space Notice to Tenant, Tenant shall have the option (the "OFFER SPACE OPTION") to lease the Offer Space from Landlord for the period (the "OFFER SPACE TERM") commencing on the Offer Space Lease Commencement Date and expiring on the Offer Space Lease Expiration Date. Tenant shall exercise the Offer Space Option by giving Landlord notice thereof (the "EXERCISE NOTICE") on or before the last day of such ten (10) business day period (which last day is hereinafter referred to as the "EXERCISE NOTICE Date"), TIME BEING OF THE ESSENCE.

      39.02 Tenant shall not have the Offer Space Option if at the time Landlord intends to lease the Offer Space to a bona fide third-party tenant, (a) this lease is not in full force and effect, or (b) an Event of Default exists.

     39.03 Notwithstanding anything contained in this Article to the contrary, the Offer Space Option shall be deemed revoked, null and void, and of no further force or effect, and the Exercise Notice (or purported Exercise Notice) given in connection with Tenant's attempt to exercise the Offer Space Option shall be ineffective and void AB INITIO as an Exercise Notice, (a) if Tenant fails to give the Exercise Notice to Landlord on or before the Exercise Notice Date,

TIME BEING OF THE ESSENCE, in the manner hereinbefore provided (except as otherwise expressly provided in Section 39.06 below), or (b) if the notice given to Landlord amends, modifies or supplements (or attempts or purports to amend, modify or supplement) any of the Offer Terms set forth in the Offer Space Notice, or (c) if at the time of the giving of the Exercise Notice, this lease is not in full force and effect, or there exists an Event of Default, or (d) if Tenant fails to duly execute, acknowledge and deliver to Landlord a lease agreement or amendment of this lease (in either case an "OFFER SPACE LEASE") with respect to the Offer Space, prepared by Landlord and substantially in the form and content set forth in Section 39.04 below, within ten (10) business days after Landlord delivers counterparts of the Offer Space Lease to Tenant, or (e) if the guarantors under any guaranty in respect of this lease or the Demised Premises fail to duly execute, acknowledge and deliver to Landlord, together with the Offer Space Lease, an amendment to such guaranty, prepared by Landlord, which covers the Offer Space Lease and the Offer Space, or (f) if on the Offer Space Lease Commencement Date, this lease is not in full force and effect or there exists an Event of Default.

      39.04 If Tenant shall give the Exercise Notice to Landlord on or before the Exercise Notice Date, TIME BEING OF THE ESSENCE, and in the manner set forth in Section 39.01 above, the parties hereto shall enter into the Offer Space Lease with respect to the Offer Space, which Offer Space Lease shall contain all of the same terms, covenants and conditions contained in this lease, except that:

            (a) Those terms and conditions set forth in the Offer Space Notice that are expressly different than the corresponding provisions in this lease, shall supersede and replace such corresponding provisions, or shall modify such corresponding provisions accordingly, excluding Article 2 of this lease (Landlord hereby agreeing that Article 2 of this lease shall govern) and regardless whether the Offer Terms included a security deposit, no additional security deposit shall be required under the Offer Space Lease;

            (b) Those terms and conditions set forth in the Offer Space Notice that are in addition to the terms and conditions of this lease, shall be added to the Offer Space Lease;

            (c) Articles 4, this 39 and 41 and Exhibit G (to the extent that Landlord's Work has not been previously performed in the Offer Space) of this lease shall be omitted, unless the Offer Space Notice provides otherwise (in which case such provisions shall be amended accordingly) and the Offer Space Lease shall provide that Tenant has inspected the Offer Space, is fully familiar with the condition thereof, shall accept possession of the Offer Space on the Offer Space Lease Commencement Date in its then "as-is" condition and acknowledges that neither Landlord, nor any of Landlord's representatives agents or employees, has made any representations or warranties with respect to the Offer Space, except to the extent the Offer Space Notice provides otherwise, in which case such provisions shall be amended accordingly; and

            (d) The Offer Space Lease shall contain a provision, and this lease shall be amended to contain a provision, that a default of any of the terms, covenants or conditions of the Offer Space Lease or this lease, as the case may be, on Tenant's part to observe, perform or


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

comply with (after any required notice and the expiration of any applicable cure period), shall be an "Event of Default" under both this lease and the Offer Space Lease;

            (e) The Offer Space Lease shall provide that the Offer Space may be serviced by the Equipment (as defined in Article 41 below), but the Offer Space Lease shall not contain a separate provision similar to said Article 41; and

            (f) Article 40 of this lease shall be incorporated into the Offer Space Lease if the Extension Option (as hereinafter defined) has not then been exercised.

      39.05 Notwithstanding anything contained in this Article to the contrary, the Offer Space Option shall apply only to, and may not be exercised by any person or entity other than, the Tenant expressly named in this lease or a Related Entity to the Tenant expressly named in this lease or a successor to the Tenant named herein (or to a Related Entity of the Tenant named herein) after a Stock Transfer, provided the Tenant expressly named herein or such Related Entity or such successor is the then Tenant under this lease and occupies, on its own behalf, at least 57,000 rentable square feet of the Demised Premises. (Notwithstanding the foregoing, until the Demised Premises comprises 57,000 rentable square feet (or more), such 57,000 rentable square foot requirement shall be reduced to the actual number of rentable square feet of the Demised Premises.) In addition, the Offer Space Option shall apply only to the first letting of each Offer Space after the date hereof and shall not apply to any Offer Space in respect of which an Offer Space Option has been waived, rejected or revoked or deemed to have been waived, rejected or revoked. For the purposes of this Article, a "BONA FIDE THIRD PARTY TENANT" shall mean any person or entity with whom Landlord has no direct or indirect relationship (other than as a prospective tenant of the Building) that is leasing such space for its own use. Therefore, Tenant shall have no Offer Space Option if Landlord desires or intends to lease the Offer Space to a person or entity that is not a bona fide third-party tenant. Landlord makes no representation or warranty as to the present or future availability of the Subject Space, except that Landlord represents to Tenant that no existing tenant of any of the Offer Space has any right or option to extend its lease of its portion of the Offer Space..

      39.06 If Landlord gives to Tenant the Offer Space Notice and if Tenant fails to give the Exercise Notice to Landlord on or before the Exercise Notice Date and in the manner hereinbefore provided, and thereafter Landlord intends to lease the Offer Space to a bona fide third party tenant at a net effective rent (the "THIRD PARTY NER") that is less than ninety-five (95%) percent of the net effective rent reflected in the Offer Space Terms (the "OFFER SPACE NER"), then, subject to and in accordance with the provisions of this Article, Landlord shall give to Tenant a new Offer Space Notice, and Tenant shall have the Offer Space Option with respect to such new Offer Space Notice, as set forth above, except that the new Offer Space Notice shall set forth such new terms and conditions. Tenant hereby acknowledges and agrees that the term for which Landlord intends to lease the Offer Space to a bona fide third party tenant may be greater than or less than the Offer Space Term and that in such case, for the purpose of comparing the Third Party NER to the Offer Space NER, Landlord shall, in good faith, adjust the Third Party NER, to the extent necessary, to what the Third Party NER would have been if the term for which Landlord intended to lease the Offer Space to a bona fide third party tenant were the Offer Space Term. For the purposes of this Section, "NET EFFECTIVE RENT" shall mean, on a dollar per rentable square foot basis, the present value of the projected future rent payments, including escalations, free rent and amortized landlord concessions, expressed as an equivalent annuity over the lease term or the remaining portion of the lease term, using the same discount rate (expressed monthly or annually) for all calculations. The dollar cost per rentable square foot is calculated by dividing the actual gross annuity amount by the rentable area in question.

      39.07 If for any reason, the Offer Space Option is not exercised in accordance with, and subject to, the applicable provisions of this Article, or is waived, rejected or revoked or deemed waived, rejected or revoked, Landlord may, but shall not be obligated, at any time or from time to time, lease, license or otherwise permit the use of, all or any portions of the Offer Space upon any terms and conditions that are acceptable to Landlord.

     39.08 Except as expressly set forth in this lease, Tenant shall not have any option to lease the Offer Space or any portions thereof or any other portion of the Building except for the Phase II Portion, the Phase III Portion and the Phase IV Portion.

                                   ARTICLE 40
                                EXTENSION OPTION

      40.01 Tenant shall have the option (the "EXTENSION OPTION") to extend the term of this lease for a term (the "EXTENSION TERM") of five (5) years to commence on the date (the "EXTENSION TERM COMMENCEMENT DATE") next succeeding the Expiration Date and to expire on the date (the "EXTENSION TERM EXPIRATION DATE") which is the fifth (5th) anniversary of the Expiration Date, which Extension Option shall be exercised only by Tenant giving to Landlord notice thereof (the "EXTENSION EXERCISE NOTICE") on or before the date (the "EXTENSION EXERCISE NOTICE DATE") which is eighteen (18) months prior to the Expiration Date, TIME BEING OF THE ESSENCE.

      40.02 Notwithstanding anything contained in this lease to the contrary, Tenant shall not have the Extension Option if on the date Tenant gives to Landlord the Extension Exercise Notice, (a) this lease is not in full force and effect, or (b) an Event of Default exists.

      40.03 In addition to the provisions of Section 40.02 above, and notwithstanding anything contained in this lease to the contrary, the Extension Option shall be deemed revoked, null and void, and of no further force or effect, and the Extension Exercise Notice (or purported Extension Exercise Notice) given in connection with Tenant's attempt to exercise the Extension Option shall be ineffective and void AB INITIO as an Extension Exercise Notice,
(a) if Tenant fails to give the Extension Exercise Notice to Landlord on or before the Extension Exercise Notice Date (TIME BEING OF THE ESSENCE) in the manner hereinbefore provided, or (b) if at the time of the giving of the Extension Exercise Notice, this lease is not in full force and effect, or there exists an Event of Default, or (c) if the guarantors under any guaranty in respect of this lease or the demised premises fail to duly execute, acknowledge and deliver to Landlord within ten (10) days after Landlord's request therefor, an amendment to such guaranty, prepared by Landlord, which covers the Extension Term, or (d) if prior to the Extension Term

Commencement Date, this lease or the term hereof has ended, expired or is not otherwise in full force and effect, or an Event of Default occurs. Notwithstanding anything contained in this lease which may be deemed to the contrary, if Tenant exercises the Extension Option, but prior to the Extension Term Commencement Date, this lease or the term hereof has ended, expired or is not otherwise in full force and effect as a result of any Event of Default, then, solely for the purposes of calculating the damages to which Landlord is entitled under Articles 25, 26 and 27 of this lease, the term of this lease shall be deemed to have been extended by the Extension Term, and the annual Extension Rent (as hereinafter defined) for the Extension Term shall be deemed to be the fixed rent in effect on the last day of the initial term of this lease, without taking into account any abatements thereof under Article 9 hereof or otherwise.

      40.04 The Extension Term, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in this lease for the initial term hereof (including, without limitation, subsections 5.01(b) and 5.07(c)), except that:

            (a) any terms, covenants, or conditions hereof that are expressly or by their nature inapplicable to the Extension Term (including, without limitation, Articles 4, 39, this 40 and Exhibit G hereof) shall not apply during the Extension Term; and

            (b) the annual fixed rent payable by Tenant during the Extension Term (hereinafter referred to as the "EXTENSION RENT") shall, subject to adjustment as otherwise in this lease provided, be an amount equal to ninety-five (95%) percent of the fair market rental value of the Demised Premises, to be determined as provided in Sections 40.05 and 40.06 hereof and to be calculated as of the Extension Term Commencement Date on the basis of a new letting of the Demised Premises for the Extension Term for a term of five (5) years (but taking into account the fact that the Base Tax Year and the Base Operational Year are not changed and taking into account the testimony and documentary evidence, and the facts and data, referred to in subsection 40.06(d) below). The amount which equal the fair market rental value of the Demised Premises for the Extension Term is herein referred to as the "FMV AMOUNT."

      40.05 The initial determination of the FMV Amount shall be made by Landlord. Landlord shall give notice (a "RENT Notice") to Tenant of the proposed FMV Amount on or before the date which is three (3)) months prior to the Extension Term Commencement Date. The FMV Amount so determined by Landlord shall be deemed conclusive and binding upon Tenant unless on or before the date (the "DETERMINATION DATE") which is forty-five (45) days after Landlord gives to Tenant the Rent Notice (a) Tenant gives to Landlord notice (the "DISPUTE NOTICE") that Tenant disputes the FMV Amount so determined by Landlord, or (b) Landlord and Tenant agree in writing (which agreement (an "FMV AGREEMENT") shall be duly executed and delivered by Landlord and Tenant) upon the fixed rent for the Extension Term. If Tenant sends to Landlord a Dispute Notice within the time and in the manner hereinbefore provided, and if Landlord and Tenant fail to so agree upon the fixed rent for the Extension Term, the FMV Amount for the Extension Term shall be determined by arbitration pursuant to Section 40.06 below.

      40.06 If Tenant gives to Landlord a Dispute Notice in respect of the FMV Amount so determined by Landlord as provided in Section 40.05 above, and Landlord and Tenant fail to execute and deliver an FMV Agreement on or before the Determination Date, then the FMV Amount for the Extension Term shall be determined by arbitration as follows:

            (a) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date, which arbitrators may then be regularly employed or engaged by Landlord and Tenant. If either Landlord or Tenant fail to appoint an arbitrator within such period of time and thereafter fail to do so by written notice given within a period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the City and State of New York), upon request of either Landlord or Tenant, as the case may be;

            (b) the two (2) arbitrators appointed as above provided shall attempt to reach an agreement as to the FMV Amount, and in the event that they are unable to do so within thirty (30) days after their joint appointment, then they shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within sixty (60) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so. Such third (3rd) arbitrator shall not then be regularly employed or engaged by either Landlord or Tenant or any of their respective affiliates;

            (c) all of such arbitrators shall be New York State licensed real estate brokers having not less than ten (l0) years experience in representing owners or tenants in commercial leasing transactions in respect of first-class office buildings in midtown Manhattan; and

            (d) the arbitrators, selected as aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the FMV Amount (as defined in Section
40.04 above), within thirty (30) days after the appointment of the second (2nd) arbitrator or the third (3rd) arbitrator, as the case may be. The decision of such arbitrators shall be in writing. If the first two (2) arbitrators appointed as above provided reach an agreement as to the FMV Amount, said agreement shall be the decision of the arbitrators. If a third (3rd) arbitrator is appointed as above provided, then such third (3rd) arbitrator's decision shall be limited to selecting the determination of the FMV Amount made by either the first (1st) arbitrator or the second (2nd) arbitrator. Insofar as the same is in compliance with the provisions and conditions of this Article, the decision of the arbitrators shall be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. The arbitrators, in arriving at their decision (including the third (3rd) arbitrator, notwithstanding the fact that the third (3rd) aribtrator's decision is limited as hereinbefore provided), shall be entitled to consider all testimony and documentary evidence that may be presented at any hearing, as well as facts and data which the arbitrators may discover by investigation and inquiry outside such hearings. If, for any reason whatsoever, a written decision of the arbitrators shall not be rendered within thirty (30) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper, to determine the question in dispute consistently with the provisions of this lease. The cost and expense of such arbitration, action, proceeding, or otherwise shall be borne equally by Landlord and Tenant, but Landlord and Tenant shall each pay their own attorneys' fees and disbursements and witnesses fees.

      40.07 If Tenant gives to Landlord a Dispute Notice in respect of the FMV Amount so determined by Landlord as provided in Section 40.05, and the fixed rent for the Extension Term shall not be finally determined pursuant to the terms of Section 40.05 or 40.06 hereof on or before the Extension Term Commencement Date, then:

            (a) The annual fixed rent payable by Tenant during the Extension Term until the fixed rent for the Extension Term shall be so finally determined shall, subject to adjustment as herein provided, be equal to the annual fixed rent, Tax Payment and Operating Expense Payment in effect on the last day of the initial term of this lease, without taking into effect any abatement, offset or reduction (collectively, the "EXTENSION MINIMUM RENT"); and

            (b) If the fixed rent for the Extension Term, as finally determined pursuant to the terms of Section 40.06 hereof, shall be greater or less than the Extension Minimum Rent, then (i) the annual fixed rent payable by Tenant for the balance of the Extension Term shall be and become the fixed rent as so finally determined, and (ii) if the fixed rent for the Extension Term, as so determined, shall be greater than the Extension Minimum Rent, Tenant shall, within twenty (20) days after Landlord's demand therefor, pay to Landlord an amount equal to the difference between (x) the sum of the actual fixed rent payments paid to Landlord during the Extension Term before such final determination and (y) the sum of the fixed rent payments that would have been payable by Tenant if the fixed rent for the Extension Term had been finally determined prior to the Extension Term Commencement Date; or if the fixed rent for the Extension Term, as so determined, shall be less than the Extension Minimum Rent, Landlord shall, within twenty (20) days after Tenant's demand therefor pay to Tenant an amount equal to the difference between the sum of the amount described in clause (x) above and the sum of the amount described in clause (y) above. If Landlord does not pay such difference within such twenty
(20) day period and such failure continues for more than three (3) business days after notice from Tenant that same is overdue, then such difference shall be deducted from the next installment(s) of fixed rent and additional rent payable hereunder.

     40.08 If, in accordance with and subject to, all of the terms, covenants and conditions contained in this Article, the term of this lease is extended for the Extension Term, then "EXPIRATION DATE," as such term is used in this lease, shall mean the "EXTENSION TERM EXPIRATION DATE," and "TERM OF THIS LEASE" (and comparable words), shall mean the initial term of this lease, as extended by the Extension Term. Notwithstanding anything which may be


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contained in this lease to the contrary, Landlord shall have no obligation or duty, nor shall Landlord be required, to make any repairs, installations, alterations or improvements to the Demised Premises or any portion thereof (including, without limitation, painting, finishing, plastering or decorating), with respect to the Extension Term, provided, however, that nothing contained in this sentence shall affect Landlord's obligations to perform the repairs that Landlord is expressly required to make under this lease. Except as expressly set forth in this Article, Tenant shall not have any option or right to extend or renew the term of this lease.

                                   ARTICLE 41
                           SATELLITE DISH INSTALLATION

      41.01 For the period (the "DISH TERM") commencing on the Commencement
Date and ending on the earlier of (a) the last day of the term of this lease, and (b) the termination or revocation of license provided for in this Article (such license being hereinafter referred to as the "DISH LICENSE"), Tenant shall have the right, in accordance with, and subject to, the provisions of this Article, to install, maintain, repair, use and operate on the roof of the Building, at its sole cost and expense one (1) satellite dish and support equipment (such satellite dish and support equipment being hereinafter collectively referred to as the "EQUIPMENT"), which Equipment shall be cabled to the Demised Premises through a riser designated by Landlord and shall not penetrate the roof of the Building, subject to all of the applicable terms, covenants and provisions of this Article, and subject to Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) including, without limitation, approval as to location, which approval shall also be required for modifications to, and the removal of, the same. In connection with such installation, maintenance, repair, use and operation (collectively, the "DISH PERMITTED USES"), Tenant shall comply with all laws, ordinances, orders, rules, regulations and requirements of all governmental and quasi-governmental authorities having jurisdiction of or over the installation, maintenance, repair, use, operation or removal of the Equipment, or the use of the Roof Space (as hereinafter defined) or any other portion of the Building (collectively, "DISH LAWS"), regardless of whether such compliance requires, at any time during the Dish Term, the making of alterations to the Building (which alterations may only be made in accordance with, and subject to, the applicable provisions of this Article) or other expenditures, whether foreseen or unforeseen, ordinary or extraordinary; shall, prior to commencing the installation of the Equipment, provide Landlord with a radiation hazard analysis satisfactory to Landlord, and prior to commencing the installation of the Equipment, and from time to time thereafter, but not more frequently than once every three (3) years within ten (10) days after Landlord's request therefor, provide Landlord with the affidavit of a licensed and certified engineer, stating that the Equipment complies with the Dish Laws; and shall procure, maintain and pay for all permits, certificates, consents, authorizations and licenses required therefor, including all renewals thereof (collectively, "DISH PERMITS"). All reasonable costs and expenses paid or incurred by or on behalf of Landlord in connection with the Equipment, the Installation (as hereinafter defined) and the Dish Permitted Uses, shall be reimbursed to Landlord, from time to time, within fifteen (15) days after Landlord gives to Tenant Landlord's itemized invoice therefor, together with reasonable evidence of the amounts so paid or incurred by Landlord.


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     41.02  (a)   The portion of the roof of the Building on which the Equipment are to be located, which portion shall be reasonably designated by Landlord and shall be of sufficient size for the Equipment, is herein referred to as the "ROOF SPACE." Tenant shall use the Roof Space for the Dish Permitted Uses, as hereinbefore and hereinafter provided, and for no other purpose. Tenant shall not make, or permit to be made, any alteration, installation, improvement, substitution or addition to the Roof Space or any other portion of the Building, except as expressly permitted under this lease.

            (b) Tenant shall not cause or permit Hazardous Materials to be used, transported, stored, released, handled, produced or installed in, on or from the Roof Space. In the event of a breach of the provisions of this subsection (b), Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any or all of such Hazardous Materials from the Roof Space in the manner prescribed for such removal by all requirements of law.

      41.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use the Roof Space or any other portion of the Building, or do or permit anything to be done in the Roof Space or in any other portion of the Building, which would (a) have a material adverse effect on, in the reasonable judgment of Landlord, (i) the proper and economical rendition of any service required to be furnished to any tenant or other occupant or user of portions of the Building, (ii) the use or enjoyment of any part of the Building by any other tenant or other occupant or user of portions of the Building, or (iii) the appearance, character or reputation of the Building as a first-class facility, or (b) violate the Certificate of Occupancy for the Building or any Dish Laws (including zoning and building codes) or the Dish Permits.

      41.04 (a) Before commencing the installation of the Equipment or any other alterations, improvements, additions or other work or changes related thereto (such installation and other alterations, improvements, additions and other work and changes being hereinafter referred to as the "INSTALLATION"), Tenant, at its sole cost and expense, shall prepare and submit to Landlord for Landlord's approval, reasonably detailed plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed. The cost and expense reasonably incurred and/or paid by Landlord in connection with the review of said plans and specifications (and all revisions thereto), and the inspection of the work in respect thereof, by Landlord and Landlord's architects, engineers and other consultants and professionals shall be reimbursed by Tenant to Landlord within fifteen (15) days after Landlord gives to Tenant Landlord's itemized invoice therefor (together with reasonable evidence of the amounts so paid or incurred by Landlord), Tenant hereby agreeing that neither Landlord's approval of plans or specifications, nor its inspection of such work, nor its right to inspect such work, shall impose upon Landlord any obligation or liability whatsoever with respect thereto, including, without limitation, any obligation or liability that might arise as a result of such work not being performed in accordance with applicable laws and requirements or with the plans and specifications approved by Landlord or otherwise. Landlord may, as a condition of its approval, require Tenant to make revisions in and to such plans and specifications. Landlord shall respond, in reasonable detail, to Tenant's request to approve said plans and specifications within ten (10) business days after Landlord receives a complete set of said plans and specifications, and Landlord shall respond, in reasonable detail, to Tenant's request to approve revisions to said


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

plans and specifications within seven (7) business days after Landlord receives such revisions. Landlord's approval to any of said plans and specifications or revisions thereto shall not be effective unless same is in writing. If within seven (7) business days after Landlord receives a complete set of said plans and specifications (or if within seven (7) business days after Landlord receives any requested revisions thereto), Landlord fails to respond to Tenant's request for Landlord's approval thereof (whether by granting or denying such approval or by requesting revisions or further revisions), Tenant shall give to Landlord a second (2nd) notice notifying Landlord that if within three (3) business days after Landlord's receipt of such second (2nd) notice Landlord fails to respond to Tenant's request for such approval, such failure shall be deemed the granting of such approval. Thereafter, if Landlord fails to respond to Tenant's request for such approval within such three (3) business day period (whether by granting or denying such approval or by requesting revisions or further revisions to said plans and specifications), such approval shall be deemed given, but only to the plans and specifications (or revisions) so submitted. Tenant shall not use, employ or retain any contractor or mechanic, or permit the use, employment or retention of any subcontractor, that has not been first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

            (b) Before commencing the Installation, Tenant shall, at its expense, obtain all permits, notices, approvals and certificates required by all governmental and quasi-governmental authorities for the commencement and prosecution thereof, and, upon completion, for the final approval thereof, and shall cause the Installation to be performed in compliance therewith, as well as with all applicable laws and requirements of public authorities and all applicable requirements of insurance bodies, in a good and workmanlike manner, using new materials and equipment. Duplicates of all such permits, notices, approvals and certificates shall be delivered to Landlord before commencing the Installation, and upon the completion thereof, as the case may be. The Installation shall be performed in such a manner as not to unreasonably interfere with or delay, and (unless Tenant shall indemnify Landlord therefor to the Landlord's reasonable satisfaction) as not to impose any additional expense upon Landlord in, the maintenance or operation of the Building. Throughout the performance of the Installation and the performance of any repair or maintenance work to the Equipment, Tenant shall, at its expense, carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance and personal and property damage insurance for any occurrence in or about the Building as set forth in Article 11 of this lease. All such insurance policies shall name Landlord, each Present Additional Insured and all other additional insureds requested by Landlord, and their respective agents as additional insureds, be in such limits as Landlord may reasonably prescribe and be placed with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of the Installation and, on request, at reasonable intervals thereafter during the performance of the Installation.

            (c) Tenant shall, at its expense and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from, or otherwise directly connected with, the Installation that shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save Landlord harmless from and against all mechanic's and other liens filed in connection with the Installation or for any other work claimed to have been done for, or materials furnished to,


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Tenant, pursuant to this Article, including, without limitation, the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Building, and against all costs, expenses and liabilities incurred or paid in connection with any such lien, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall satisfy or discharge all such liens (by bonding or otherwise), and remove same from the record, within thirty (30) days after Landlord makes written demand therefor

            (d) The Installation, as well as the maintenance, repair and operation of the Equipment, shall be done in a manner so as not to: (i) create any work stoppage, picketing, labor disruption, or dispute; (ii) violate Landlord's union contracts affecting the Building or the land on which it is located; or (iii) unreasonably or materially interfere with the business of Landlord or any tenant or occupant of the Building. In the event of the occurrence of any condition described above, Tenant shall, promptly upon notice from Landlord, cease whatever it is doing that is giving rise to such condition. In the event that Tenant fails to cease whatever it is doing that is giving rise to such condition as aforesaid, Landlord, in addition to any rights available to it under this Article, at law or equity, shall have the right to injunction without notice. Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators of the Building, subject to the provisions of Section 13.08 above, including the last sentence thereof, but, with respect to such last sentence, only to the extent that the Installation is performed during Tenant's Work.

      41.05 Intentionally Deleted Prior to Execution.

      41.06 All of Tenant's obligations and liabilities under Article 11 of this lease (subject, however, to Section 11.03) shall apply to the Equipment and the Roof Space as if the Roof Space were a part of the Demised Premises. In addition, Tenant shall procure, maintain and pay for such liability and property damage insurance as Landlord shall reasonably require in connection with the Installation and the, maintenance, repair and operation of the Equipment, in form, substance and with limits of liability reasonably approved, in writing, by Landlord. Tenant shall have Landlord, the holders of all superior mortgages, the lessors under all superior leases, the agents and representatives of all of the foregoing and all other entities and persons reasonably designated by Landlord, named as additional insureds on all such insurance policies.

      41.07 Other than the electricity that Landlord is expressly obligated to supply to the Demised Premises pursuant to Article 16 of this lease, Landlord shall not be obligated to provide any additional electricity for the operation of the Equipment. Subject to Section 19.01 above, Tenant, at its sole cost and expense, shall bring the electricity required to operate the Equipment from the Demised Premises to the Roof Space, in accordance with, and subject to, the provisions of Section 16.04 of this lease. The electricity used for the operation of the Equipment shall be part of "Usage" (as such term is defined and used in Article 16 of this lease) and Tenant shall pay for such Usage in accordance, and subject to, the provisions of said Article 16.

      41.08 (a) Tenant covenants and agrees that the installation, maintenance, repair, operation and removal of the Equipment on the roof of the Building or in any other part of the Building shall be at the sole risk of Tenant. Neither Landlord, nor any agent or employee of


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

Landlord, nor any person or entity claiming by, through or under Landlord or such agent or employee, shall be responsible or liable for any injury or damage to, or loss of, the Equipment, by reason of theft, fire or other casualty, or otherwise, whether or not resulting from any negligent acts or omissions. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the roof of the Building and to any part of the Building caused by or resulting from the installation, maintenance, repair, operation or removal of the Equipment, and shall promptly maintain the Equipment in good working condition, and promptly make all repairs thereto and replacements thereof; provided, however, that all maintenance, repair and replacement work shall be performed only by a contractor or contractors reasonably designated or approved by Landlord. If Tenant fails to so maintain, or make any repairs to or replacements of, the Equipment, the roof of the Building or any other part of the Building, Landlord may, but shall not be obligated to, perform such maintenance or make such repairs or replacements, and Tenant shall reimburse Landlord for all reasonable costs and expenses paid or incurred by Landlord as a result thereof, within fifteen (15) days after Landlord gives to Tenant Landlord's itemized invoice therefor, together with reasonable evidence of the amounts so paid or incurred by Landlord.

            (b) Tenant shall indemnify and hold Landlord harmless from and against any and all actions, proceedings, liabilities, obligations, claims, damages, deficiencies, losses, judgments, suits, expenses and costs (including, without limitation, reasonable legal fees and disbursements) in connection with or resulting from the Dish Permitted Uses or the presence or removal of the Equipment or other use thereof. Tenant further covenants and agrees that the Equipment and any related equipment erected or installed by Tenant pursuant to the provisions of this Article shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

            (c) Tenant hereby acknowledges that Landlord has made no representations or warranties as to whether the roof of the Building is suitable for the installation, maintenance or operation of the Equipment, or whether the Equipment can be used for its intended purpose.

      41.09 The parties agree that Tenant's use of the roof of the Building is non-exclusive and Landlord may use, and/or permit any other person or entity to use, any other portion of the Building for any purpose, including the installation of other satellite dishes, antennae, generators and/or communications systems. Tenant shall not permit its use of the roof of the Building, or the installation, operation, maintenance, repair or removal of the Equipment, to impair, unreasonably interfere with or materially adversely affect Landlord's or such other person's or entity's data transmission and reception via their respective antennas or satellite dishes, and support equipment, if any, or to interfere with or adversely affect the operation or use of any of the Building's systems or services, and Landlord shall use commercially reasonable efforts to cause the antennas and satellite dishes of others on the roof of the Building not to unreasonably interfere with the transmission from, or reception to, the Equipment. In no event shall the maximum level of microwave emissions from the Equipment, when combined with all other microwave emissions from the Building, exceed an amount equal to the total microwave emissions allowable for the Building as determined by the governmental authorities having jurisdiction thereof. Tenant's use of the roof of the Building for the Dish Permitted Uses shall be without charge to Tenant, except as otherwise expressly provided in this lease.


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      41.10 Tenant acknowledges that it is fully familiar with the condition of the roof of the Building, and that it has examined, investigated and inspected the roof of the Building (or has had adequate opportunity to have examined, investigated and inspected the roof of the Building) and has had adequate opportunity to conduct such further examinations, investigations and inspections of the roof of the Building as it deemed necessary or desirable. Neither Landlord, nor any of its agents or representatives, has made or does make any representations or warranties as to the physical condition of the roof, or as to whether any portion of the roof (including the Roof Space) can be used for the installation or operation of an antenna or satellite dish, or as to whether any laws, orders, regulations, directions, rules or requirements permit, prohibit, restrict or limit Tenant in any way to so install and operate, or from so installing and operating, an antenna on the Roof Space or any other portion of the Building, or as to whether any of the required permits, certificates, consents, authorizations and licenses will be issued or given.

      41.11 Nothing contained in this Article, including, without limitation, the incorporation or application of certain provisions of this lease to the installation, operation and maintenance of the Equipment and the Roof Space, shall grant (or be deemed to have granted) any leasehold or other possessory rights, title, estates or interests in or to the Roof Space or any other portion of the Building. Tenant's use of the Roof Space, and its right to install, operate and maintain the Equipment, is a license, and shall be subject to
Section 713, Paragraph 7 of the New York Real Property Actions and Proceedings Law and all other applicable laws. Landlord may, by giving notice to Tenant, temporarily or permanently revoke the within license (a) in order to allow the making of any and all repairs, replacements, changes, modifications, improvements, decorations or substitutions (collectively, "REPAIRS") to the Roof Space or any other portion of the Building, which Landlord, in Landlord's discretion, deems necessary or desirable, (b) if the whole or any portion of the Roof Space or the Building shall be damaged or destroyed by fire or other casualty, or acquired or condemned for any public or quasi-public use or purpose, (c) if Landlord is temporarily or permanently prohibited, prevented or limited from permitting Tenant to use the Roof Space on account of any law, order, regulation, direction, rule or requirement or by reason of strikes, labor troubles, accidents, inability to obtain insurance at commercially reasonable rates, repairs or any other cause beyond Landlord's reasonable control, or (d) if Tenant's maintenance, use or operation of the Equipment impairs, unreasonably interferes with or materially adversely affects Landlord's or any other person's or entity's data transmission or reception via their respective antennae or satellite dishes, and support equipment (other than antennae or satellite dishes of other tenants of the Building that are installed on the roof of the Building after the installation of the Equipment), or the proper operation or use of any of the Building's systems or services (all of the foregoing described in clauses
(a) through (d) being hereinafter collectively referred to as "UNAVOIDABLE EVENTS", and individually as an "UNAVOIDABLE EVENT"). If in connection with any Unavoidable Event, Landlord temporarily revokes the within license, then this Article and the obligations of Tenant to observe, perform and comply with all of the terms, covenants and conditions in this Article on Tenant's part to observe, perform and comply with, shall not be affected, impaired or excused on account thereof. If in connection with any of the foregoing, Landlord does not so revoke the within license, Landlord shall use reasonable efforts to minimize interference with Tenant's operation of the Equipment during the time that the Repair is being performed, the Roof Space is being repaired in connection with such fire, other casualty, acquisition or condemnation, or the Unavoidable


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Event is being corrected, as the case may be. If Landlord permanently revokes the within license, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or abatement of the rent or additional rent under this lease, nor shall such revocation be deemed a constructive or actual eviction from any portion of the Demised Premises. Notwithstanding anything contained in this Section to the contrary, Landlord may not permanently revoke the within license if upon the completion of the Repair, the completion of any repair in respect of such fire, other casualty, acquisition or condemnation, or the completion of such correction, as the case may be, the roof of the Building continues to be used for the installation and operation of an antenna or satellite dish by tenants of the Building, in which case, if the existing Roof Space is not available for the Equipment, then Landlord shall designate new Roof Space..

      41.12 Landlord reserves the right, without any liability to Tenant, to stop service of any systems or services serving the Roof Space or the Equipment, or the rendition of any of the other services required of Landlord under this Article, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Article or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. If Landlord stops any such service or system or the rendition of any of such other services, and such event materially interferes with Tenant's use of the Equipment, then Landlord shall use commercially reasonable efforts to resume the service or system as soon as possible , except that nothing contained in this lease shall require Landlord to incur overtime costs or expenses or other bonus or incentive fees to perform work on a fast-track or expedited basis.

      41.13 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Roof Space or related to the Equipment, (b) all fires in or to the Roof Space or any of the Equipment, (c) all damages to or defects in the Roof Space.

      41.14 Notwithstanding anything to the contrary contained in this, Landlord shall have no obligation to repair any damage to, or to replace the Equipment or any fixtures, furniture, furnishing, equipment or other property or effects of Tenant related to the Equipment.

      41.15 Tenant shall not directly or indirectly, by operation of law, or otherwise, assign or otherwise transfer the Dish License or its rights under this Article, or underlet, sublet, or sublicense, the Dish License, any of such rights, or any portion of the Roof Space. Tenant acknowledges and agrees that the Dish License and the rights granted to Tenant pursuant to this Article, are granted exclusively for the enjoyment of Tenant hereunder, and for no other persons or entities and only during such time as such Tenant is the tenant under this lease. Under no circumstances may Tenant charge for the use of the Equipment. Except as set forth in the preceding sentence, if Tenant assigns any of its right, title or interest in this lease, or sublets, or permits any person or entity to use, any portion of the Roof Space, then the Dish License and all such rights shall be revoked and terminated on the effective date of such assignment or the commencement date of such sublease or use, as the case may be.

      41.16 The Equipment and related equipment installed by Tenant pursuant to the provisions of this Article shall be and remain Tenant's property, and, upon the expiration of the

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Dish Term, or such earlier date selected by Tenant, shall be removed by Tenant, at Tenant's sole cost and expense, and Tenant shall repair any damage to the roof of the Building, or any other portion or portions of the Building caused by or resulting from said removal. If Tenant fails so to remove the Equipment and related equipment, Landlord may remove same, as a duly authorized agent of Tenant, and store the same in the name and at the expense and risk of Tenant or those claiming through or under it, without in any way being liable for conversion or negligence by reason of said acts of Landlord or anyone claiming under it or by reason of the negligence of any person in caring for said property while in storage. Any property of Tenant not removed on or before the last day of the Dish Term shall be deemed abandoned in which event, at Landlord's election, either (a) such property shall become the property of Landlord without any further right in or claim by Tenant or (b) Landlord may remove such property from the Roof Space and the Building and dispose of such property in Landlord's sole discretion, all at the expense of Tenant.

      41.17 If prior to the expiration of the term of this lease, all or substantially all of the Equipment has been removed and not replaced within one
(1) year after such removal, the Dish License shall be permanently terminated and revoked as of the last day of such one (1) year period.

      41.18 Landlord, upon thirty (30) days' prior written notice to Tenant, may reasonably relocate the Equipment and related equipment to other areas of the Building and roof thereof, which relocation shall be at Landlord's cost and expense (except as hereinafter provided), and which right of relocation shall be in addition to any and all of Landlord's other rights and remedies available at law or in equity if the necessity therefor results from any failure of Tenant to observe, perform or comply with any of the terms, covenants or conditions contained in this Article. If the necessity of such relocation results from such failure, then the cost and expense of such relocation shall be paid by Tenant to Landlord within fifteen (15) days after Landlord's demand therefor.

      41.19 Landlord shall have the right to assign or transfer its obligations under this Article, separate and apart from its interest, obligations and liabilities in, under and to this lease, to an entity responsible for the management of the roof of the Building, or any other third party, at any time, and in such event the obligations of Landlord under this Article shall not be binding upon the Landlord with respect to any period subsequent to the assignment or transfer of its obligations under this Article or with respect to the roof of the Building, and in the event of such assignment or transfer, said obligations shall thereafter be binding upon each assignee or transferee or subsequent assignee or transferee, but only with respect to the period ending with a subsequent assignment or transfer within the meaning of this Section. If such assignee or transferee shall request that Tenant enter into a direct agreement between Tenant and such transferee or assignee evidencing the agreements set forth herein Tenant hereby agrees to promptly execute and deliver any such instrument that Landlord or such transferee or assignee may reasonably request, provided that such agreement is upon substantially identical terms and conditions as set forth in this Article, and shall not increase Tenant's obligations hereunder or reduce its rights hereunder or under an SNDA, and provided same shall be at no cost to Tenant other than the cost to review same. In the event such direct agreement is executed, this Article shall thereupon be terminated and be of no further force or effect.

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                                   ARTICLE 42
                               EMERGENCY GENERATOR

      42.01 Landlord agrees that in the event Landlord shall furnish and install an emergency generator or similar back-up energy supply system in the Building (a "GENERATOR") then, to the extent that the Generator has sufficient excess capacity (the "EXCESS CAPACITY") beyond the capacity that Landlord determines is necessary to operate the elevators, heating, ventilating and air conditioning, common area electric and other Building services or systems, Tenant shall be permitted, at its sole cost and expense, to connect to the Generator (in a location and in a manner designated by Landlord, Landlord reserving the right to require Tenant to utilize Landlord's designated contractor to perform the work related to such connection, provided that Landlord's contractor's prices are competitive) to utilize an amount not to exceed Tenant's Proportionate Share of the Excess Capacity (as determined by Landlord) ("TENANT'S GENERATOR ALLOCATION"). Tenant shall pay, within twenty (20) days after Landlord demand as additional rent, such charges as Landlord may impose for Tenant's use of the Generator, provided that such charges are based upon rates that do not exceed Landlord's then prevailing rates for supplying electricity from the Generator to other Building tenants. Tenant shall not utilize electricity from the Generator in an amount which shall exceed Tenant's Generator Allocation and Tenant's use of electricity shall otherwise be subject to the provisions of Sections 16.04,
16.05 and 1606 of this lease. Nothing contained herein shall be deemed to require Landlord to furnish and install the Generator and Tenant agrees that Landlord shall have no liability to Tenant, nor shall Tenant's obligations hereunder be in any way effected, by reason of Landlord's failure to install the Generator.

                                   ARTICLE 43
                               VIDEO SCREEN/PLAQUE

      43.01 Landlord has informed Tenant that Landlord is contemplating the installation of a video screen display (which may contain multiple video screens or monitors, together with related equipment and installations) on a wall in the Building lobby, using technology, content, equipment and at a location to be determined by Landlord in its sole discretion (the "VIDEO SCREEN"). Tenant acknowledges that Landlord has no obligation whatsoever to install or maintain the Video Screen at any time during the Term and Tenant agrees that Landlord shall have no liability to Tenant, nor shall Tenant's obligations hereunder be affected, by reason of Landlord's failure to install a Video Screen. In the event that Landlord determines, in its sole discretion, to install a Video Screen, and provided none of the conditions set forth in subsections (a) through
(e) of Section 43.02 shall exist, Landlord shall grant to Tenant (and such other Building tenants or other users as Landlord may, in its sole discretion, determine) the non-exclusive right to use the Video Screen for its own proprietary information and content, subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Subject to the provisions of this Section 43.01, Tenant, at no additional charge therefor, except as otherwise provided in this lease, shall be permitted to use its pro-rata share (based upon the proportion that (x) the rentable square foot area of space in the Building then occupied by Tenant for its own use or for the use of any Related Entities, bears to (y) the Building Area) of the Video Screen during business hours on business days as reasonably and equitably determined by Landlord. Tenant agrees and acknowledges that, depending on the nature of the
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capabilities of the Video Screen, Tenant's pro rata use of the Video Screen (as so determined by Landlord) may be based on fairly allocating a number of screens or monitors at a given time comprising a portion of the Video Screen for a particular duration, or the entire Video Screen for a particular duration, using a weighted computation of the overall utilization of the Video Screen (as reasonably determined by Landlord). Tenant's use of the Video Screen shall be subject to such rules and regulations as may be promulgated by Landlord from time to time with respect to the Video Screen, provided that such rules and regulations shall not unreasonably discriminate against Tenant.

      43.02 If Landlord shall determine not to install a Video Screen in the Building lobby (and until such time as Landlord, in its sole discretion, shall determine to install a Video Screen in the Building lobby), and provided the Occupancy Requirement is, and remains satisfied, Landlord, at the request of Tenant and at the sole cost and expense of Tenant (which cost and expense shall be reimbursed to Landlord by Tenant within fifteen (15) days after Landlord's demand therefor), and subject to the terms and conditions of this Article and otherwise in compliance with all laws and/or requirements of public authorities, shall install a plaque containing Tenant's name and/or registered or official logo, having a size of up to three (3') in height and up to four (4') in width, and made of a material Landlord determines shall be in keeping with the design and character of the Building lobby and in an appropriate location of reasonable prominence as reasonably determined by Landlord. Landlord, at Tenant's sole cost and expense, shall maintain the plaque during the Term (and any extensions thereof) or until earlier termination of this lease and Tenant shall pay such costs and expenses (as additional rent) within fifteen (15) days after the date of notice from Landlord. In the event that Landlord shall deem it necessary in its sole reasonable judgment because of deterioration or damage to such plaque, Tenant shall replace such plaque with a new plaque with the same specifications (unless otherwise approved by Landlord) within fifteen (15) days after the date of notice from Landlord. At Landlord's option, Landlord may, at Tenant's sole cost and expense, permanently remove the plaque and repair all damage to the Building caused thereby, in the event that at any time the Occupancy Requirement is not satisfied. In the event that Landlord shall deem it necessary to remove Tenant's plaque in order to (x) make repairs, alterations or improvements in, to or upon, the Building; or (y) comply with any law or requirement of public authorities or (z) comply with any agreement between Landlord and a third party, including, without limitation, superior mortgages or superior leases, then the Landlord shall have the right to do so at Landlord's sole cost and expense, provided that if the applicable law or requirement of public authority permits the plaque to be restored, same is restored as promptly as is reasonably practicable.

                                   ARTICLE 44
                                     TERRACE

      44.01 Landlord represents that the Terrace Area has a live load capacity of 100 pounds per square foot. During the term of this lease, but only during such portion of the term that the entire rentable area of the 19th Floor is part of the Demised Premises, and only to the extent permitted by, and subject to,
(a) all applicable laws and/or requirements of public authorities, and (b) the requirements of the insurance companies insuring Landlord's interest in the Building, and subject to the reasonable rules and regulations of Landlord (which shall include, but not be limited to, rules and regulations that in Landlord's reasonable opinion, minimize risk of injury or


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damage to persons and property or that involve avoiding increases in the premiums charged to Landlord by such insurance companies (unless such increases are paid by Tenant)), Tenant may, at its sole cost and expense, but without charge therefor by Landlord (except as otherwise provided in this Article), use the terrace located on the 19th Floor, substantially where shown in hatching on
Exhibit I hereto (which by this reference is made a part hereof) (such portion of the Building being hereinafter referred to as the "TERRACE AREA") for the placement of, and sitting on, chairs, for eating, reading and lounging, and for the placement of plants and planters, and for no other purpose. For the purposes of the preceding sentence, "requirements of the insurance companies insuring Landlord's interest in the Building" shall include the suggestions of such insurance companies that involve minimizing risk of injury or damage to persons and property or that involve avoiding increases in the premiums charged to Landlord by such insurance companies. To the extent that the premiums charged by such insurance companies are increased as a result of the use of the Terrace Area, Tenant shall pay to Landlord, as additional rent, the amount of such increases within fifteen (15) days after Landlord's demand therefor from time to time. If, and to the extent, that Landlord's insurance policies for the Building will not include, or exclude, liability and damage relating to the Terrace Area (or other portions of the Building) as a result of the mere use of the Terrace Area, Tenant shall not be permitted to use the Terrace Area. Landlord represents that the Terrace Area has a live load capacity of 100 pounds per square foot.

      44.02 Tenant shall be responsible and liable for such access and for all persons using the Terrace Area, including, subject to Section 42.01 above and the other applicable provisions of this lease, the installation, at Tenant's sole cost and expense, of reasonable security devices and systems to insure that there is no unauthorized use of the Terrace Area. Neither Landlord, nor any of its agents or employees, shall be liable for any damage to, or theft of, any materials, supplies or other property, nor for any injury or damage to persons, in connection with, resulting from, or relating to, such access and such use of the Terrace Area. In addition, the use of the Terrace Area shall in no way interfere with or disturb the operation or maintenance of the Building or the other tenants and occupants of the Building or their use and occupancy thereof. Tenant shall take all necessary steps to minimize noise emanating from the Terrace Area and in no event shall Tenant permit music (live or recorded) or other amplified sounds to be played, performed or made on or from the Terrace Area. Tenant shall indemnify and hold Landlord, its agents and employees, harmless, from and against any and all actions, proceedings, liabilities, obligations, claims, damages, deficiencies, losses, judgments, suits, expenses and costs (including, without limitation reasonable legal fees and disbursements) in connection with, resulting from, or relating to, the use of the Terrace Area. Except for an assignment of all of Tenant's rights, title and interest in and to this lease in accordance with, and subject to, the applicable provisions of this lease, Tenant shall not directly or indirectly, or by operation of law, or otherwise, assign or otherwise transfer its rights to use the Terrace Area or let any other person or entity (other than Tenant's employees and business invitees and permitted subtenants of the 19th Floor) use the Terrace Area or any portion thereof. Nothing contained in this Article or elsewhere shall be deemed to grant Tenant (or any person claiming by, through or under Tenant) a leasehold interest in the Terrace Area. Tenant's use of the Terrace Area is a license, and shall be subject to Section 713, Paragraph 7 of the New York Real Property Actions and Proceedings Law and all other applicable laws. On or before the Expiration Date or sooner termination or expiration of the term of this lease or of such license, or the sooner date on which the entire


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rentable area of the 19th Floor is no longer a part of the Demised Premises,
Tenant shall remove from the Terrace Area all of its property and repair any and all damage (other than ordinary wear and tear and damage for which Tenant is not responsible hereunder) to the Terrace Area occurring during, or by reason of, the use thereof by Tenant or by any other person or entity claiming by, through or under Tenant, and to all other portions of the Building caused by its use of the Terrace Area or such removal. If for any reason Landlord is prohibited or prevented from permitting Tenant to use the Terrace Area, including, without limitation, a fire or other casualty to any portion of the Building, or on account of any rule, order or regulation of any federal, state, county or municipal authority or any department, subdivision or agency thereof, or any other legal or insurance requirement, including, without limitation, applicable zoning laws, then, for so long as Landlord is so prohibited or prevented, Tenant's right to use the Terrace Area shall be terminated and revoked, permanently or temporarily, as the case may be, and Tenant, within three (3) business days after Landlord's written request, shall remove from the Terrace Area all of its property, repair any and all damage (other than ordinary wear and tear and damage for which Tenant is not responsible hereunder) to the Terrace Area and to all other portions of the Building caused by its use of the Terrace Area or such removal, and Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or abatement of the rent or additional rent under this lease, nor shall such revocation or termination be deemed a constructive or actual eviction from any portion of the Demised Premises. Tenant, at Tenant's sole cost and expense, shall promptly repair all damage (other than ordinary wear and tear and damage for which Tenant is not responsible hereunder) to the Terrace Area and other portions of the Building caused by Tenant's use of the Terrace Area, including, without limitation, moving and removing materials, supplies and other property to and from the Terrace Area. In addition, Tenant shall use the Terrace Area in compliance with, and subject, all applicable laws and/or requirements of public authorities and all requirements of insurance bodies. Tenant hereby acknowledges that Tenant has not relied upon any representation or warranty, express or implied, in connection with the Terrace Area and that Landlord has made no such representations or warranties, including, without limitation, any representation or warranty as to whether the Terrace Area is suitable for Tenant's use or whether the Terrace Area can be legally used for the purposes described herein. Tenant shall use the Terrace Area in its then as-is condition, Tenant hereby agreeing that Landlord shall not be obligated to perform any alterations, repairs, improvements, remediation, compliance with laws or other work whatsoever in connection with Tenant's use of the Terrace Area, other than performing any work required for the Terrace Area to have a live load capacity of 100 pounds per square foot and for the Terrace Area otherwise to remain structurally sound. Tenant has fully inspected the Terrace Area, is fully familiar with the condition thereof. Notwithstanding anything contained in this subsection to the contrary, Tenant shall not be permitted to make any alterations or improvements, or perform any other work whatsoever, in or to the Terrace Area, without Landlord's prior written consent in each instance, except that Tenant may make Nonstructural Changes to the Terrace Area in accordance with, and subject to, the provisions of Article 13 and 14, as if the Terrace Area were a part of the Demised Premises, except that none of such Nonstructural Changes shall be deemed a Permitted Nonstructural Change, and all installations and improvements to the Terrace Area shall be deemed Specialty Installations. During Tenant's use of the Terrace Area, the insurance that Tenant is required to maintain under Article 11 above shall include the Terrace Area. Tenant shall not be obligated to make any structural repairs to the Terrace Area except those (subject to the provisions of Section


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11.03 above) that are required by reason of (i) the performance or existence of
Tenant's Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Terrace Area, (iii) the moving of Tenant's Property in or out of the Terrace Area, (iv) the negligence or willful act of Tenant or any of its employees, agents or contractors or (v) the use of any portion of the Terrace Area for a use that is not permitted under this lease. Notwithstanding anything contained in this lease to the contrary, any structural repairs to the Terrace Area required by any of the reasons set forth in clauses (i) through (v) of the preceding sentence shall be made by Tenant at its cost and expense, unless Landlord elects to perform same pursuant to the provisions of Article 15 above.

      44.03 All of Landlord's rights under Article 19 of this lease with respect to the Demised Premises shall apply to the Terrace Area. If at any time during the term of this lease, Tenant's right to use the Terrace Area terminates, ends or is revoked, then Landlord shall, to the extent permitted by, and subject to,
(a) all applicable laws and/or requirements of public authorities, and (b) the requirements of the insurance companies insuring Landlord's interest in the Building, close off the access to the Demised Premises from the Terrace Area.

     44.04 Notwithstanding anything contained in this Article to the contrary, until the 19th Floor Effective Date occurs, the reference in this Article to the "entire rentable area of the 19th Floor" shall be deemed a reference to the entire rentable area of the Substantially Completed 19th Floor Portions, it being understood and agreed that until the 19th Floor Effective Date occurs, if reasonable access to the Terrace Area from the Substantially Completed 19th Floor Portions cannot reasonably be provided by Landlord, then Landlord shall not be required to give Tenant access to the Terrace Area until the 19th Floor Effective Date occurs.

                                   ARTICLE 45
                             BANNERS; EXTERIOR SIGNS

      45.01 Landlord has advised Tenant that Landlord intends to install, subject to obtaining all necessary licenses, permits or other approvals required by all applicable governmental authorities, banners over the Broadway and 40th Street entrances to the Building. Landlord agrees that, for so long as the Occupancy Requirement is satisfied, Tenant may have the right to use one (1) banner above each of such entrances, subject to and in accordance with the provisions of this Article. Landlord may reserve one (1) banner of its choice above each Building entrance for Landlord's own use and shall give Tenant the first right to designate the banner location from those that remain available over each entrance that Tenant desires to use. If Tenant desires to use and maintain banners, it shall notify Landlord thereof together with its desired location. Promptly after Landlord receives Tenant's notice , Landlord shall appoint a recognized expert (the "SIGNAGE EXPERT") in signage licensing and marketing arrangements in the Times Square area, having at least five (5) years of experience, to determine the annual fair market value of such banner to a third party license thereof in an arms length transaction (the "BANNER FMV"). Promptly after Landlord receives the Signage Expert's determination of the fair market value thereof, Landlord shall notify Tenant thereof and Tenant shall have thirty (30) days (TIME BEING OF THE ESSENCE) after receipt of such determination to notify Landlord that it accepts or rejects the right to display the banners at the Banner FMV. Failure by Tenant to respond within such thirty (30) day period (TIME BEING OF THE ESSENCE) shall be deemed to be


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Tenant's rejection of such right to display banners. If Tenant shall elect to accept the right to display the banners in accordance with the provisions hereof, Landlord may, after the expiration of each year, appoint a Signage Expert to again determine the then Banner FMV. Upon Landlord's receipt of the Banner FMV from the Signage Expert, Landlord shall notify Tenant of the Signage Expert's determination, and Tenant shall have thirty (30) days (TIME BEING OF THE ESSENCE) to renew the right to use the banner for an additional one (1) year period at the newly determined Banner FMV. Failure by Tenant to respond within such thirty (30) day period (TIME BEING OF THE ESSENCE) shall be deemed to be Tenant's election to renew at the newly determined Banner FMV. Tenant's right to use and display banners in accordance with this Article shall be deemed a license for one (1) year (subject to renewals as aforesaid), shall terminate when the Occupancy Requirement is no longer satisfied, and shall be subject to such additional reasonable rules and regulations as Landlord may adopt with respect thereto (provided same do not unreasonably discriminate against Tenant). The banners shall be of such design and materials and in accordance with such other criteria as Landlord shall establish, from time to time. Tenant shall pay, as a license fee for the use of the banners, the Banner FMV, which shall be paid to Landlord in equal monthly installments in advance in the same time and manner as fixed rent, and any default in the payment thereof shall give Landlord the same rights and remedies as in the case of a default in the payment of fixed rent hereunder.

     45.02 Provided that (a) the Occupancy Requirement is then satisfied and (b) Tenant shall then be licensing the banners in accordance with the provisions of
Section 45.01 above, Tenant shall have the right of first offer to license any additional banners or building exterior advertisement signs that Landlord intends to license (collectively, "EXTERIOR SIGNS") to non-Building tenants or occupants (collectively, "NON-TENANTS") in accordance with the provisions of this Section. In the event that Landlord desires to license any Exterior Signage to Non-Tenants, Landlord shall first send Tenant written notice thereof (an "OFFER NOTICE") setting forth (i) a description, in reasonable detail, of the subject Exterior Sign, (ii) the term of the license, (iii) the fees and other charges to be payable thereunder, and (iv) any other material business terms of the proposed license for the Exterior Sign (the "SIGNAGE TERMS"). The Offer Notice shall be deemed an offer by Landlord to license to Tenant the subject Exterior Sign upon the Signage Terms. Within thirty (30) days after Tenant's receipt of the Offer Notice (TIME BEING OF THE ESSENCE), Tenant shall notify Landlord in writing (an "ACCEPTANCE NOTICE") if Tenant desires to license from Landlord the subject Exterior Sign upon the Signage Terms and such other terms and conditions as are contained in Landlord's then standard form of signage licensing agreement for the Building (provided that the Offer Terms are not modified thereby). If Tenant sends an Acceptance Notice within the time and in the manner hereinbefore provided, and shall execute and deliver Landlord's then standard form of license agreement on the Signage Terms within ten (10) business days after Landlord's submission thereof to Tenant, Landlord shall license to Tenant the subject Exterior Sign to Tenant on the Signage Terms. If Tenant fails to send an Acceptance Notice within the thirty (30) day period (TIME BEING OF THE ESSENCE) or to execute Landlord's then standard term of license agreement on the Signage Terms within such ten (10) business day period), then, subject to the next succeeding sentence, the right of first offer for such Exterior Sign shall terminate and expire, Tenant shall have no further right to license such Exterior Sign and Landlord shall be free to license such Exterior Sign to any party upon such terms as Landlord may deem appropriate. Notwithstanding the foregoing, in the event


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that Tenant fails to send an Acceptance Notice as hereinbefore provided and
Landlord thereafter intends to license the subject Exterior Sign to a Non-Tenant upon terms materially more favorable to the licensee than the Signage Terms (the parties hereto agreeing that materially more favorable to licensee shall mean that the economic terms, taken as a whole on a net present value basis, are at least seven (7%) percent more favorable to licensee than the Signage Terms), Landlord shall send Tenant a revised Offer Notice setting forth the more favorable Signage Terms, and the same provisions of this Section shall apply thereto, except that Tenant shall be


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required to send the Acceptance Notice within ten (10) days (TIME BEING OF THE
ESSENCE) after Tenant's receipt of the Offer Notice setting forth the revised Signage Terms.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the date first above written.

                         LANDLORD:

                         1440 BROADWAY PARTNERS, LLC
                         a Delaware limited liability company

                         By:  1440 BROADWAY PARTNERS CORP.,
                              Its Managing Member

                              By:  Max Capital Management Corp.,
                                   Manager

                         By:
                              ------------------------------
                              Adam C. Hochfelder, President

                         TENANT

                         ABOUT.COM, INC.

                         By:
                              ------------------------------
                              Name:
                              Title:




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